OFFICE BUILDING LEASE
Full Service Gross –Single Tenant Building(s)

LANDLORD:     6th& PINE DEVELOPMENT, LLC,
a California limited liability company
TENANT:         MOLINA HEALTHCARE, INC.,
a Delaware corporation

DATE:         February 28, 2013

FUNDAMENTAL LEASE PROVISIONS
The following fundamental lease provisions are incorporated into the Lease attached hereto and said provisions shall have the following meanings throughout the Lease.

(a)	Landlord: 6th& Pine Development, LLC, a California limited liability company.

(b)	Tenant: Molina Healthcare, Inc., a Delaware corporation.

(c)
Site and Project:    That certain real property having the primary address of 604 Pine Avenue, Long Beach, California, as more particularly described on Exhibit “A-1” attached hereto (the “Site”). A site plan of the Buildings, the On-Site Parking and related common areas and amenities (collectively, the “Project”) is attached hereto as Exhibit “A-2.”

(d)
Existing Building:    The office building located on the Site as of the date hereof and commonly known as the Press-Telegram Building, to be refurbished by Landlord pursuant to the terms of the Work Letter Agreement attached hereto as Exhibit “B” (the “Work Letter”).

(e)
New Building:    The office building to be constructed by Landlord on the Site and in the general location of the office building commonly known as the Meeker-Baker Building, pursuant to the terms of the Work Letter; the Existing Building (as refurbished) and the New Building shall sometimes be collectively referred to as the “Buildings” and each, as a “Building.”

(f)
Premises:    The entire Rentable Area of each Building. In addition to the Premises in each Building, Tenant has the exclusive right to use the On-Site Parking Spaces as provided in clause (u) below and Article 30.

(g)
Rentable Area of Existing Building:    Subject to Section 1.2, approximately 89,702 rentable square feet (“RSF”), consisting of (i) approximately 70,110 RSF of office space , and (ii) approximately 19,592 RSF of subterranean storage space (the “Storage Space”).

(h)	Rentable Area of New Building: Subject to Section 1.2 of the Lease, approximately 120,000 RSF of office space.

(i)	Rentable Area of Premises: The total Rentable Area of the Existing Building and the New Building.

(j)	Scheduled Commencement Date(s): (i) Existing Building: June 1, 2013. (ii) New Building: November 1, 2014.

(k)
Term:    (i)    Existing Building: Approximately eleven (11) years, six (6) months from the Commencement Date of the Existing Building and ending on the Expiration Date, unless extended pursuant to Exhibit “J” attached hereto or earlier terminated as provided in the Lease.

(ii)    New Building: Approximately ten (10) years, one (1) month from the Commencement Date of the New Building and ending on the Expiration Date, unless extended pursuant to Exhibit “J” attached hereto or earlier terminated as provided in the Lease.

(l)	Commencement Date(s): See Section 2.3.

(m)	Expiration Date: December 31, 2024, unless extended pursuant to Exhibit “J” attached hereto or earlier terminated as provided in the Lease.

(n)
Monthly Base Rent:    (i)    Existing Building. (A) For the period from the Commencement Date of the Existing Building through the date immediately preceding the first (1st) anniversary of the Commencement Date of the Existing Building, $2.70 per RSF for the Existing Building (excluding the Storage Space), and as increased by three point seven five percent (3.75%) per year on the first (1st) and each subsequent anniversary of the Commencement Date of the Existing Building (each such anniversary of the Commencement Date of the Existing Building being referred to herein as an “Adjustment Date”) thereafter through the end of the stated Term (subject to Exhibit “J” for the Extension Periods), and (B) for the period from the Commencement Date through the date immediately preceding the first Adjustment Date, $1.40 per RSF of the Storage Space, and as increased by three point seven five percent (3.75%) per year on the first (1st) and each subsequent Adjustment Date thereafter through the end of the stated Term (subject to Exhibit “J” for the Extension Periods).
(ii)    New Building. From and after the Commencement Date of the New Building through the end of the stated Term (subject to Exhibit “J” for the Extension Periods), the same per RSF rate as is in effect from time to time with respect to the Existing Building (other than the Storage Space), including any cumulative annual escalations therein.

(o)	Security Deposit: None.

(p)	Construction of Improvements: Landlord shall construct the Project, including the Tenant Improvements in the Existing Building and the New Building in accordance with the Work Letter.

(q)
Use:    General business, executive, professional, corporate, and administrative office use only, and any other use only. Notwithstanding the foregoing, Landlord agrees that Tenant may use the Premises, in connection with its general business activities, for meeting, training and conference purposes, for the preparation, service and providing of food and beverages for the Tenant Parties (as defined below), for health club and childcare facilities for the Tenant Parties and others (as long as such use is primarily to provide a service or amenity to Tenant’s employees, staff and invitees), on‑site sale of logo and amenity type merchandise to employees, display, testing and demonstration events, in each case subject to the restrictions set forth in Article 5 and Applicable Laws.

(r)	Tenant’s Address for Notices: Molina Healthcare, Inc. 200 Oceangate, Suite 100 Long Beach, CA 90802 Attention: General Counsel With a copies to:

Molina Healthcare, Inc.
200 Oceangate, Suite 100
Long Beach, CA 90802
Attention:     Mr. Salvador Gutierrez, AVP,             Facilities

and

Molina Healthcare, Inc..
200 Oceangate, Suite 100
Long Beach, CA 90802
Attention:     Chairperson of Corporate                 Governance and Nominating                 Committee of Board of Directors

(s)
Landlord’s Address for Notices:    6th& Pine Development, LLC
741 Atlantic Avenue
Long Beach, CA 90813
Attention:     604 Pine Landlord

With a copy to:
6th& Pine Development, LLC
741 Atlantic Avenue
Long Beach, CA 90813
Attention:     Property Manager

(t)	Landlord’s Broker: Cushman & Wakefield of California, Inc.

(u)
Parking:    As further described in Article 30, a total of up to seven hundred and thirteen (713) parking spaces, to be comprised of (a) (i) for the period commencing on the Commencement Date for the Existing Building and ending on the date immediately preceding the Commencement Date for the New Building, sixty (60) On-Site Parking Spaces (as defined in Section 30.2 below), and (ii) for the period commencing on the Commencement Date for the New Building and continuing through the Expiration Date, two hundred thirteen (213) On-Site Parking Spaces, and (b) for the period commencing on the Commencement Date for the Existing Building and continuing through the Expiration Date, up to five hundred (500) Off-Site Parking Spaces (as defined in Section 30.3 below), in each case as more particularly described in, and to be made available to Tenant in accordance with the terms of, Article 30 hereof. In the event of a discrepancy between this Section “u” and Article 30, the terms of Article 30 shall prevail.

(v)	Renewal Rights: See Exhibit “J” attached hereto.

(w)	Right of First Offer to Purchase: See Exhibit “I-1” attached hereto.

(x)	Option to Purchase: See Exhibit “I-2” attached hereto.

(y)	Base Year: Calendar Year 2015

(z)	Tenant’s Share: 100%

LEASE AGREEMENT
This LEASE AGREEMENT (this “Lease”), dated as of February 27, 2013 (the “Effective Date”), is made and entered into by and between 6th& PINE DEVELOPMENT, LLC, a California limited liability company (“Landlord”), and MOLINA HEALTHCARE, INC., a Delaware corporation (“Tenant”), who agree generally as follows:
GENERAL CONDITIONS
Landlord and Tenant agree that the following are general conditions which govern all of the rights and obligations of Landlord and Tenant and supersede, to the extent appropriate, any contrary provision in this Lease.
A.Consent/Duty to Act Reasonably. Unless the applicable provision of this Lease expressly references “sole” or “absolute” with respect to a consent right or other exercise of discretion (in which case such standard shall apply), (i) any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed, and (ii) whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, or make allocations or other determinations, Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant or landlord concerning the benefits to be enjoyed under this Lease.
B.Quality of Construction; Phasing of Construction; and Landlord Warranties.
(a)    Quality of Construction. Landlord hereby represents and warrants to Tenant and covenants that the Project, including the Tenant Improvements to be constructed in the Existing Building and New Building, will be constructed in accordance with the terms and conditions of the Work Letter and industry custom and practice for a “first-class” office project (taking into account that the Project involves (i) with respect to Phase I (as defined in the Work Letter) a material restoration and renovation of a historic building and (ii) with respect to Phase II (as defined in the Work Letter), material reconstruction of an existing building, whereby the historic façade will be retained and incorporated into the New Building), in each case free of all asbestos containing materials (“ACM”) or other Hazardous Materials (as defined in Section 38.12 below) and in full compliance with all Applicable Laws (as defined below), including, but not limited to, the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et seq. (“ADA”) and all Environmental Laws (as defined in Section 38.12 below) existing at the later of the time of construction or the execution of this Lease, which are applicable to such work in order to make the Project suitable for business offices. Landlord will be fully responsible for making all alterations and repairs to the Premises and the Project at its cost, and not as an Operating Expense, resulting from or necessitated by the failure by Landlord and/or Landlord’s contractor to comply with such Applicable Laws existing at the later of the time of construction or the execution of this Lease, or from Landlord’s and/or Landlord’s contractor’s utilization of any Hazardous Materials in violation of any Environmental Laws existing at the later of the time of construction or the execution of this Lease or which could pose a health risk to occupants of the Project. Landlord’s obligation to perform such work in accordance with Applicable Laws existing at the later of the time of construction or the execution of this Lease shall be deemed to continue with respect to such Applicable Laws and any obligation created by such Applicable Laws if the obligation was generally known as of the later of the time of construction or the execution of this Lease (and Landlord’s obligation shall exist and continue even though the time for performance under such Applicable Laws was contingent on (A) the passage of time, (B) the expenditure of money, (C) the performance of other work which would trigger such compliance, or (D) the expiration or termination of a variance or a grandfathered/grandmothered right). Accordingly, with respect to any costs that the Tenant incurs in connection with Alterations or in the performance of its maintenance and repair obligations under this Lease, which Tenant would not have incurred if the work performed by Landlord with respect to the Project was constructed in full compliance with the Applicable Laws in existence the later of the time of construction or the execution of this Lease, then Landlord shall be solely responsible for, and not as an Operating Expense, or shall otherwise reimburse Tenant for such costs or increases costs, as applicable, and Tenant shall not be responsible for all or any portion thereof. As used in this Lease, the term “Applicable Laws” shall mean all governmental regulations, ordinances, statutes or other laws of all governmental authorities with jurisdiction.
(b)    Phasing of Construction. Pursuant to the Work Letter, the Project is divided into two Phases. Phase I consists of Landlord’s Construction Work (as defined in the Work Letter) relating to the Existing Building and such other portions of the Project, including sixty (60) On-Site Parking Spaces and related common areas as necessary for Tenant’s use and occupancy of the Existing Building, and Phase II consists of the balance of the Project, including the New Building and the remaining one hundred fifty-three (153) On-Site Parking Spaces and related common areas, all as more particularly described and provided for in the Work Letter
(c)    Landlord Warranties.
(i)    In addition to Landlord’s other obligations set forth in this Lease, including, without limitation, the terms and conditions of subjection (a) above, General Condition N and Article 9 of this Lease, notwithstanding anything to the contrary set forth in this Lease or the Work Letter, for a period of one (1) year after the Substantial Completion of each of Phase of the Project (including the Tenant Improvements therein), Landlord shall, at Landlord’s sole cost and expense, and not as an Operating Expense, promptly repair or replace, or cause to be repaired or replaced, any portion of such Phase (including the Tenant Improvements therein) which shall be materially defective or shall fail to comply with the Approved Base Building Plans (as defined in the Work Letter) and the Approved TI Plans (as defined in the Work Letter) for such Phase. Such repair or replacement shall be commenced as soon as reasonably possible after Landlord’s receipt of written notice from Tenant of the need for such work, but only if such notice is given within such one (1) year period, and shall be diligently pursued to completion. For the purposes of this subsection:
(A)    Landlord may satisfy its obligation pursuant to this subsection by causing Landlord’s general contractor or any subcontractor, equipment manufacturer or material supplier who has provided a warranty, guaranty or quality instruction (collectively, the “Construction Warranties”) to perform such repair or replacement.
(B)    The provisions of this subsection shall not apply to any damage to any Phase of the Project (including the Tenant Improvements therein) caused by

Tenant or any of Tenant’s employees, agents, contractors, licensees, directors, officers, partners, trustees, visitors or invitees (excluding, however, for purposes of the foregoing, any principal of the Landlord) (each, a “Tenant Party,” and collectively, the “Tenant Parties”) or any vandal or any casualty (fire, wind, rain, lightning, etc.). Landlord’s obligations under this subsection shall be limited to defects in the original construction of and failures of such Phase of the Project to comply with Approved Base Building Plans (as defined in the Work Letter) and the Approved TI Plans (as defined in the Work Letter) for such Phase.
(C)    During any period of repair or replacement by Landlord pursuant to this subsection, Base Rent and Additional Rent shall be abated to the extent, if at all, that Tenant’s operations in the applicable portion of Premises are substantially interfered with, including totally if applicable, in accordance with General Condition F below. Subject to the next sentence, such abatement shall be Tenant’s sole remedy in the event of a repair or replacement by Landlord. Notwithstanding the provisions of the immediately preceding sentence, to the extent that Landlord is able to recover the same from any contractor, insurer or other warranting party, Tenant shall be entitled to any damages incurred by Tenant during any such period of repair or replacement.
(ii)    Upon the expiration of the one (1) year period specified in this subsection with respect to each Phase of the Project, Landlord shall assign and deliver to Tenant and cause its general contractor to assign and deliver to Tenant all Construction Warranties with respect to such Phase relating to any portion of the Premises that Tenant is responsible during the Term of this Lease to maintain and repair pursuant to Article 7. Such assignment(s) shall be on a form reasonably acceptable to Tenant. Landlord shall ensure that Tenant is listed as third party beneficiary in all construction contract(s) and subcontract(s) with respect to all such Construction Warranties and that that all such Construction Warranties are fully assignable to Tenant without the consent or approval of such general contractor, subcontractor, equipment manufacturer or material supplier.
C.Covenants and Agreements. The failure of Landlord or Tenant to insist in any instance on the strict keeping, observance or performance of any covenant or agreement contained in this Lease, or the exercise of any election contained in this Lease, shall not be construed as a waiver or relinquishment for the future of such covenant or agreement, but the same shall continue and remain in full force and effect.
D.Non-Disturbance, Attornment and Subordination Agreement. Landlord agrees that, on or before the date that is thirty (30) days following the Effective Date, it will provide, without cost to or charge of, Tenant with a non‑disturbance, subordination and attornment agreement (“non-disturbance agreement”) in favor of Tenant from East West Bank (“Existing Mortgagee”) in substantially the form attached hereto as Exhibit “H” (the “Approved SNDA”), in consideration of Tenant’s execution and delivery of, and as a condition precedent to the effectiveness of, this Lease. Said non‑disturbance agreement may be recorded at Tenant’s election and expense. In the event that Landlord is unable to deliver an Approved SNDA from Existing Mortgagee on or before such date, Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord, and this Lease will terminate and become null and void. Upon any such termination, neither Landlord nor Tenant shall have any further rights or obligations under this Lease, except for those indemnity provisions and other provisions, which pursuant to General Condition Q below, survive such termination.
Landlord further agrees to provide Tenant with a non‑disturbance agreement in favor of Tenant from any other ground lessors, mortgage holders, lien holders or mezzanine debt lien holders (each, a “Superior Mortgagee”) of Landlord who later come(s) into existence at any time prior to the expiration of the Term, as it may be extended, in a form acceptable to Tenant, in consideration of, and as a condition precedent to, Tenant’s agreement to be bound by Section 18.1 below. Said non‑disturbance agreement shall be deemed acceptable to Tenant if it is in recordable form and is substantially consistent with the terms of the Approved SNDA, or otherwise shall be acceptable to Tenant in its sole discretion, and may be recorded at Tenant’s election and expense.
E.Notice. All references in this Lease to “notice” shall mean written notice given in compliance with Article 32 of this Lease.
F.Abatement of Rent When Tenant Is Prevented From Using Premises. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days or ten (10) business days in any twelve (12) month period (the “Eligibility Period”) as a result of (i) any damage or destruction to the Premises, the On-Site Parking Spaces, the Off-Site Parking Spaces and/or the Project, (ii) any repair, maintenance or alteration performed by Landlord after the applicable Commencement Date, which substantially interferes with Tenant’s use of the Premises, the On-Site Parking Spaces, the Off-Site Parking Spaces and/or the Project, (iii) any failure by Landlord to provide Tenant with access to the Premises, the On-Site Parking Spaces, the Off-Site Parking Spaces and/or the Project, (iv) because of breach of any of Landlord’s warranties set forth in General Condition B, or (v) the exercise by Tenant of its rights to complete construction of the Project as set forth in General Condition I, then Tenant’s Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the RSF of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total RSF of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the RSF of such reoccupied portion of the Premises bears to the total RSF of the Premises, shall be payable by Tenant from the date such business operations commence. If Tenant’s right to abatement occurs during a free rent period (for these purposes, free rent shall be deemed to include half rent, etc.) which arises after the Commencement Date, Tenant’s free rent period shall be extended for the number of days that the abatement period overlapped the free rent period (“Overlap Period”). Landlord shall have the right to extend the Expiration Date for a period of time equal to the Overlap Period if Landlord sends a notice to Tenant of such election within ten (10) days following the end of the extended free rent period. If Tenant’s right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Premises and/or Tenant’s property, Tenant’s abatement period shall continue until Tenant has been given sufficient time, and sufficient access to the Premises to rebuild such portion it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed and/or damaged as a result of such damage or destruction and/or eminent domain taking and to move in over a weekend. To the extent Tenant has prepaid rent (as it does each month since Rent is due on the first day of each month) and Tenant is subsequently entitled to an abatement, such prepaid, and subsequently abated, Rent should be refunded to, and paid by Landlord to, Tenant within thirty (30) days after the end of the appropriate month.
G.Arbitration. With the exception of the arbitration provisions which shall specifically apply to the determination of (i) the Fair Market Rental Rate, as set forth in Exhibit “J” attached hereto [Options to Extend], and (ii) the Fair Market Value, as set forth in Exhibit “I-2” [Option to Purchase], the provisions of this General Condition G contain the sole and exclusive method, means and procedure to resolve any and all disputes or disagreements, including whether any particular matter constitutes, or with the passage of time would constitute, an event of default (“Event of Default”). The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the provisions of this General Condition G. Any and all attempts to circumvent the provisions of this General Condition G shall be absolutely null and void and of no force or effect whatsoever. As to any matter submitted to arbitration to determine whether it would, with the passage of time, constitute an Event of Default, such passage of time shall not commence to run until any such affirmative determination, so long as it is simultaneously determined that the challenge of such matter as a potential Event of Default was made in good faith, except with respect to the payment of money. With respect to the payment of money, such passage of time shall not commence to run only if the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made “under protest,” which shall occur when such payment is accompanied by a good‑faith notice stating why the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in the following:
(a)    Except as otherwise provided above, all disputes and disagreements shall be determined by final and binding arbitration without appeal or review, pursuant to the laws of the State of California including the limitations period applicable, before a single arbitrator (the “Arbitrator”) at a location determined by the Arbitrator in Los Angeles County, California and administered by JAMS (or its successor) (“JAMS”). If JAMS shall not then exist, or refuses to accept submission of such dispute, such arbitration shall be conducted before such other organization as to which the parties to the dispute may agree. If the parties to the dispute are unable to so agree within fifteen (15) days after the dispute arises, the organization shall be selected by the presiding judge of the Los Angeles County Superior Court or his or her designee upon application by any party to the dispute. Judgment upon any award rendered by the Arbitrator may be entered by any state or federal court having jurisdiction thereof. Any Arbitrator appointed or selected pursuant to this General Condition G shall be a retired judge of the Superior Court or Court of Appeal of the State of California or a retired Federal District Court judge.
(b)    Any arbitration pursuant to this General Condition G shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the “Arbitration Notice”) of a demand to arbitrate to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. Any arbitration pursuant to this General Condition G shall be conducted in accordance with the Comprehensive Arbitration Rules and Procedures of JAMS then in effect (the “Rules”), regardless of the amount in dispute, except that, whether or not such Rules so provide:
(i)    The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues to be arbitrated. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchanges of summaries of testimony of proposed witnesses and examination by deposition of parties and third-party witnesses.
(ii)    There shall be no mediation or settlement conferences unless all parties agree thereto in writing.
(iii)    Discovery shall be limited to that permitted by the Rules, and the Arbitrator shall have discretion to determine the scope thereof.
(iv)    All motions shall be in letter form and hearings thereon shall be by conference telephone calls unless the Arbitrator orders otherwise.
(v)    Hearings of motions shall require only twenty (20) days prior written notice.
(vi)    All notices in connection with any arbitration may be served in any manner permitted by Article 32 of this Lease.
(vii)    Fees and costs paid or payable to JAMS shall be included in “reasonable expenses” for purposes of Section 12.4(b). The arbitrator shall specifically have the power to award to the “prevailing party” such party’s reasonable expenses incurred in such proceeding, except as otherwise provided in subsection (c) below. Reasonable expenses shall include any reasonable attorneys’ fees. The prevailing party shall be the party whose proposal for the resolution of the dispute is the closer to that adopted by the Arbitrator.
(viii)    The selection of the Arbitrator (who must be a retired judge) shall be in accordance with the then existing Rules. In the event that the parties are unable to agree upon an arbitrator within the period of time allowed for them to select an arbitrator, JAMS will provide a list of three available retired judges and each party may strike one. The remaining judge (or if there are two, the one selected by the administrator of the Los Angeles County office of JAMS) will serve as the arbitrator.
(ix)    In rendering a decision, the Arbitrator shall determine the rights and obligations of the parties according to the terms of this Lease and the substantive and procedural laws of the State of California. The Arbitrator’s decision shall be based on the evidence introduced at the hearing, including any logical and reasonable inferences therefrom. The decision must be based upon, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues.
(x)    The Arbitrator may make any determination, and/or grant any relief that is just and equitable, other than an award of exemplary or punitive damages. The Arbitrator’s decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in California Code of Civil Procedure Section 1286.2, subsections (a), (b), (c), (e) and (f). The validity and enforceability of the Arbitrator’s decision is to be determined exclusively by the Courts of the State of California pursuant to the provisions of this Lease.
(c)    As soon as practicable after selection of the Arbitrator, JAMS, working with the Arbitrator, shall determine a reasonable estimate of anticipated fees and costs of the arbitration and shall deliver a statement to each party setting forth that party’s pro rata share of such fees and costs. Each party shall deposit its pro rata share of such fees and costs with JAMS within ten (10) days after receipt of such statement. If any party fails to make a required deposit hereunder, the other party may make such deposit on behalf of the defaulting party and the amount of such deposit, plus interest thereon at the Interest Rate from date of deposit to date of repayment, shall be awarded against the defaulting party by the Arbitrator in making any final arbitration award without regard to whether the defaulting party is the prevailing party in the arbitration pursuant to this General Condition G.
H.Access to Building and Parking. Tenant shall be granted access to the Buildings, the Premises, the On-Site Parking Spaces and the Project twenty-four (24) hours per day, seven (7) days per week, every day of the year. Tenant shall be granted access to the Off-Site Parking Spaces pursuant to the terms of Article 30 hereof.
I.Right to Repair and Complete Construction. Notwithstanding any provision set forth in this Lease to the contrary, (i) if Tenant provides written notice (or oral notice in the event of an emergency such as damage or destruction to or of any portion of the Buildings and/or anything that could cause material disruption to Tenant’s business) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance, and Landlord fails to commence such action within a reasonable period of time, given the circumstances, or (ii) if Tenant has the right to provide a Termination Notice (as defined in Section 2.6 of this Lease) to Landlord as a result of Landlord’s failure to complete construction of the Project as required by General Condition B and the Work Letter, in each case after the receipt of such notice, but in any event not later than seven (7) days after receipt of such notice, then Tenant may, but shall not be required to, proceed to take the required action or to complete construction of the Project upon delivery of an additional three (3) business days’ notice to Landlord in the case of a repair and upon delivery of an additional sixty (60) days’ notice to Landlord in the case of an intention to complete construction of the Project, specifying that Tenant is taking such required action or intends to complete construction of the Project (provided, however, that in the case of any failure by Landlord to repair and/or maintain the Premises or the Buildings, neither of the notices shall be required in the event of an emergency which threatens life or where there is imminent danger to property or a possibility that a failure to take immediate action could cause a material disruption in Tenant’s normal and customary business activities), and if such action was required under the terms of this Lease to be taken by Landlord or was taken by Tenant as a result of occurrence of a Termination Condition (as defined in Section 2.6 of the Lease), and was not taken by Landlord within such ten (10) day period (unless such notice was not required as provided above), then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in taking such action plus interest thereon at the Interest Rate as defined in General Condition O below plus rent abatement to the extent Tenant would have otherwise been entitled to rent abatement under General Condition F. Landlord agrees that Tenant will have access to the Project (including the Building Systems (as defined in General Condition N below) and the Building Structure (as defined in General Condition N below)) to the extent necessary to perform the work contemplated by this provision. Further, Landlord agrees that it shall cooperate with Tenant in connection with Tenant’s effort to complete construction of the Project, including providing Tenant’s instructions or directions to any applicable contractors and/or assignment to Tenant of Landlord’s rights in and to any applicable construction, engineering or design contracts in furtherance thereof. In the event Tenant takes such action, and such work will affect the Building Structure and/or the Building Systems, Tenant shall use only those contractors used or reasonably approved by Landlord for work on such Building Structure or Building Systems, unless such contractors are unwilling or unable to perform (and are able to immediately perform), or timely and competitively perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings (as defined in Exhibit “J”).
J.Right to Terminate Upon Discovery of Hazardous Material/Conditions.
(a)    Notwithstanding anything in this Lease, and except as expressly set forth below, in the event that Tenant is notified or becomes aware of the fact that as a result of:
(i)    any discovery of Hazardous Materials in, on or around the Project not placed in, on or around the Project by Tenant or any Tenant Party, that may, considering the nature and amount of the substances involved, interfere with Tenant’s use of all or a portion of the Premises or which may present a health risk to any occupants of the Premises); or
(ii)    the discovery of any other Hazardous Material with respect to the Premises or the Project not caused by Tenant or any Tenant Party, which would make it dangerous or unsafe for Tenant or any Tenant Party to conduct their normal and customary business operations from the Premises or Project (each of the items set forth in provision (a)(i) or (ii) being referred to herein as a “Trigger Event”),
Tenant cannot, within six (6) months (“Non-Use Period”) of the discovery by Tenant of the Trigger Event, be given reasonable use of, and access to, a safe and healthful Premises, then Tenant may thereafter elect at any time to exercise an on‑going right to terminate this Lease upon ten (10) days’ written notice sent to Landlord at any time following the expiration of the Non-Use Period.
(b)    In the event of any Trigger Event occurring during the last year of the Term or, if an applicable renewal option has been exercised, during the last year of any renewal Term, should the Non‑Use Period continue for thirty (30) days, Tenant may elect to exercise an on‑going right to terminate this Lease upon ten (10) days’ written notice sent to Landlord at any time following the expiration of the Non‑Use Period.
K.Interest on Past Due Obligations. Except with respect to the late payment of Rent (which shall be governed by the provisions of Section 3.2), whenever one party is obligated pursuant to this Lease to make a payment to the other party, if such payment is not paid when due, then the party who does not make such payment when due shall pay interest at the Interest Rate (as such term is defined in General Condition O) to the party on the unpaid amount from the date such amount was due until the date such amount is paid.
L.When Payment Is Due. Whenever in this Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words “immediately”, “promptly” and/or “on demand”, or the equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the party which is entitled to such payment sends written notice to the other party demanding payment.
M.Landlord Bankruptcy Proceeding. In the event that the obligations of Landlord under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving the Landlord as the debtor, or following the rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code, then notwithstanding any provision of this Lease to the contrary, and in addition to any and all other remedies permitted by this Lease and/or by Applicable Laws Tenant shall have the right to set off against Rents next due and owing under this Lease (a) any and all damages caused by such non-performance of Landlord’s obligations under this Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (b) any and all damages caused by the non-performance of Landlord’s obligations under this Lease following any rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code.
N.Building Structure and Building Systems. As used in this Lease, the term “Building Structure” shall mean the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas (including the On-Site Parking Spaces), stairwells, escalators, elevator cabs, plazas, pavement, sidewalks, curbs, entrances, landscaping, art work, sculptures, washrooms, mechanical, electrical and telephone closets, and all public areas and other exterior portions of the Building and Project, and the term “Building Systems” shall mean the mechanical, electrical, life safety, fire detection, fire alarm, plumbing, sprinkler systems (connected to the core) and HVAC systems (including primary and secondary loops connected to the core) (“Building Systems). As further provided in Article 9, and subject to the right of Landlord to receive Additional Rent as provided for in Article 4, Landlord shall at all times during the Term maintain the Building Structure and Building Systems in first class condition and repair and shall operate the Project as a first class office building. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to make any repair to, modification of, or addition to the Building Structure and/or the Building Systems and/or the Site except and to the extent required because of Tenant’s use of all or a portion of the Premises for other than normal and customary business office operations.
O.Interest Rate. The “Interest Rate” is defined as the lesser of (i) the rate publicly announced from time to time, by the largest (as measured by deposits) state chartered bank operating in California, as its Prime Rate or its Reference Rate or other similar benchmark, plus two percent (2%), or (ii) the maximum rate permitted by law.
P.Other Temporary Uses. Notwithstanding anything to the contrary in this Lease, Landlord agrees that from time to time, Tenant may use the Premises and Project, at no cost, for filming and taping of entertainment productions, staff and customer parties and other temporary uses provided that Tenant agrees to indemnify Landlord for any damages pursuant to Section 12.2(a).
Q.Survival of Provisions Upon Termination of Lease. This Lease shall survive the expiration of the Term to the extent necessary that any term, covenant or condition of this Lease which requires the performance of obligations or forbearance of an act by either party hereto after the termination of this Lease. Such survival shall be to the extent reasonably necessary to fulfill the intent thereof, or if specified, to the extent of such specification, as same is reasonably necessary to perform the obligations and/or forbearance of an act set forth in such term, covenant or condition. Notwithstanding the foregoing, in the event a specific term, covenant or condition is expressly provided for in such a clear fashion as to indicate that such performance of an obligation or forbearance of an act is no longer required, then the specific shall govern over the General Provisions of this Lease.
R.Financing Contingency. Notwithstanding anything set forth in this Lease to the contrary, the effectiveness of this Lease is contingent upon Tenant’s receipt of evidence reasonably acceptable to Tenant that Landlord has obtained a binding commitment, subject to customary qualifications for a transaction of this nature, either from Existing Mortgagee or another commercial lender reasonably acceptable to Tenant in an amount sufficient to complete the construction of the entire Project on or before the date that is no later than sixty (60) days after the Effective Date (the “Financing Period”). Landlord shall in good faith apply for and diligently pursue the closing of such financing, including, without limitation, the submittal of all information reasonably requested by Existing Mortgagee or another potential lender(s) reasonably acceptable to Tenant. In the event that Landlord is unable (despite such good faith efforts) to obtain such financing commitment on or before the end of the Financing Period, Tenant may elect to terminate this Lease by delivering thirty (30) days written notice thereof to Landlord during which notice period Landlord shall have the right to obtain the financing commitment in satisfaction of its obligations under this General Condition R, and this Lease will terminate and become null and void. Upon any such termination, neither Landlord nor Tenant shall have any further rights or obligations under this Lease, except for those indemnity provisions and other provisions, which pursuant to General Condition Q above, survive such termination.

S.Impound for Insurance Premiums and Tax Expenses. Landlord and Tenant acknowledge that Landlord is and may be required in the future to impound funds, on a monthly basis, sufficient to pay the annual Insurance Premiums and Tax Expenses (the “Required Impound Payments”) due with respect to the Project (the “Impound Obligations”) with Existing Mortgagee, or with another Superior Mortgagee. Landlord agrees that in the event that it must satisfy any Impound Obligations, it shall promptly pay the Required Impound Payments to either Existing Mortgagee or any other Superior Mortgagee, as the case may be, which shall be held by such lender and which shall be disbursed to pay the Insurance Premiums and Tax Expenses prior to delinquency. In the event that Landlord is not required by Existing Mortgagee or any other Superior Mortgagee during the Term of this Lease to satisfy the Impound Obligations with respect to the Required Impound Payments, Landlord agrees that it shall promptly notify Tenant in writing of such fact and open a segregated bank account with a national bank reasonably acceptable to Tenant (and in no event later than five (5) business days after the expiration or termination of the prior existing Impound Obligations) to receive from Landlord the Required Impound Payments. Such Required Impound Payments deposited in to such account shall only be used by Landlord to pay the Insurance Premiums and Tax Expenses prior to delinquency.
SPECIFIC TERMS AND CONDITIONS
Landlord and Tenant specifically agree as follows:
ARTICLE 1 - PREMISES
1.1    Lease of Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in provision (f) of the Fundamental Lease Provisions. Notwithstanding the foregoing, Landlord reserves the right to use up to 1,000 RSF located on the 5th floor of the Existing Building, as shown on the Final Phase I Base Building and Site Plans (as defined in the Work Letter) as the management office for Project (the “Management Office”). Landlord’s use of the Management Office shall not reduce the RSF of the Existing Building for purposes of determining the Rent due from Tenant hereunder, but otherwise shall be excluded from the “Premises” for all other purposes of this Lease.
1.2    Final Measurement of the Premises. Landlord and Tenant hereby acknowledge and agree that, with respect to each Building, the stated amount of RSF described in clauses (g) and (h) of the Fundamental Lease Provisions is not a representation or warranty of the exact number of RSF therein, but rather is only a reasonable approximation and that, in connection with the Substantial Completion of each Building, Landlord shall cause a third-party architect reasonably acceptable to Tenant to measure the applicable Building in accordance with the standards set forth in ANSI Z65.1 2010 for measuring floor area in office buildings, utilizing the Gross Building Area method for single occupant buildings on pages 10-11, as promulgated by the Building Owners and Managers Association (the “BOMA Standard”). In the event that the applicable Commencement Date occurs prior to the Substantial Completion of the applicable Building pursuant to Section 2.3(b) below, Base Rent shall be determined based on the RSF set forth in clause (g) or (h) of the Fundamental Lease Provisions, as applicable, and if the final measurement later produces a RSF number in excess of or lower than the RSF number set forth in clause (g) or (h) of the Fundamental Lease Provisions, as applicable, any payments due to Landlord from Tenant based upon the amount of RSF contained in the applicable Building shall be proportionally, retroactively and prospectively reduced or increased, as appropriate, to reflect the actual RSF number, as properly measured under the BOMA Standard. If a dispute occurs regarding the final accuracy of such measurements, such dispute will be resolved pursuant to binding arbitration pursuant to General Condition G.
1.3    Right of First Offer to Purchase. Tenant’s rights and obligations with respect to the Right of First Offer to Purchase are set forth in Exhibit ”I-1” attached and incorporated into this Lease by this reference.
1.4    Option to Purchase. Tenant’s rights and obligations with respect to its Option to Purchase are set forth in Exhibit ”I-2” attached and incorporated into this Lease by this reference.
ARTICLE 2 - TERM
1.5    Effective Date. This Lease will become binding and effective on the Effective Date.
1.6    Term of Lease. The term of this Lease (“Term”) shall be for the term set forth in provision (k) of the Fundamental Lease Provisions beginning on the Commencement Date, as such term is defined below, and, unless sooner terminated as hereinafter provided, ending on the Expiration Date specified in provision (m) of the Fundamental Lease Provisions or, when appropriate, at the end of the applicable Extension Period to the extent the rights to extend are exercised pursuant to Exhibit “J”.
1.7    Delivery of Premises; Commencement Date(s).
(a)    The Premises will be delivered and occupied by Tenant in two Phases. Phase I will include delivery of the Existing Building which will be delivered to Tenant when Landlord’s Construction Work with respect to Phase I (including the Tenant Improvements therein) is Substantially Complete and the Existing Building is ready for occupancy. Phase II will include delivery of the New Building which be delivered to Tenant when Landlord’s Construction Work with respect to Phase II (including the Tenant Improvements therein) is Substantially Complete and the New Building is ready for occupancy.
(b)    The “Commencement Date” and Tenant’s obligation to pay the Rent, as such term is defined below, shall commence with respect to each Building on the earlier of (i) the date Tenant commences business operations from such Building, and (ii) five (5) business days following the date which is after the earlier of the following (the “Move-In Period”):
(i)    With respect to the Existing Building, the earlier of (A) the date Landlord delivers to Tenant a factually correct written notice stating that Landlord’s Construction Work with respect to Phase I is Substantially Complete and confirming the amount of RSF in the Existing Building, as determined in accordance with the BOMA Standard pursuant to Section 1.2 above, and (B) the date Landlord delivers to Tenant a factually correct written notice stating the date that Landlord’s Construction Work with respect to Phase I would have been Substantially Complete were it not for any Tenant Delays (as defined in the Work Letter); and

(ii)    With respect to the New Building, the earlier of (A) the date Landlord delivers to Tenant a factually correct written notice stating that Landlord’s Construction Work with respect to Phase II is Substantially Complete, and confirming the amount of RSF in the New Building, as determined in accordance with the BOMA Standard pursuant to Section 1.2 above, and (B) the date Landlord delivers to Tenant a factually correct written notice stating the date that Landlord’s Construction Work with respect to Phase II would have been Substantially Complete were it not for any Tenant Delays.
Tenant understands that it is in Landlord’s best economic interests to have Landlord’s Construction Work with respect to each Phase Substantially Completed as soon as reasonably possible in order to have the Commencement Date for the applicable Building occur as early as possible, and Tenant understands that to the extent that Landlord’s Construction Work with respect to such Phase is not Substantially Completed because of Tenant Delays, the Commencement Date for the applicable Building will nevertheless occur on the date Landlord’s Construction Work for such Phase would have completed had Tenant Delays not occurred.
1.8    Early Entry Into Premises. Landlord shall permit Tenant to enter the Premises of each Building no later than thirty (30) days prior to the anticipated Commencement Date for the purpose of installing furniture, special flooring or carpeting, trade fixtures, telephones, computers, photocopy equipment and other business equipment (“Early Entry Work”). Tenant’s Early Entry Work shall not cause the Landlord to incur any additional costs (i.e. accelerated schedule(s), out of sequence work, expedited material deliveries etc.) to accommodate Tenant’s Early Entry Work. Such early entry shall not advance the Commencement Date, nor trigger the commencement of any Move-In Period, provided Tenant does not commence regular business operations from the Premises. In connection with such early entry, Landlord shall not be responsible for any loss caused by Tenant or those entering the Premises on behalf of Tenant to perform such Early Entry Work, including theft, damage or destruction to any work or material installed or stored by Tenant or any contractor or individual involved in the construction of the Tenant Improvements, or for any injury to Tenant or any Tenant Party or to any other person and provided further that Landlord shall have the right to post the appropriate notices of non‑responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to Article 12 hereof.
1.9    Notice of Commencement Date. Landlord or Tenant may send the other party notice of the occurrence of the Commencement Date with respect to each Building in the form of the attached Exhibit “C”, which notice the receiving party shall acknowledge by executing a copy of the notice and returning it to the sending party. If the receiving party disputes the accuracy of the information contained in the notice, and the parties are unable to mutually agree as to the Commencement Date, either party may submit the dispute to arbitration pursuant to General Condition G.
1.10    Option to Terminate Because of Non‑Commencement or Completion. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall have the right, at Tenant’s sole option, to elect to terminate this Lease by delivery to Landlord of a notice (the “Termination Notice”) if (each, a “Termination Condition”):

(a)    [Intentionally Deleted];
(b)    Once Landlord commences physical construction of Landlord’s Construction Work with respect to Phase I, Landlord fails to diligently prosecute the same to completion, subject to any Tenant Delays and/or Force Majeure Delays;
(c)    Landlord has not delivered the Existing Building to Tenant with all of Landlord’s Construction Work for Phase I Substantially Completed by July 1, 2013 (the “Existing Building Outside Delivery Date”), which Existing Building Outside Delivery Date will be extended one (1) day for each day Landlord is delayed in constructing Landlord’s Construction Work for Phase I because of any Tenant Delays and/or Force Majeure Delays (as defined in the Work Letter), provided that in no event shall the Existing Building Outside Delivery Date be extended as a result of any Force Majeure Delays beyond December 31, 2013;
(d)    Landlord fails to commence physical construction (not merely drawings or design work) of Landlord’s Construction Work with respect to Phase II on or before October 1, 2013;
(e)    Once Landlord commences physical construction of Landlord’s Construction Work with respect to Phase II, Landlord fails to diligently prosecute the same to completion, subject to any Tenant Delays and/or Force Majeure Delays; or
(f)    Landlord has not delivered the New Building to Tenant with all of Landlord’s Construction Work for Phase II Substantially Completed by December 1, 2014 (the “New Building Outside Delivery Date”), which New Building Outside Delivery Date will be extended one (1) day for each day Landlord is delayed in constructing Landlord’s Construction Work for Phase II because of any Tenant Delays and/or Force Majeure Delays, provided that in no event shall the New Building Outside Delivery Date be extended as a result of any Force Majeure Delays beyond June 30, 2015.
If Tenant is entitled to and delivers to Landlord a Termination Notice, this Lease shall be deemed terminated effective sixty (60) days after Tenant’s delivery of such Termination Notice, unless within such sixty (60) day period (i) in the case of clauses (c), (d) or (f) above, Landlord shall have satisfied the applicable Termination Condition which was not satisfied by the applicable date provided for in such clause, or (ii) in the case of clauses (b) or (e), Landlord shall have recommenced to and thereafter continue to diligently prosecute Landlord’s Construction Work to completion. Tenant’s right to terminate pursuant to this Section 2.6 shall be Tenant’s sole remedy in the event a Termination Condition is not satisfied.
1.11    Options to Extend Term. Tenant’s rights and obligations with respect to extending the Term are set forth in Exhibit “J” attached hereto.
ARTICLE 3 - RENT
1.12    Payment of Rent. Without prior notice or demand, without set off or deduction whatsoever (except for Tenant’s Rent abatement rights as provided in General Condition B, F and/

or I or as otherwise expressly provided in this Lease), Tenant agrees to pay Landlord, as rent (“Base Rent”) for the Premises, Monthly Base Rent in the amount specified in or determined pursuant to provision (n) of the Fundamental Lease Provisions. Such Monthly Base Rent shall be paid monthly in advance beginning on the applicable Commencement Date on or before the first day of each calendar month thereafter during the entire Term. On the applicable Commencement Date, Tenant shall pay to Landlord the prorated Monthly Base Rent attributable to the month in which the applicable Commencement Date occurs if the applicable Commencement Date occurs on a date other than the first day of a calendar month.
1.13    Late Charge. Landlord and Tenant acknowledge that the late payment by Tenant of Rent or the late payment by Landlord of amounts owed to Tenant under this Lease will cause the party who was entitled to receive such payment (“Payee”) to incur damages, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and extremely difficult to fix. Landlord and Tenant agree that if the Payee does not receive a payment within five (5) days following the delivery by Payee of notice to the other party (“Payor”) that such payment is overdue, Payor shall pay to Payee a late charge equal to five percent (5%) of the delinquent amount, or the sum of One Hundred Dollars ($100.00), whichever is greater, as liquidated damages for the damages which Payee is likely to incur for the thirty (30) day period following the due date of such payment. Further, all portions of a payment not paid within thirty (30) days following its due date and all late charges associated therewith shall bear interest at the Interest Rate (as such term is defined in General Condition O) beginning on the thirty-first (31st) day following the due date of such payment and continuing until such payment, late charges and interest are paid in full to Payee. Acceptance of the late charge by Payee shall not cure or waive a default, nor prevent Payee from exercising, before or after such acceptance, any of the rights and remedies for a default provided by this Lease or at law. Payment of the late charge is not an alternative means of performance of Payor’s obligation at the times specified in this Lease. Payor will be liable for the late charge regardless of whether Payor’s failure to pay when due constitutes a default under this Lease.
ARTICLE 4 - ADDITIONAL RENT
1.14    General Terms. Commencing with the first (1st) day after the Base Year, in addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay Tenant’s Share (as defined below) of the annual Direct Expenses (as defined below) which are in excess of the amount of Direct Expenses over the Allowance (as defined below). “Allowance” shall be the total dollar amount of Direct Expenses actually incurred by Landlord during the Base Year for the Buildings. Landlord and Tenant agree that, notwithstanding anything contained in this Lease to the contrary, commencing with the first Expense Year (as defined below) following the Base Year, and for each Expense Year thereafter, the aggregate Controllable Operating Costs, as that term is defined below, shall not increase more than five percent (5%) in any Expense Year over the maximum amount of the aggregate Controllable Operating Costs chargeable for the immediately preceding Expense Year, with no limit on the aggregate Controllable Operating Costs during the Base Year (except as provided in the definition of Operating Costs below) (the “Annual Cap”). “Controllable Operating Costs” shall mean all Operating Costs except utility costs, costs of services provided under a union contract and costs associated with repairs due to casualty, vandalism or other source outside of Landlord’s reasonable control and in no event shall Controllable Operating Costs include Tax Expenses or Insurance Premiums. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease including the parking charges (as set forth in Article 30), are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent”. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent, related to the period of time during which the Lease is in effect, provided for in this Article 4 shall survive the expiration of the Lease Term.
1.15    Procedure for Payment of Tenant’s Share of Direct Expenses. Commencing with the first (1st) day after the Base Year, Tenant shall pay Tenant’s Share of any excess Direct Expenses over the Allowance, and subject at all times to the Annual Cap, as follows:
(a)    Landlord may, from time to time by providing at least thirty (30) days advance written notice to Tenant, reasonably estimate in advance the amounts Tenant shall owe on a monthly basis for Direct Expenses over the Allowance for any full or partial Expense Year of the Term. Such estimate shall be subject at all times to the Annual Cap. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first (1st) day of each calendar month, together with Tenant’s payment of Monthly Base Rent.
(b)    Within one hundred twenty (120) days after the end of each Expense Year after the Base Year, or as soon thereafter as practicable, Landlord shall provide a statement itemized on a line item by line item basis (the “Statement”) to Tenant showing: (i) the amount of actual Direct Expenses for such Expense Year and for the preceding Expense Year (including the amount of Controllable Operating Costs for each such Expense Year), (ii) any amount paid on an estimated basis by Tenant toward excess Direct Expenses over the Allowance during such Expense Year and (iii) any revised estimate of Tenant’s obligations for excess Direct Expenses over the Allowance, and subject to the Annual Cap, for the current Expense Year.
(c)    If the Statement shows that Tenant’s estimated payments were less than Tenant’s actual obligations for excess Direct Expenses over the Allowance and subject to the Annual Cap for such Expense Year, Tenant shall pay the difference. If the Statement shows an increase in Tenant’s estimated payments for the current Expense Year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current Expense Year through the month in which the Statement is sent. Tenant shall make such payments within thirty (30) days after Tenant receives the Statement.
(d)    If the Statement shows that Tenant’s estimated payments exceeded Tenant’s actual obligations for excess Direct Expenses over the Allowance, and subject to the Annual Cap, Tenant shall receive a credit of such difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference within thirty (30) days after Landlord sends the Statement. In no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant any decrease in Base Rent or any credit against any other sums payable by Tenant under this Lease.

(e)    So long as Tenant’s obligations hereunder are not materially adversely affected, Landlord reserves the right to change, from time to time, but not more frequently than once in any twelve (12) month period, the manner or timing of the foregoing payments. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord but any delay by Landlord (or any successor to Landlord in the event the Building is conveyed to a new owner during the Term) in billing Tenant for Tenant’s Share of any excess Direct Expenses over the Allowance, and subject to the Annual Cap, of more than three (3) years, or two (2) years if this Lease has terminated, from the date Landlord incurred such Direct Expenses shall be deemed a waiver of Landlord’s right to require payment of Tenant’s obligations on account of any such Direct Expenses.
(f)    If Tenant’s obligation to pay Tenant’s Share of excess Direct Expenses over the Allowance commences other than on January 1, or ends other than on December 31, Tenant’s obligation to pay estimated and actual amounts toward excess Direct Expenses over the Allowance, and subject to the Annual Cap, for such first or final calendar years shall be prorated to reflect the portion of such years included within the period for which Tenant is obligated to pay Tenant’s Share of such Direct Expenses. Such proration shall be made by multiplying the total estimated or actual (as the case may be) excess Direct Expenses over the Allowance, subject to the Annual Cap, for such calendar years by a fraction, the numerator which shall be the number of days within the period for which Tenant is obligated to pay such amounts during such calendar year, and the denominator of which shall be the total number of days in such year.
1.16    Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
1.16.1    Base Year. “Base Year” shall mean the period set forth in Section (y) of the Fundamental Lease Provisions of the Summary.
1.16.2    Direct Expenses. “Direct Expenses” shall mean Operating Expenses and Tax Expenses (as defined below).
1.16.3    Expense Year. “Expense Year” shall mean each calendar year following the Base Year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.
1.16.4    Operating Expenses.
1.16.4.1    Inclusions to Operating Expenses. “Operating Expenses” shall mean all reasonable expenses, costs and amounts of every kind and nature which Landlord pays during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Project, or any portion thereof, subject to the terms and provisions of Section 4.3.4.2. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:
(i)    the actual cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the actual and reasonable cost of maintenance and service contracts in connection therewith;
(ii)    the actual cost of licenses, certificates, permits and inspections and the actual and reasonable cost of contesting any governmental enactments which may affect Operating Expenses, and the actual costs incurred in connection with a governmentally mandated transportation system management program or similar program;
(iii)    all insurance premiums and other charges (including the amount of any deductible payable by Landlord with respect to damage or destruction to all or any portion of the Buildings, but in no event more than the amount of deductibles typically carried by landlords of Comparable Buildings) incurred by Landlord with respect to insuring the Project, including, without limitation, the following to the extent carried by Landlord: (a) fire and extended coverage insurance, windstorm, hail, and explosion; (b) riot attending a strike, civil commotion, aircraft, vehicle and smoke insurance; (c) public liability, bodily injury and property damage insurance; (d) elevator insurance; (e) workers’ compensation insurance for employees of the property manager working on-site; (f) boiler and machinery insurance, sprinkler leakage, water damage, property, burglary, fidelity and pilferage insurance on equipment and materials; (g) loss of rent, rent abatement, rent continuation, business interruption insurance, and similar types of insurance (but only to the extent of increases in the cost of such coverage over the cost that would have been incurred for the same coverage in the Base Year); (h) earthquake, flood, tornado, and hurricane insurance to the extent available on a commercially reasonable basis; and (i) such other insurance as is customarily carried by operators of Comparable Buildings or as may be otherwise required by Existing Mortgagee or a future Superior Mortgagee (the “Insurance Premiums”);
(iv)    the reasonable cost of non-capital (as determined pursuant to generally accepted accounting principles) landscaping repair, restoration, and maintenance, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof;
(v)    the reasonable and actual cost of non-capital (as determined pursuant to generally accepted accounting principles) parking area repair, restoration, and maintenance;
(vi)    the reasonable fees and other actual costs, including reasonable management fees of a third party, unrelated property manager (subject to Section 4.3.4.2(a)(xiii), to the extent the same are normally and customarily charged by landlords of Comparable Buildings, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project;
(vii)    to the extent Landlord manages the Project, an amount equal to three percent (3%) of the Base Rent payable under this Lease to cover all of Landlord’s overhead costs and expenses (including wages, salaries and other compensation and benefits, including taxes levied thereon, payable to any on-site property manager and other staff), other than an on-site engineer as provided in Section 4.3.4.1(ix) below;
(viii)    the reasonable and actual payments under any equipment rental agreements incurred connection with the management, operation, maintenance and repair of the Project;
(ix)    subject to Section 4.3.4.2(a)(vi) below, wages, salaries and other compensation and benefits, including taxes levied thereon, of an on-site engineer engaged in the operation and maintenance of the Project in amounts not to exceed then-current market wages, salaries and benefits, provided that any such on-site engineer shall only be employed on a full-time basis if determined to be reasonably necessary by Landlord to operate and maintain the Project in accordance with the terms of this Lease;
(x)    the reasonable and actual costs of operation, repair and maintenance of all Building Systems and equipment and components thereof of the Project;
(xi)    the reasonable and actual cost of janitorial and other services provided by Landlord pursuant to Section 10.1, and maintenance and replacement of curbs and walkways, and repair to roofs and reroofing;
(xii)    amortization (including interest at a market interest rate on the unamortized cost) over the useful life, determined in accordance with generally accepted accounting principles, of the cost of acquiring or the reasonable rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof;
(xiii)    the reasonable and actual cost of capital improvements or other costs incurred in connection with the Project (A) which are undertaken to affect economies in the operation or maintenance of the Project, or any portion thereof (but only to the extent of the annual cost savings reasonably anticipated by Landlord), (B) that are required to comply with present or anticipated reasonable conservation programs required by any applicable governmental authority, (C) which are replacements of nonstructural items located in the common areas required to keep the common areas in good order or condition, or (D) subject to General Condition B, that are required under any Applicable Laws enacted after the date of this Lease; provided, however, that any capital expenditure shall be amortized (including interest at a market interest rate on the amortized cost) over its useful life reasonably determined in accordance with generally accepted accounting principles; and
(xiv)    the actual costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Tax Expenses.
Notwithstanding the foregoing, only as provided hereinafter in items [i], [ii], and [iii], in the event Landlord incurs costs or expenses associated with or relating to separate items or categories or subcategories of Operating Expenses which were not part of Operating Expenses during the entire Base Year, Operating Expenses for the Base Year shall be deemed increased by the amounts Landlord would have incurred during the Base Year with respect to such costs and expenses had such separate items or categories or subcategories of Operating Expenses been included in Operating Expenses during the entire Base Year. The foregoing shall only apply as follows: [i] in the event and to the extent any portion of the Project is covered by a warranty or service agreement which provides warranty-type protection at any time during the Base Year and is not covered by such warranty or such warranty-type protection under such service agreement in a subsequent Expense Year to the same extent, Operating Expenses for the Base Year shall be deemed increased by the amount Landlord would have incurred during the Base Year with respect to the items or matters covered by the subject warranty or warranty-type protection, had such warranty or such service agreement not been in effect during the Base Year; [ii] any Insurance Premium resulting from any new forms of insurance, shall be deemed to be included in Operating Expenses for the Base Year, except to the extent otherwise governmentally mandated; and [iii] any new category of Operating Expenses for new services provided to the Project and/or the Building after the Base Year, unless such new services are required to comply with Applicable Law enacted after the Lease Commencement Date.
1.16.4.2    Exclusions to Operating Expenses.
(a)    Notwithstanding the provisions of Section 4.3.4.1 above, for purposes of this Lease, Operating Expenses shall not, however, include:
(i)    costs, including advertising costs, marketing costs, legal fees, professional fees (including architects, engineers and space planners), advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or any future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements;
(ii)    except as expressly set forth in Sections 4.3.4.1(xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital (as determined pursuant to generally accepted accounting principles) repairs and alterations, and costs of capital improvements and equipment;
(iii)    costs for which Landlord is separately reimbursed by insurance by its carrier or any Tenant’s carrier or by anyone else, and electric power costs to the extent Tenant directly contracts with the local public service company for such services;
(iv)    any bad debt loss, rent loss, or reserves for bad debts, rent loss; reserves for future improvements, repairs or additions;
(v)    costs associated with the operation of the business of the partnership or entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;
(vi)    except as expressly provided in Section 4.3.4.1(ix), the wages and benefits of any employee of Landlord or the wages and benefits of any employee of the third party, unrelated property manager who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel of any third party, unrelated property manager above the level of Project manager;
(vii)    amounts paid as ground rental for the Project by Landlord;
(viii)    overhead and profit increments paid to the Landlord or to subsidiaries or affiliates of Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties negotiated on an arm’s length basis;
(ix)    any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;
(x)    rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;
(xi)    all items and services for which Tenant reimburses Landlord;
(xii)    costs, other than those incurred in the ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art displayed in the Building;
(xiii)    fees payable by Landlord for management of the Project to a third party, unrelated property manager in excess of three percent (3%) of the Base Rent payable under this Lease;
(xiv)    any costs expressly excluded from Operating Expenses elsewhere in this Lease, including, without limitation, costs related to security paid by Tenant;

(xv)    rent for any office space occupied by Project management (including the on-site Management Office);
(xvi)    costs incurred in connection with upgrading the Building Structure, Building Systems or other components of the Project to comply with any Applicable Laws relating to life, fire and safety which were in existence as of applicable Commencement Date, including penalties or damages incurred due to such non-compliance;
(xvii)    tax penalties or interest due on any unpaid taxes or assessments incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due;
(xviii)    costs arising from the negligence or willful misconduct of Landlord or the Landlord Parties, or providers of materials or services selected, hired or engaged by Landlord or its agents, including, without limitation, the selection of Building materials;
(xix)    costs (A) incurred to comply with laws relating to the removal of Hazardous Material (as defined below) except for immaterial amounts expended in connection with routine maintenance and repairs of the Premises; which was in existence in the Building or on the Project prior to the applicable Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto; and (B) costs incurred to remove, remedy, contain, or treat Hazardous Material, which Hazardous Material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto except for immaterial amounts completed in connection with routine maintenance and repairs;
(xx)    costs arising from Landlord’s charitable or political contributions;
(xxi)    costs arising from defects in the Building Structure or Building Systems or improvements installed by Landlord or repair of such defects;
(xxii)    costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Building and/or the Site;

(xxiii)    any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;
(xxiv)    the cost of any magazine, newspaper, trade or other subscriptions;
(xxv)    any amount paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Project to the extent the same exceeds the cost of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;
(xxvi)    costs arising from Landlord’s failure to comply with any Applicable Laws;
(xxvii)    the cost of any training or incentive programs, other than for tenant life safety information services;
(xxviii)    the cost of any “tenant relations” parties, events or promotion not consented to by an authorized representative of Tenant in writing;
(xxix)    costs relating to categories of expenses for the Project parking areas which were not included in Operating Expenses during the Base Year, except to the extent the Base Year is retroactively adjusted to include such categories;
(xxx)    any other expenses which, in accordance with generally accepted accounting principles or other comprehensive basis of accounting, consistently applied, would not normally be treated as Operating Expenses by landlords of Comparable Buildings; or
(xxxi)    any entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates.
(b)    It is understood that Operating Expenses shall be reduced by all cash discounts, trade discounts, quantity discounts, rebates or other amounts received by Landlord or Landlord’s managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Building. If capital items and equipment which are customarily purchased by landlords of Comparable Buildings are leased by Landlord, rather than purchased, the decision by Landlord to lease the item in question shall not serve to increase Tenant’s Share of Operating Expenses beyond that which would have applied had the item in question been purchased.
1.16.5    Taxes.
1.16.5.1    Payment of Tax Expenses. Landlord shall pay, prior to delinquency, all Tax Expenses (as defined below) for each tax period wholly included prior to or during the period between the Commencement Date and the expiration or earlier termination of the Term. All such payments shall be made directly to the authority charged with the collection thereof prior to the last date on which the same may be paid without interest or penalty, and Landlord shall use commercially reasonable efforts to cause the Premises to be separately assessed and shall deliver copies of the bills for Tax Expenses to Tenant upon receipt. Landlord shall provide to Tenant a copy of a receipted tax bill or other documentary evidence reasonably satisfactory to Tenant, showing the amount of the Tax Expenses due and the payment of same prior to the delinquency date. The obligation of Landlord pursuant to this Section 4.3.5.1 shall extend to any increase in Tax Expenses resulting from a sale, transfer or other transaction with respect to the Premises which causes a reassessment resulting in an increase in Tax Expenses.
1.16.5.2    Right to Contest. Landlord shall have the right, at Landlord’s sole risk and cost, except as expressly provided in Section 4.3.5.4, to contest the amount and/or validity of the applicable Tax Expenses by appropriate legal proceedings. The foregoing shall not, however, be deemed or construed to relieve, modify, or extend Landlord’s covenant to pay any such Tax Expenses at the time and in the manner provided in this Section, unless such proceedings shall operate to prevent the sale of the Project or any part thereof or any other property of Landlord or the placing of any lien thereon or on any other property of Landlord to satisfy such taxes prior to the final determination of such proceedings. Upon the termination of such proceedings, Landlord shall promptly pay all Tax Expenses, if any, then payable as the result of such proceedings and the interest and penalties in connection therewith, and the charges accruing in such proceedings. Subject to Section 4.3.5.4, to the extent Tenant receives any refund for any Tax Expenses paid by Landlord hereunder, Tenant shall promptly pay and deliver such refund to Landlord
1.16.5.3    Tax Expenses. “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof including the parking areas. Tax Expenses shall include, without limitation:
(i)    any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof;
(ii)    any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies;
(iii)    any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;
(iv)    any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and
(v)    all of the real estate taxes and assessments imposed upon or with respect to the Building and Project. To the extent such taxes are not currently known, Landlord shall reasonably estimate the taxes and the Base Year Tax Expenses shall be adjusted accordingly upon receipt of the actual tax adjustment based upon such reassessment.
1.16.5.4    Other Costs and Refunds. Any actual and reasonable costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred, but only to the extent of the savings resulting therefrom. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable; provided, however, in no event shall the amount to be refunded Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses to the extent the same results in excess Direct Expenses for such Expense Year over the Allowance. Notwithstanding anything to the contrary contained in this Section 4.3.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.4 of this Lease.
1.16.6    Tenant’s Share. “Tenant’s Share” shall mean the percentage set forth in item (z) of the Fundamental Lease Provisions.
1.17    Taxes and Other Charges for Which Tenant Is Directly Responsible.
1.17.1    Personal Property Taxes. Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. Tenant shall cause such taxes to be billed separately from the property of Landlord. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.
1.17.2    Taxes on Improvements in Premises. If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the cost of the Original Improvements installed by Landlord, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.4.1, above.
1.17.3    Other Taxes. Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking, or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
1.18    Landlord’s Books and Records. Within six (6) months after receipt of a Statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm and has previous experience in reviewing financial operating records of landlords of office buildings and is retained by Tenant on a non-contingency fee basis) (the “Tenant Auditor”), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s offices, provided that Tenant is not then in default under this Lease and Tenant has paid all amounts required to be paid under the applicable Estimated Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within six (6) months following Tenant’s receipt of such Statement shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such certification by the Accountant proves that Direct Expenses were overstated by more than three percent (3%), then the cost of the Accountant and the Tenant Auditor, and the cost of such determination certification, shall be paid by Landlord. Any reimbursement amounts determined to be owing by Landlord to Tenant or by Tenant to Landlord shall be (i) in the case of amounts owing from Tenant to Landlord, paid within thirty (30) days following such determination, and (ii) in the case of amounts owing from Landlord to Tenant, credited against the next payment of Rent due Landlord under the terms of this Lease, or if the Lease Term has expired, paid to Tenant within thirty (30) days following such determination. In no event shall this Section 4.5 be deemed to allow any review of any of Landlord’s records by any subtenant of Tenant. Tenant agrees that this Section 4.5 shall be the sole method to be used by Tenant to dispute the amount of any Direct Expenses payable or not payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.
ARTICLE 5 - USE
1.19    Permitted Use. The Premises shall be used only for the use specified in provision (q) of the Fundamental Lease Provisions and for no other purpose.
1.20    Restriction on Use. Tenant shall not do or permit to be done in or about the Buildings nor bring, keep or permit to be brought or kept therein, anything which is prohibited by any standard form fire insurance policy or which will in any way increase the existing rate of such insurance (unless Tenant is willing to otherwise pay any such increased cost in connection therewith). Subject to Landlord’s obligations set forth in General Condition B above, Tenant shall comply with all Applicable Laws affecting the Premises, and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter instituted, and shall also comply with any order, directive or certificate of occupancy issued pursuant to any Applicable Laws, which affect the condition, use or occupancy of the Premises, including, but not limited to, any requirements of changes to the Building Structure and/or Building Systems related to or affected by Tenant’s acts, occupancy or use of the Premises.
ARTICLE 6 - ALTERATIONS AND ADDITIONS
1.21    Tenant’s Rights to Make Alterations. Following the date on which Tenant first occupies any portion of the Premises, Tenant, at its sole cost and expense, upon ten (10) days’ notice to Landlord, shall have the right to make alterations, additions or improvements (individually and collectively, “Alterations”) to any occupied portion of the Premises upon receipt of Landlord’s consent, which consent will not be unreasonably withheld, conditioned or delayed unless the making or installation of the Alterations (a) adversely affects the Building Structure, (b) adversely affects the Building Systems, (c) affect the exterior appearance of the Building, or (d) do not comply with Applicable Laws (individually and collectively a “Design Problem”). Landlord may, in reasonable discretion, as a condition to the installation thereof and if such request is made concurrently with the approval of the plans and specifications therefore, require Tenant to remove and restore any such Alterations at Tenant’s sole cost and expense, it being agreed and understood, however, that in no event will Tenant have any obligation to remove any such Alterations unless, in Landlord’s reasonable judgment, such Alterations are not customary and typical for general business offices. Notwithstanding anything to the contrary set forth herein, Tenant shall not be required to obtain Landlord’s prior consent with respect to any cosmetic work performed within the Premises by Tenant, such as the installation of wall coverings, floor coverings, painting and similar work. All such Alterations shall be made in conformity with the requirements of Section 6.2 below. Once the Alterations have been completed, such Alterations shall thereafter be included in the designation of Tenant Improvements and shall be treated as Tenant Improvements.
1.22    Installation of Alterations. Any Alterations installed by Tenant during the Term shall be done in strict compliance with all of the following:
(a)    If Landlord’s approval is required, then no such work shall proceed without Landlord’s prior approval of (i) Tenant’s contractor(s), which consent shall not be unreasonably withheld, conditioned or delayed; and (ii) detailed plans and specifications for such work to the extent required, which approval shall not be unreasonably withheld, conditioned or delayed unless a Design Problem exists (but which approval may be conditioned upon Landlord’s right to require Tenant to remove and restore the Alterations upon the termination of this Lease, subject to the provisions of Section 6.1 above).
(b)    All such work shall be done in accordance with industry custom and practice for a “first-class” office project and in conformity with a valid building permit and/or all other permits or licenses when and where required, copies of which shall be furnished to Landlord before the work is commenced, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not done in accordance with industry custom and practice for a “first-class” office project, shall be promptly replaced and corrected at Tenant’s expense. Landlord’s approval or consent to any such work shall not impose any liability upon Landlord. No work shall proceed until and unless Landlord has received at least ten (10) days’ notice that such work is to commence including a commercially reasonable description of the work to be performed including drawings and specifications when necessary;
(c)    Tenant shall, within thirty (30) days following Landlord’s demand therefor, reimburse Landlord for any actual, reasonable and documented out-of-pocket costs incurred by Landlord by reason of Landlord’s review of Tenant’s plans and specifications, any faulty work done by Tenant or Tenant’s contractors, or by reason of inadequate cleanup. In addition, Tenant shall, if requested by Landlord, pay to Landlord a supervision fee equal to three percent (3%) of the hard construction costs of any Alterations for which Landlord’s approval is required; provided, however, that no such supervision fee shall be payable to Landlord pursuant to this subsection (c) so long as 6th and Pine Development, LLC or a Related Landlord is the Landlord under this Lease. As used herein, a “Related Landlord” shall mean any person that is a member or equity owner (whether directly or indirectly) of 6th and Pine Development, LLC as of the date hereof, or any family member of such person, or any entity in which such person or such person’s family member is or hereinafter becomes an equity owner (whether directly or indirectly).
1.23    Tenant Improvements - Treatment at End of Lease. All Alterations and any Tenant Improvements made by or for Tenant, which is permanent in character and permanently attached to the Building Structure, made either by Landlord or Tenant, shall unless Tenant is required pursuant to the terms of this Lease and has removed the same and repaired any damage resulting from such removal, shall become Landlord’s property on the last day of the Term, and shall be surrendered to Landlord in good condition, reasonable wear and tear and damage by casualty excepted, upon expiration of the Term or termination of this Lease without compensation to Tenant; provided however, that at the election of Landlord, exercisable by written notice to Tenant (which election must be made at the time Tenant requests Landlord’s consent to any Alterations for which Landlord’s prior consent is required), Tenant shall, at Tenant’s sole expense, prior to the expiration of the Term, remove from the Premises such Alterations to the extent such Alterations are not customary and typical for general business offices, repair all damage to the Premises caused by such removal and restore such improvements to substantially their prior condition; provided, however, that Tenant shall have no obligation to remove any initial Tenant Improvements installed in the Premises. All of Tenant’s personal property, including moveable furniture, trade fixtures, and equipment not attached to the Buildings or the Premises, may be removed by Tenant prior to the expiration of the Term. Provided, however, that Tenant shall repair all damage caused by such removal prior to the expiration of the Term, and provided further, that any of Tenant’s personal property not so removed shall, at the option of Landlord, upon five (5) business days’ notice to Tenant (unless Tenant effectuates the removal within such five (5) business day period) automatically become the property of Landlord upon the expiration or termination of this Lease. Thereafter, Landlord may retain or dispose of in any manner the personal property not so removed, without any liability whatsoever to Tenant.
ARTICLE 7 - TENANT’S REPAIRS
Subject to Landlord’s obligations set forth in General Condition B above, from and after the Commencement Date for the Existing Building and the New Building, as the case may be, Tenant shall, at Tenant’s own expense, keep the Premises, other than the Building Structure and the Building Systems, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, provided, however, that Tenant shall be entitled to receive reimbursement for such expense to the extent that the cost of any such repair is or is required to be covered by insurance obtained by Landlord as part of Operating Expenses and Article 12, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, but excluding those items that are the responsibility of Landlord as outlined in Article 9 of this Lease, and excepting damage caused by ordinary wear and tear; provided, however, that, at Landlord’s option, if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a reasonable and customary percentage of the cost thereof (to be uniformly established for the Buildings and/or the Project) sufficient to reimburse Landlord for all reasonable and actual overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.
ARTICLE 8 - NO LIENS BY TENANT

Tenant shall at all times keep the Premises and the Buildings free from any liens arising out of any work performed or allegedly performed, materials furnished or allegedly furnished or obligations incurred by or for Tenant except any work performed by Landlord pursuant to this Lease or the Work Letter other than any work performed by Landlord that was Tenant’s obligation to perform pursuant to the terms of this Lease. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims for mechanics’, materialmen’s or other liens in connection with any Alterations, repairs, or any work performed, materials furnished or obligations incurred by Tenant. Landlord reserves the right to enter the Premises for the purpose of posting such notices of non-responsibility as may be permitted by law, or desired by Landlord.
ARTICLE 9 - LANDLORD’S REPAIRS
Landlord shall be responsible for any and all necessary maintenance, repairs and replacements required to be made to the Building Structure and /or the Building Systems, subject to Landlord’s right to receive Additional Rent pursuant to Article 4 of this Lease. As also provided General Condition N, Landlord shall, subject to Tenant’s repair obligations set forth in Article 7 of this Lease, maintain and operate the Project in a first class manner, keep the Building Structure and the Building Systems in first class condition and repair, in compliance with Applicable Laws, maintain a safe and healthful environment in the Buildings, and operate, maintain, and provide services to the Building in a first class manner comparable to the manner in which sophisticated experienced landlords of other Comparable Buildings, the cost of which shall be included in Operating Expenses, to the extent permitted pursuant to Article 4.
ARTICLE 10 - BUILDING SERVICES
1.24    Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.
1.24.1    Subject to limitations imposed by all Applicable Laws, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays (collectively, the “Holidays”).
1.24.2    Landlord shall provide adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of six (6) watts per usable square foot of the Premises and (ii) the connected electrical load of Tenant’s lighting fixtures does not exceed an average of two (2) watts per usable square foot of the Premises, which electrical usage shall be subject to Applicable Laws, including California Code of Regulations, Title 24. Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting fixtures within the Premises that are not consistent with the Original Improvements, as the same may be updated with lighting fixtures of similar performance in the event that the Original Improvements become obsolete..

1.24.3    Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Premises.
1.24.4    Landlord shall provide janitorial services to the Premises and window washing services in a manner consistent with Comparable Buildings.
1.24.5    Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours and shall have one elevator available in each Building at all other times, including on the Holidays.
Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.
1.25    Overstandard Tenant Use.
1.25.1    Non-Electrical Usage (including After-Hours HVAC). Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 10.1 of this Lease. If Tenant uses water, heat or air conditioning in excess of that required to be supplied by Landlord pursuant to Section 10.1 of this Lease, Tenant shall pay to Landlord, upon billing, the actual cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the cost of such increased use directly to Landlord, on demand as additional Rent, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. If Tenant desires to use HVAC during non-Building Hours, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time reasonably establish as appropriate, of Tenant’s desired use in order to supply HVAC, and Landlord shall supply HVAC to the Premises. The cost of after-hours HVAC for the Premises shall be based upon Landlord’s actual cost of providing such HVAC services. The cost of HVAC supplied by Landlord during non-Building Hours shall be paid by Tenant as Additional Rent.
1.25.2    Electrical Usage. If in any month Tenant uses electricity (not including any electricity consumed in connection with the operation of the Building’s main HVAC system) in excess of the Electricity Usage Standard (as defined below), Landlord may require the Tenant, at its cost, to install, operate and maintain a submeter and/or equipment which is required to be installed to supply such excess capacity and/or consumption to Tenant. Tenant shall pay to Landlord, upon billing, Landlord’s cost of electricity consumption in excess of the Electricity Usage Standard, on demand as additional Rent. For purposes hereof, the “Electricity Usage Standard” shall be an average of six (6) watts per rentable square foot of the Premises of actual consumption, on a monthly Building Hours basis (such Electricity Usage Standard does not include electrical usage for HVAC serving the Premises). Tenant’s use of electricity shall not exceed the capacity of the feeders to the

Project or the risers or wiring installation (which capacity is eight (8) watts per rentable square foot) and Tenant shall promptly discontinue any such excess use promptly following receipt of notice of the same from Landlord.
1.26    Interruption of Use. Notwithstanding anything to the contrary contained herein, except as provided in General Condition B, F and/or I or as otherwise expressly provided in this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or any Tenant Party, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.
ARTICLE 11 - ASSIGNMENT AND SUBLETTING
1.27    Right to Assign, Sublease and Encumber. Except at otherwise expressly provided in this Article 11, Tenant may not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity (other than the Tenant Parties)) to occupy or use all or any part of the Premises, without first obtaining Landlord’s consent (which consent shall not be unreasonably withheld, conditioned or delayed). Landlord shall have no right to recapture all or any portion of the Premises in the event of an assignment, encumbrance or sublease. No consent to an assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Article 11. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be deemed to have waived any of its rights under California Civil Code Section 1995.310.
1.28    Procedure for Assignment and Sublease. Tenant shall advise Landlord by notice of (a) Tenant’s intent to assign, encumber, or sublease this Lease, (b) the name of, and information with respect to the business operations of, the proposed assignee or sublessee, (c) the proposed effective date of such assignment, sublease or other transfer, (d) a description of the portion of the Premises to be assigned, sublet or otherwise transferred, (e) the material terms of the proposed assignment, sublease or other transfer, including the relevant documentation with respect thereto and, in the case of a sublease, the consideration therefor, and (f) financial statements for the proposed assignee or sublessee, including, if available, audited financial statements (the “Transfer Notice”). Landlord shall approve or disapprove of the proposed assignment, sublease or other transfer within thirty (30) days (the “Review Period”) after Landlord’s receipt of the Transfer Notice. Landlord shall be deemed to have consented to such proposed assignment or sublease if Landlord fails to approve or disapprove of the proposed assignment, sublease or other transfer prior to the expiration of the Review Period. Landlord may reasonably withhold its consent to an assignment or sublease in the event (i) the proposed assignee or sublessee is a governmental entity, (ii) the proposed assignee or sublessee will have an occupancy density with respect to the space to be assigned or sublet that is greater than Tenant’s highest occupancy density during its period of occupany, (iii) the proposed use is other than the Permitted Use, (iv) such assignment, sublease or other transfer would increase the cost of Landlord’s obligations under this Lease, or (v) in the case of an assignment or other transfer (but not a sublease), the financial strength of the proposed assignee or transferee is not reasonably acceptable to Landlord; provided, however, that such financial strength of such proposed assignee or transferee shall be deemed acceptable to Landlord if such assignee’s or transferee’s net worth or shareholder’s equity is equal for or greater than $250 million as determined in accordance with generally acceptable accounting principles and demonstrated by financial statements of such assignee or transferee reasonably acceptable to Landlord (herein, a “Significant Assignee”).
1.29    Conditions Regarding Consent to Subleases. In the event that Landlord shall consent or be deemed to have consented to an assignment or sublease under the provisions of this Article 11, Tenant shall remain directly, primarily and fully responsible and liable for all payments owed by Tenant under this Lease and for compliance with all obligations under the terms, provisions and covenants of this Lease; provided, however, that if such assignment is to a Significant Assignee, then Tenant shall be released from all of its obligations first arising our accruing under this Lease from and after the effective date of such assignment, and upon request, Landlord shall execute and deliver to Tenant a release instrument in form and substance reasonably acceptable to Tenant confirming the same. With respect to any sublease other than pursuant to Section 11.4 below (and excluding specifically an assignment), Tenant shall pay Landlord, as additional Base Rent, fifty percent (50%) of any Profits (as defined below) actually received by Tenant pursuant to such approved sublease. Whenever Landlord is entitled to share in any excess income resulting from an assignment or sublease of the Premises, the following shall constitute the definition of “Profits”: the gross revenue received from the sublessee during the sublease term, with respect to the space covered by the sublease or the assignment (“Subleased Space”) less: (a) the gross revenue paid to Landlord by Tenant during the period of the sublease term with respect to the Transferred Space; (b) any improvement allowance or other economic concession (planning allowance, moving expenses, etc.), paid by Tenant to the sublessee; (c) brokers’ commissions; (d) attorneys’ fees; (e) lease takeover payments; (f) costs of advertising the space for sublease; and (g) any other costs actually paid in subletting the Transferred Space or in negotiating or effectuating the assignment or sublease; provided, however, under no circumstance shall Landlord be paid any Profits until Tenant has recovered all the items set forth in subparts (a) through (g) for such Transferred Space, it being understood that if in any year the gross revenues, less the deductions set forth in subparts (a) through (g) above (the “Net Revenues”), are less than any and all costs actually paid in subletting the affected space (collectively “Transaction Costs”), the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from Net Revenues with the procedure repeated until a Profit is achieved. It is acknowledged and agreed that, in connection with any sublease, Tenant shall be solely responsible for any bifurcation and/or demising costs associated with creating a multi tenant lobby, multi tenant corridor, or separate suite on any particular floor within the Buildings, but such costs shall costs shall be deemed Transaction Costs for purposes of the foregoing.
1.30    Affiliated Companies/Restructuring of Business Organization. Occupancy of all or part of the Premises by any parent, subsidiary, or affiliated companies of Tenant or of Tenant’s parent or of Tenant’s subsidiary shall not be deemed an assignment or subletting provided that such parent, subsidiary or affiliated companies were not formed as a subterfuge to avoid the obligation of this Article 11. Furthermore, without limiting the generality of the foregoing, Tenant may assign this Lease at any time, or sublease all or part of the Premises, without receipt of Landlord’s consent (and without triggering Landlord’s right to share in Profits pursuant to Section 11.3 above), to any entity which acquires all or part of Tenant, or which is acquired in whole or in part by Tenant, or which is controlled directly or indirectly by Tenant, or which entity controls, directly or indirectly, Tenant (herein, an “Affiliate”), or which owns or is owned by the Affiliate, so long as such transaction was not entered into as a subterfuge to avoid the obligations and restrictions of this Lease.
1.31    Landlord’s Right to Assign. Subject to the provisions of Exhibit “I-1” [Right of First Offer to Purchase], Landlord shall have the right to sell, encumber, convey, transfer, and/or assign any of its rights and obligations under this Lease.
1.32    Occupancy By Others. Tenant may allow any person or entity which is a client or customer of Tenant or which is providing service to Tenant or one of Tenant’s clients to occupy certain portions of the Premises without such occupancy being deemed an assignment or subleasing as long as no new demising walls are constructed to accomplish such occupancy as long as such relationship was not created as a subterfuge to avoid the obligations set forth in this Article 11 and so long as such occupancy is for not more than five percent (5%) of the Premises.
ARTICLE 12 - LIMITATION ON LANDLORD’S LIABILITY;
INDEMNIFICATION; INSURANCE
1.33    Limitation on Landlord’s Liability and Release. Except as otherwise expressly provided in this Lease to the contrary, Landlord shall not be liable to Tenant for, and Tenant hereby releases and waives all claims and rights of recovery against Landlord and the other Landlord Parties (as defined below) from, any and all Claims (as defined below) sustained by Tenant, the Tenant Parties, any damage to Tenant’s property, or any loss to Tenant’s business, loss of Tenant’s profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Premises, the Buildings or the Project; provided, however, that the foregoing release and wavier shall not extend to, and Tenant is not hereby waiving or releasing Landlord from or against, any Claims arising out of or in connection with injuries to persons or property resulting from any Claims as to which Landlord is expressly obligated to defend, indemnify and hold Tenant and the Tenant Parties harmless as provided below in Section 12.2(b) below or elsewhere in this Lease.
1.34    Indemnification.
(a)    Tenant shall at its expense defend, indemnify, and hold Landlord and Landlord’s agents, contractors, licensees, employees, directors, officers, partners, trustees and invitees (each, a “Landlord Party,” and collectively “Landlord Parties”) harmless from and against any and all loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys’ fees or costs (collectively “Claims”), arising out of or in connection with (i) injuries to persons or property in, on or about the Project (but excluding the Management Office) or injuries to persons or property caused by the use of the Off-Site Parking Spaces by Tenant or any Tenant Party or from activities conducted by Tenant or any Tenant Party and with Tenant's knowledge and consent, express or implied, in the parking lots and/or structures where such Off-Site Parking Spaces are located or (ii) the presence in, on or about the Project of Hazardous Materials to the extent such Hazardous Materials were placed in, on or about Project by Tenant or any Tenant Party. Notwithstanding any provisions of Articles 12 and 13 to the contrary, Tenant shall not be required to indemnify and hold Landlord harmless from any Claims resulting from injuries to any person or property resulting from (i) the negligent acts or omissions or willful misconduct of any Landlord Party in connection with Landlord’s activities in, on or about the Project or the Off-Site Parking Spaces, and Landlord hereby so indemnifies and holds Tenant and the Tenant Parties harmless from any such Claims or (ii) any other Claims as to which Landlord is expressly obligated to defend, indemnify and hold Tenant and the Tenant Parties harmless as provided below in Section 12.2(b) below or elsewhere in this Lease. This indemnity shall survive the expiration or termination of this Lease.
(b)    Landlord shall at its expense defend, indemnify, and hold Tenant and the Tenant Parties harmless from Claims arising from (i) any noncompliance of Project, or any portion thereof, with any Applicable Laws as of the applicable Commencement Date, (ii) the presence in, on or about the Project of Hazardous Materials, except to the extent such Hazardous Materials were placed in, on or about Project by Tenant or any Tenant Party, (iii) the negligent acts or omissions or willful misconduct of Landlord or any Landlord Party in connection with Landlord’s activities in, on or about the Project or the Off-Site Parking Spaces, or (iv) Landlord’s breach of this Lease. This indemnity shall survive the expiration or termination of this Lease.
(c)    Tenant’s agreement to indemnify and hold Landlord harmless pursuant to Section 12.2(a) and the exclusion from Tenant’s indemnity and Landlord’s agreement to indemnify and hold Tenant harmless pursuant to Section 12.2(b) are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to this Lease to the extent that such policies cover the results of such acts, omissions or willful misconduct. If Landlord or Tenant has been or at any time hereafter is granted the right to self insure or if either party breaches this Lease by its failure to carry required insurance, such failure shall automatically be deemed to be a covenant and agreement by Landlord or Tenant, respectively, to self‑insure to the full extent of such required coverage, with full waiver of subrogation. All of the provisions set forth herein are subject to the provisions of Section 12.5.
1.35    Insurance.
1.35.1    Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises, provided that Tenant has received not less than ten (10) business days’ notice thereof. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies which are paid by Landlord as an Operating Expense, then Tenant shall reimburse Landlord for any such increase.
1.35.2    Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

(a)    Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$3,000,000 each occurrence $3,000,000 annual aggregate
Personal Injury Liability	$3,000,000 each occurrence $3,000,000 annual aggregate 0% Insured’s participation
(b)    Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the tenant improvements which exist in the Premises as of the applicable Commencement Date (excluding the Building Structure and Building Systems) (the “Original Tenant Improvements”), and (iii) all other Alterations to the Premises made by Tenant. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.
(c)    Worker’s Compensation and Employer’s Liability or other similar insurance required by all applicable state and local statutes and regulations.
1.35.3    Additional Insurance Obligations of Tenant. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to Section 12.3 above and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, in each case as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required of tenants in Comparable Buildings occupying comparable space and engaged in a similar use as Tenant.
1.35.4    Blanket Insurance/Self Insurance of Tenant. Notwithstanding the foregoing, all of the insurance requirements set forth in this Section 12.3 on the part of Tenant to be observed shall be deemed satisfied if the Premises are covered by a blanket insurance policy providing the coverage set forth herein insuring all or most of Tenant’s facilities in California or if Tenant sends a letter to Landlord, signed by an authorized officer of Tenant, stating that Tenant has elected to act as a self insurer whereupon Tenant shall have the same obligations and rights, and Landlord shall have the same rights and obligations, as if Tenant was an insurance company furnishing the policies and coverages required under this Lease.

1.35.5    Evidence of Coverage by Tenant. A duplicate original policy, or a certificate of the policy shall be deposited with Landlord at the Commencement Date, and on renewal of the policy a certificate of insurance listing the insurance coverages required hereunder and naming Landlord and any other parties designated by Landlord with an insurable interest as insured, additional insured and/or loss payee, as applicable, shall be deposited with Landlord not less than ten (10) days before expiration of the term of the policy.
1.35.6    Landlord’s Insurance.
(a)    During all times that Landlord is performing any construction or other work under this Lease or Work Letter, Landlord shall, at its sole cost and expense, and not as an Operating Expense, (i) obtain and, maintain builder’s risk insurance covering both the hard and soft costs associated with the construction/performance of construction or other work, in a face amount of not less than the full insurable value of all improvement work (including the Buildings) and materials supplied in connection therewith, with appropriate provisions made to include coverage of materials stored off the Site in an amount not less than the full insurable value of such materials stored off the Site from time to time, naming Landlord as the insured and Tenant as an additional insured to the extent of Tenant’s interest therein, (ii) cause the architects, contractors and subcontractors to carry errors and omissions insurance in an amount at least equal to One Million Dollars ($1,000,000) which can be applied to the construction/performance of the applicable work, covering the entire period of design and construction/performance of the applicable work, including the completion of punch list items (which coverage shall be maintained for at least three (3) years after the completion of the applicable work) and (iii) cause its contractors and subcontractors to carry commercially reasonable amounts of auto insurance.
(b)    Commencing on the Commencement Date for the Existing Building with respect to the Existing Building, and commencing on the Commencement Date for the New Building with respect to the New Building, and in each case continuing through the expiration or earlier termination of this Lease, Landlord shall obtain and maintain fire and hazard “all risk” insurance covering one hundred percent (100%) of the full replacement cost valuation of the applicable Building and Project (including the Building Structure and Building Systems), subject to commercially reasonable deductibles, in the event of fire, lightning, windstorm, vandalism, malicious mischief and all other risks normally covered by “all risk” policies carried by landlords of Comparable Buildings naming Landlord as the insured and Landlord or any lessors and mortgagees as loss payee. The proceeds from any such policy shall be used by Landlord for the repair and/or replacement of the Project unless this Lease is terminated, in which case Landlord may retain such proceeds, except as otherwise provided in Section 13.6 below. Landlord shall promptly deliver to Tenant evidence of such insurance upon request by Tenant from time to time.
1.35.7    Insurance Criteria. All the insurance required to be maintained by Tenant and Landlord under this Lease shall:
(a)    Be issued by insurance companies authorized to do business in the state of California, with a rating of at least A-VII as rated in the most recent edition of Best’s Insurance Reports;

(b)    Be issued as a primary policy;
(c)    Contain an endorsement requiring ten (10) days’ written notice from the insurance company to both parties and to Landlord’s lender (whose names shall have been furnished to Tenant) before cancellation or any material change in the coverage, scope, or amount of any policy; and
(d)    With respect to property loss or damage, a waiver of subrogation must be obtained, as required by Section 12.5.
1.36    Abatement of Rent/Limitations on Liability and Damages.
(d)    Abatement of Rent. Except as provided in General Condition B, F and/or I or as otherwise expressly provided in this Lease, Tenant shall not otherwise be entitled to Rent abatement and shall not otherwise have, and hereby releases Landlord from, any Claims resulting from Tenant’s inability to utilize all or any part of the Premises.
(e)    Limitation of Liability and Damages/Attorney Fees. Landlord agrees that in the event of a default by Tenant under this Lease, Landlord will not have a right to collect from Tenant a greater amount of damages on account of Rent than Landlord would have been able to collect in the event that Tenant did not default under this Lease. Landlord further agrees that it will use commercially reasonable efforts to mitigate its damages in connection with any default by Tenant. Nothing herein shall be construed to prevent Tenant or Landlord, if it is the prevailing party in connection with any litigation, dispute, or controversy between Landlord and Tenant, from collecting, and each agrees that under such circumstances the other shall have a right to collect and shall be awarded, (a) its reasonable attorneys’ fees, costs, and expenses incurred in connection with any such litigation, dispute, or controversy and (b) interest, at the Interest Rate, on any amounts not paid when due. Landlord’s liability to Tenant is limited to its equity interest in the Buildings as more specifically provided in Section 15.2 of this Lease.
1.37    Allocation of Insured Risks/Subrogation. Landlord and Tenant release each other from any claims and demands of whatever nature for damage, loss or injury to the Premises and/or the Buildings, or to the other’s property in, on or about the Premises and the Buildings, that are caused by or result from risks or perils insured against under any property insurance policies required by this Lease to be carried by Landlord and/or Tenant. Landlord and Tenant shall cause each insurance policy obtained by them or either of them to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by any such policy or policies. Neither Landlord nor Tenant shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease. If an insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation at no additional cost, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved.
ARTICLE 13 - DAMAGE OR DESTRUCTION
1.38    Loss Covered By Insurance. In the event of any damage to the Building, Premises, or Project, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under this Lease with respect to the Original Tenant Improvements and any Alternations made by Tenant (it being understood and agreed that any insurance proceeds payable to Tenant in such event for any loss or damage suffered by Tenant with respect to Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises shall not be assigned to Landlord). If, at any time prior to the expiration or termination of this Lease, the Premises or either Building is wholly or partially damaged or destroyed by a casualty, the loss to Landlord from which is or should be (except for any applicable deductible for which Tenant shall be solely responsible) fully covered by insurance maintained by Tenant for Landlord’s benefit (or required to be maintained by Tenant pursuant to Article 12)), which casualty renders the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant’s business, then:
(a)    Repairs Which Can Be Completed Within Nine (9) Months. Within twenty (20) days of notice to Landlord of such damage or destruction, Landlord shall provide Tenant with notice of its determination of whether the damage or destruction can be repaired within nine (9) months of such damage or destruction without the payment of overtime or other premiums. If all repairs to such Premises or Building can, in Landlord’s reasonable judgment, be completed within nine (9) months following the date of such damage or destruction without the payment of overtime or other premiums, Landlord shall, at Landlord’s expense, repair the same and this Lease shall remain in full force and effect and a reduction of the Rent shall be allowed Tenant as provided in General Condition F; provided, however, that if any such repair is not commenced by Landlord within ninety (90) days after the occurrence of such damage or destruction or is not or cannot practicably be substantially completed by Landlord within nine (9) months after the occurrence of such damage or destruction, then in either such event Tenant may, at its option, upon written notice to Landlord delivered within thirty (30) days of determining that Landlord has not commenced repair within the ninety (90) day period or that the damage or destruction is not or cannot practicably be substantially completed by Landlord within the nine (9) month period, elect to terminate this Lease as of the date of the occurrence of such damage or destruction.
(b)    Repairs Which Cannot Be Completed Within Nine (9) Months. If all such repairs to the Building and Premises cannot, in Landlord’s reasonable judgment, be completed within nine (9) months following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, Landlord shall notify Tenant of such determination within twenty (20) days of notice to Landlord of such damage or destruction and either Landlord or Tenant may, at its option, upon written notice to the other party given within sixty (60) days after the occurrence of such damage or destruction, elect to terminate this Lease as of the date of the occurrence of such damage or destruction. In the event that neither Landlord nor

Tenant elect to terminate this Lease in accordance with the foregoing provisions, then Landlord shall, at Landlord’s expense, repair such damage or destruction, and in such event, this Lease shall continue in full force and effect but the Rent shall be reduced as provided in General Condition F; provided, however, that if any such repair is not commenced by Landlord within ninety (90) days after the occurrence of such damage or destruction or is not or cannot practicably be substantially completed by Landlord within nine (9) months after the occurrence of such damage or destruction, then in either such event Tenant may, at its option, upon written notice to Landlord delivered within thirty (30) days of determining that Landlord has not commenced repair within the ninety (90) day period or that the damage or destruction is not or cannot practicably be substantially completed by Landlord within the nine (9) month period, elect to terminate this Lease as of the date of the occurrence of such damage or destruction.
1.39    Loss Not Covered By Insurance. If, at any time prior to the expiration or termination of this Lease, the Premises or either Building is totally or partially damaged or destroyed from a casualty, the loss to Landlord from which is not fully covered by insurance maintained by Landlord or maintained by Tenant for Landlord’s benefit (or required to be maintained by Tenant pursuant to Article 12), which damage renders the Premises inaccessible or unusable to Tenant in the ordinary course of its business, Landlord may, at its option, upon written notice to Tenant within sixty (60) days after notice to Landlord of the occurrence of such damage or destruction, elect to repair or restore such damage or destruction, or Landlord may elect to terminate this Lease so long as (a) the uninsured portion of the damage or destruction is equal to or greater than the replacement cost of the Building, and (b) Landlord makes a decisions not to commence such repairs within two (2) years of the occurrence of such damage and destruction. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect but a reduction of the Rent shall be allowed Tenant as provided in General Condition F. If Landlord does not elect by notice to Tenant to repair such damage this Lease shall terminate. Notwithstanding the foregoing, if all repairs to the Premises or the Building cannot, in Landlord’s reasonable judgment, be completed within six (6) months following the date of such damage or destruction without the payment of overtime or other expenses, then either Landlord or Tenant may at its option, upon written notice to the other party given within sixty (60) days after the occurrence of such damage or destruction, elect to terminate this lease as of the date of the occurrence of such damage or destruction.
1.40    Destruction During Final Year. Notwithstanding anything to the contrary contained in Sections 13.1 and 13.2, if the Premises or either Building is wholly or partially damaged or destroyed within the final twelve (12) months of the Term, or, if an applicable renewal option has been exercised, during the last year of any renewal Term, so that Tenant shall be prevented from using the Premises for thirty (30) consecutive days due to such damage or destruction, then either Landlord or Tenant may, at its option, by notice to the other party within sixty (60) days after the occurrence of such damage or destruction, elect to terminate this Lease.
1.41    Destruction of Tenant’s Personal Property or Property of Tenant Parties. In the event of any damage to or destruction of the Premises or either Building, under no circumstances shall Landlord be required to repair any injury, or damage to, or make any repairs to or replacements of, Tenant’s personal property. Landlord shall have no responsibility for any contents placed or kept in or on the Premises or the Building by Tenant or any Tenant Party.

1.42    Exclusive Remedy. This Article 13 and General Condition F shall be Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or either Building, and Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases Tenant’s rights under California Civil Code Sections 1932(2) and 1933(4). No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant’s business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises or either Building.
1.43    Option to Purchase. In the event that Landlord elects to terminate this Lease pursuant to the provisions of this Article 13, Tenant shall have the right to exercise the Purchase Option set forth on Exhibit “I-2” within thirty (30) days following such termination by Landlord, and upon Tenant’s purchase of all or any portion of the Project, Tenant shall be entitled to all insurance proceeds related thereto. This provision (and the terms of the Purchase Option) shall survive the termination of this Lease pursuant to this Article 13.
ARTICLE 14 - EMINENT DOMAIN
1.44    Permanent Taking - When Lease Can Be Terminated. If the whole of the Premises, or so much of the Premises as to render the balance unusable by Tenant, shall be taken under the power of eminent domain, this Lease shall automatically terminate as of the date of final judgment in such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. A sale by Landlord under threat of condemnation shall constitute a “taking” for the purpose of this Article 14. Except as provided below, no award for any partial or entire taking shall be apportioned and Tenant assigns to Landlord any award which may be made in such taking or condemnation, together with all rights of Tenant to such award, excluding any award or compensation for the value of all or any part of the leasehold estate (“Bonus Value”); provided that nothing contained in this Article 14 shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award, and Tenant shall be able to retain any award, made to Tenant for (a) the taking of Tenant’s personal property, (b) interruption of or damage to Tenant’s business, (c) the Bonus Value, or (d) Tenant’s unamortized cost of the Tenant Improvements (or applicable portion thereof) to the extent paid for by Tenant. “Bonus Value” of the leasehold estate shall be equal to the difference between the rental rate payable under this Lease and the rate established by the condemning authority as an award for compensation purposes, together with any amount Tenant is able to obtain from the condemning authority attributable to Tenant’s relocation expenses.
1.45    Permanent Taking - When Lease Cannot Be Terminated. In the event of a partial taking which does not result in a termination of this Lease under Section 14.1, Rent shall be reduced as set forth in General Condition F, and Landlord shall restore the Premises or the applicable Building(s) to the extent of available condemnation proceeds.
1.46    Temporary Taking. No temporary taking of the Premises or any part of the Premises and/or of Tenant’s rights to the Premises or under this Lease shall terminate this Lease or give Tenant any right to any abatement of any payments owed to Landlord pursuant to this Lease; any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant. If a taking of the Premises is for less than one (1) year, such taking shall be deemed a Temporary Taking.

1.47    Exclusive Remedy. This Article 14 and General Condition F shall be Tenant’s sole and exclusive remedy in the event of a taking or condemnation. Tenant hereby waives the benefit of California Code of Civil Procedure Section 1265.130.
1.48    Release Upon Termination. Upon termination of this Lease pursuant to this Article 14, Tenant and Landlord hereby agree to release each other from any and all obligations and liabilities with respect to this Lease except such obligations and liabilities which arise or accrue prior to such termination.
ARTICLE 15 - DEFAULTS
1.49    Default by Tenant. Each of the following shall be an “Event of Default” by Tenant and a material breach of this Lease:
(a)    Tenant shall fail to make any payment owed by Tenant under this Lease, as and when due, and where such failure is not cured within five (5) business days following receipt of written notice by Tenant from Landlord. Any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure;
(b)    Tenant shall fail to observe, keep or perform any of the material terms, covenants, agreements or conditions under this Lease that Tenant is obligated to observe or perform, other than that described in subparagraph (a) above, for a period of thirty (30) days after notice to Tenant of said failure; provided however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default under this Lease if Tenant shall commence the cure of such default so specified within said thirty (30) day period and diligently prosecutes the same to completion. Such thirty (30) day notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure. Tenant shall have, and under no circumstances shall Tenant be deemed to have waived, the rights set forth in Sections 1174 and 1179 of the California Civil Code of Procedure.
1.50    Default by Landlord. Each of the following shall be a default by Landlord and a material breach of this Lease:
(a)    Landlord shall fail to make any payment owed by Landlord under this Lease, as and when due, and where such failure is not cured within five (5) business days following receipt of written notice by Landlord from Tenant; and
(b)    Landlord shall be in default in the performance of any obligation required to be performed by Landlord under this Lease, other than that described in subparagraph (a) above, if Landlord has failed to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursues the same to completion. Tenant shall have no rights as a result of any default by Landlord until Tenant gives thirty (30) days’ notice to any person who has a recorded interest pertaining to the Buildings, specifying the nature of the default. Such person shall then have the right to cure such default, and Landlord shall not be deemed in default if such person cures such default within thirty (30) days after receipt of notice of the default, or within such longer period of time as may reasonably be necessary to cure the default. Notwithstanding anything to the contrary in this Lease, Landlord’s liability to Tenant for damages resulting from Landlord’s breach of any provision or provisions of this Lease shall not exceed the value of Landlord’s equity interest in the Buildings and its right to insurance proceeds.
ARTICLE 16 - LANDLORD’S REMEDIES AND RIGHTS
1.51    Termination of Lease. In the event of any default by Tenant, Landlord shall have the right, in addition to all other rights available to Landlord under this Lease now or later permitted by law or equity, to terminate this Lease by providing Tenant with a notice of termination. Upon termination, Landlord may recover as damages the Rent that Landlord would have received had Tenant not defaulted, plus attorneys’ fees, court costs, additional brokerage costs, additional design and construction costs, and any other costs reasonably incurred by Landlord to mitigate damages. Landlord agrees to use reasonable efforts to mitigate damages. Landlord’s damages include (to the extent not duplicative of the foregoing) the worth, at the time of any award, of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of the rental loss that the Tenant proves could be reasonably avoided. The worth at the time of award shall be determined by discounting to present value such amount at one percent (1%) more than the discount rate of the Federal Reserve Bank in San Francisco in effect at the time of the award. Other damages to which Landlord is entitled shall earn interest at the Interest Rate; provided, however, in no event shall Tenant be responsible to Landlord for consequential damages.
1.52    Continuation of Lease. In accordance with California Civil Code Section 1951.4 (or any successor statute), Tenant acknowledges that in the event Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession (subject to Tenant’s right to sublease and/or assign), and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. In addition to its other rights under this Lease, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent (as defined in Section 4.1) as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).
1.53    Right of Entry. In the event of any default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to enter the Premises and remove all persons and personal property from the Premises, such property being removed and stored in a public warehouse or elsewhere at Tenant’s sole cost and expense. No removal by Landlord of any persons or property in the Premises shall constitute an election to terminate this Lease. Such an election to terminate may only be made by Landlord in writing, or decreed by a court of competent jurisdiction. Landlord’s right of entry shall include the right to remodel the Premises and re-let the Premises. All costs incurred in such entry and re-letting shall be paid by Tenant. Rents collected by Landlord from any other tenant which occupies the Premises shall be offset against the amounts owed to Landlord by Tenant. Tenant shall be responsible for any amounts not recovered by Landlord from any other tenant. Any payments made by Tenant shall be credited to the amounts owed by Tenant in the sole order and discretion of Landlord, irrespective of any designation or request by Tenant. No entry by Landlord shall prevent Landlord from later terminating this Lease by written notice.
1.54    Right to Perform. If an Event of Default occurs, Landlord may perform such covenant or condition at its option, after notice to Tenant. All costs incurred by Landlord in so performing shall immediately be reimbursed to Landlord by Tenant, together with interest at the Interest Rate computed from the date incurred by Landlord. Any performance by Landlord of Tenant’s obligations shall not waive or cure such default.
1.55    Remedies Not Exclusive. The rights and remedies of Landlord and Tenant set forth herein are not exclusive, and Landlord and Tenant may exercise any other right or remedy available to it under this Lease, at law or in equity except as otherwise expressly set forth herein. Except as expressly provided in this Lease, including Articles 13 and 14 and General Conditions B, F and I, Tenant hereby waives and relinquishes any right which Tenant may have to terminate this Lease or withhold any payment owed by Tenant under this Lease, on account of any damage, condemnation, destruction or state of disrepair of the Premises (including, without limiting the generality of the foregoing, those rights under California Civil Code Sections 1941, 1941.1 and 1942).
1.56    Waiver of Redemption by Tenant. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises. The rights and remedies of Landlord set forth in this Lease are not exclusive, and Landlord may exercise any other right or remedy available to it under this Lease, at law or in equity.
ARTICLE 17 - ATTORNEYS’ FEES
If either Landlord or Tenant commences or engages in, or threatens to commence or engage in, any action or litigation or arbitration against the other party arising out of or in connection with this Lease, the Project, including but not limited to, any action for recovery of any payment owed by either party under this Lease, or to recover possession of the Premises, or for damages for breach of this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and other costs incurred in connection with the action and in preparation for said action. This provision shall survive the termination of this Lease.
ARTICLE 18 - SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE
1.57    Obligations of Tenant. Subject to General Condition D, this Lease and the rights granted to Tenant by this Lease shall be subject and subordinate to (a) all present and future ground or underlying leases affecting all or any part of the Buildings and all amendments, renewals, modifications, supplements and extensions of the leases, and (b) all present and future deeds of trust or mortgages affecting or encumbering all or any part of the Buildings and/or any ground or underlying leasehold estate; provided however, that if Landlord elects at any time to have Tenant’s interest in this Lease be or become superior, senior or prior to any such instrument, then upon receipt by Tenant of written notice of such election, Tenant shall immediately execute all necessary and reasonable subordination instruments or other documents confirming the subordination of such mortgage, deed of trust, ground or underlying lease to this Lease.
1.58    Landlord’s Right to Assign. Landlord’s interest in this Lease may be assigned to any mortgagee or trust deed beneficiary as additional security. Nothing in this Lease shall empower Tenant to do any act without Landlord’s prior consent, which consent may be withheld in Landlord’s sole discretion, which can, shall or may encumber the title of the owner of all or any part of the Buildings.
1.59    Attornment by Tenant. Subject to General Condition D, in the event of the cancellation or termination of any or all ground or underlying leases affecting all or any part of the Buildings in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or in the event of any foreclosure of any or all mortgages or deeds of trust encumbering the Buildings by trustee’s sale, voluntary agreement, deed in lieu of foreclosure, or by the commencement of any judicial action seeking foreclosure, Tenant, at the request of the then landlord under this Lease, shall attorn to and recognize (a) the ground or underlying lessor, under the ground or underlying lease being terminated or canceled, and (b) the beneficiary or purchaser at the foreclosure sale, as Tenant’s landlord under this Lease, and Tenant agrees to execute and deliver at any time upon request of such ground or underlying lessor, beneficiary, purchaser, or their successors, any instrument to further evidence such attornment. Tenant hereby waives its right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of any such ground or underlying lease cancellation or termination or mortgage or deed of trust foreclosure.
1.60    Non-Disturbance. Notwithstanding any of the provisions of this Article 18 to the contrary, Tenant shall be allowed to occupy the Premises, subject to the conditions of this Lease, and this Lease shall remain in effect, until an Event of Default occurs, the end of the Term or until Tenant’s rights are modified because of an Eminent Domain proceeding pursuant to Article 14, or because of the occurrence of damage and destruction pursuant to Article 13.
ARTICLE 19 - [INTENTIONALLY DELETED]
ARTICLE 20 - HOLDING OVER
1.61    Surrender of Possession. Tenant shall surrender possession of the Premises immediately upon the expiration of the Term or earlier termination of this Lease. If Tenant shall continue to occupy or possess the Premises after such expiration or termination without the consent of Landlord, then unless Landlord and Tenant have otherwise agreed in writing, Tenant shall be a tenant from month-to-month. All the terms, provisions and conditions of this Lease shall apply to this month-to-month tenancy except those terms, provisions and conditions pertaining to the Term, and except that the monthly Base Rent shall be immediately adjusted upward upon the expiration or termination of this Lease to equal (a) for the first two (2) months of holdover, one hundred twenty-five percent (125%) of the monthly Base Rent for the Premises in effect under this Lease during the month which includes the day immediately prior to the date of the expiration or termination of this Lease, and (b) thereafter, one hundred fifty percent (150%) of such monthly Base Rent. This month-to-month tenancy may be terminated by Landlord or Tenant upon thirty (30) days’ prior notice to the non-terminating party. In the event that Tenant fails to surrender the Premises upon such termination or expiration, then Tenant shall indemnify and hold Landlord harmless against all loss or liability resulting from or arising out of Tenant’s failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after said termination or expiration and any related attorneys’ fees and brokerage commissions.
ARTICLE 21 - INSPECTIONS AND ACCESS
1.62    Entry by Landlord. Landlord and the Landlord Parties shall have access to the Project and the right to enter the Premises, at all reasonable times for the purpose of (i) inspecting the Premises, (ii) making any alterations, additions, improvements or repairs to the Project which Landlord is required or permitted to perform under this Lease, or (iii) to submit the Premises to prospective purchasers, prospective tenants, encumbrance holders. Landlord shall give not less than twenty-four (24) hours’ notice to Tenant of Landlord’s intent to enter the Premises, except, however, in an emergency situation, in which case no prior notice shall be required. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary or permitted under this Lease, Landlord may enter by means of a master key without liability to Tenant except for any failure to exercise due care for Tenant’s personal property, and without affecting this Lease. Absent an emergency, Landlord shall conduct and schedule all entries and its activities within the Premises to the extent practicable in a manner which will minimize any interruption or interference with Tenant’s business operations within the Premises; provided, however, the foregoing shall not obligate Landlord to incur overtime or after normal business hours labor costs in the making of repairs.
1.63    Secured Areas. Notwithstanding anything to the contrary set forth above, Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with two (2) days’ prior written notice of the specific date and time of such Landlord inspection.
ARTICLE 22 - NAME OF BUILDING
The Buildings shall be called any reasonable name from time to time designated by Tenant or its assignee.
ARTICLE 23 - SURRENDER OF LEASE
The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, shall not work a merger, and shall, at the option of Landlord terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of Tenant’s interest in any or all such subleases or subtenancies.

ARTICLE 24 - WAIVER
The waiver by Landlord or Tenant of any term, covenant, agreement or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant, agreement, condition or provision of this Lease, nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the right of Landlord or Tenant to insist upon the performance by the other in strict accordance with all of the terms, covenants, agreements, conditions, and provisions of this Lease. The subsequent acceptance by Landlord of any payment owed by Tenant to Landlord under this Lease, or the payment of Rent by Tenant, shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, agreement, condition or provision of this Lease, other than the failure of Tenant to make the specific payment so accepted by Landlord, regardless of Landlord’s or Tenant’s knowledge of such preceding breach at the time of the making or acceptance of such payment.
ARTICLE 25 - SALE BY LANDLORD
Subject to the provisions of Exhibit “I-1” [Right of First Offer to Purchase] attached hereto, in the event Landlord shall sell, assign, convey or transfer all or a part of its interest in the Buildings or any part of the Buildings, Tenant agrees to attorn to such transferee, assignee or new owner, and upon consummation of such sale, conveyance or transfer, Landlord shall automatically be freed and relieved from all liability and obligations accruing or to be performed from and after the date of such sale, transfer, or conveyance. In the event of such sale, assignment, transfer or conveyance, Landlord shall transfer to such transferee, assignee or new owner of the Buildings the balance of the Deposit, if any, remaining after lawful deductions and in accordance with California Civil Code Section 1950.7, after notice to Tenant, and Landlord shall thereupon be relieved of all liability with respect to the Deposit.
ARTICLE 26 - NO LIGHT AND AIR EASEMENT
Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to or in the vicinity of the Buildings shall not affect this Lease, abate any payment owed by Tenant under this Lease or otherwise impose any liability on Landlord.
ARTICLE 27 - FORCE MAJEURE
Except as otherwise expressly provided in this Lease, any prevention, delay or stoppage caused by fire, earthquake, explosion, flood, hurricane, the elements, or any other similar cause beyond the reasonable control of the party from whom performance is required, or any of their contractors; acts of God or the public enemy; actions, restrictions, limitations or interference of governmental authorities or agents; war, invasion, insurrection, rebellion; riots; strikes or lockouts, or inability to obtain necessary materials, goods, equipment, services, utilities or labor shall excuse the performance of such party for a period equal to the duration of such prevention, delay or stoppage; provided, however, in no event shall financial incapability excuse the performance of either party.
ARTICLE 28 - ESTOPPEL CERTIFICATES

Each party shall, at any time and from time to time upon request of the other party, within ten (10) business days following notice of such request from the requesting party, execute, acknowledge and deliver to the requesting party a certificate (the “Estoppel Certificate”) in writing in the form of the attached Exhibit “F” or in such other commercially reasonable form as Landlord or Tenant or any of their respective lenders, prospective purchasers, lienholders, assignees or subtenants may deem appropriate; provided, however, if the Estoppel Certificate requests information different than that being requested in the form of the attached Exhibit “F”. For purposes of this Article 28, an Estoppel Certificate shall not be deemed to be commercially reasonable if it amends or modifies any of the provisions of this Lease and any provision added by an Estoppel Certificate and not clearly “labeled” an Amendment shall be null and void. If the certifying party fails to deliver the Estoppel Certificate within such ten (10) business day period, as the case may be, the requesting party shall so notify the certifying party and, if the certifying party does not deliver the Estoppel Certificate within three (3) business days thereafter, the certifying party’s failure to do so shall automatically be deemed to establish conclusively that this Lease is in full force and effect and has not been modified except as may be represented by the requesting party, but shall not be deemed to have cured any default under this Lease by the party failing to provide the Estoppel Certificate.
ARTICLE 29 - RIGHT TO PERFORMANCE
All covenants and agreements to be performed by Landlord or Tenant under this Lease shall be performed by such party at such party’s sole cost and expense, except where a specific provision of this Lease provides to the contrary.
ARTICLE 30 - PARKING
1.64    Tenant Parking. Landlord agrees to provide or otherwise make available to Tenant, at all times during the Term, the parking spaces described in this Article 30 for use by Tenant and the Tenant Parties, on the terms and conditions set forth in this Article 30.
1.65    On-Site Parking Spaces. Pursuant to the Work Letter, Landlord shall construct and deliver to Tenant parking spaces located on the Site (the “On-Site Parking Spaces”) as follows: (i) as part of Landlord’s Construction Work with respect to Phase I, sixty (60) On-Site Parking spaces, comprised of (i) twenty-two (22) single parking spaces and (ii) thirty-eight (38) tandem parking spaces (collectively, the “Phase I On-Site Parking Spaces”), and (b) as part of Landlord’s Construction Work with respect to Phase II, an additional one hundred fifty-three (153) On-Site Parking Spaces, comprised of (i) sixty-seven (67) single parking spaces, and (ii) eighty-six (86) tandem parking spaces (collectively, the “Phase II On-Site Parking Spaces”), for total of two hundred thirteen (213) On-Site Parking Spaces, comprised of eighty-nine (89) single parking spaces and one hundred twenty-four (124) tandem parking spaces. Tenant and the Tenant Parties shall have the exclusive use of the applicable On-Site Parking Spaces at all times during the Term, at a charge of $600.00 per On-Site Parking Space per year, which charge shall increase by 3% on a cumulative and compounding basis on each anniversary of the Commencement Date for the Existing Building. Notwithstanding anything contained in this Lease to the contrary, Landlord shall be responsible, at its sole cost and expense, and not as an Operating Expense, for providing any parking attendant(s) that may be required in connection with Tenant’s use of the On-Site Parking Spaces.

The costs of maintenance and repair of the On-Site Parking Spaces shall be included as an Operating Expense to the extent provided in Article 4 above, and the On-Site Parking Spaces shall be deemed part of the Project.
1.66    Off-Site Parking Spaces.
(a)    Commencing on the Commencement Date for the Existing Building and continuing through the Expiration Date, Landlord shall make available to Tenant, in accordance with the provisions of this Section 30.3, up to five hundred (500) off-site parking spaces (the “Off-Site Parking Spaces”) for use by Tenant and the Tenant Parties on weekdays from the hours of 7:00 a.m. through 6:00 p.m. (the “Off-Site Parking Hours”). Prior to the Commencement Date for the Existing Building, Tenant shall notify Landlord in writing of the number of Off-Site Parking Spaces that Tenant will require on such Commencement Date, and concurrently with Landlord’s delivery of the Existing Building, Landlord shall deliver or make available to Tenant such number of parking passes (up to the total amount of Off-Site Parking Spaces) as Tenant shall request. Thereafter, Tenant shall deliver written notice to Landlord from time to time of its need to increase or decrease the number of Off-Site Parking Spaces used by Tenant, as applicable, upon not less than thirty (30) days’ notice to Landlord (provided that in no event shall Tenant be entitled to use more than the amount of the Off-Site Parking Spaces that Landlord has agreed to make available to Tenant and the Tenant Parties as provided in this Section 30.3(a)).
(b)    Landlord shall be solely responsible to obtain from one or more third parties the right to use and make available for use by Tenant all Off-Site Parking Spaces which Landlord is obligated to provide to Tenant under this Lease. Landlord further covenants and agrees that all such Off-Site Parking Spaces required to be made available by Landlord for use by Tenant pursuant to this Section 30.3 shall, at all times during the Term, be located in parking lots and/or structures that are located no more than two (2) miles from the Project (the “Permitted Distance”).
(c)    Commencing on the applicable Commencement Date, and on January 1 of each year thereafter, Tenant shall pay to Landlord an annual fee for each Off-Site Parking Space provided to Tenant pursuant to this Section 30.3 equal to (i) if any such Off-Site Parking Space is provided by Landlord to Tenant under the terms of the Off-Site Parking Agreement (as defined below), the amount payable by Landlord for such Off-Site Parking Space under the terms of the Off-Site Parking Agreement, but subject to a cap of three percent (3%) on annual increases each January 1 during the Term, regardless of any actual increase in the cost thereof payable by Landlord under the Off-Site Parking Agreement for any such Off-Site Parking Space (with respect to each Off-Site Parking Space, the “City-Provided Tenant Parking Fee”), and (ii) if any such Off-Site Parking Space is provided by Landlord to Tenant under any other arrangement, whether on property owned by Landlord, any Affiliate of Landlord or any other third party, the lesser of (A) the actual amount payable by or incurred by Landlord to provide such Off-Site Parking Space or (B) the City-Provided Tenant Parking Fee for each such Off-Site Parking Space. The amount payable by Tenant to Landlord for each Off-Site Parking Space provided to Tenant pursuant to this Section 30.3 and determined in accordance with the foregoing provisions of this Section 30.3(c) shall be referred to herein as the “Off-Site Parking Fee.” The Off-Site Parking Fee shall be prorated for any Off-Site

Parking Space that is used by Tenant for any period less than a full calendar year, and to the extent applicable Tenant shall be entitled to a rebate of any annual Off-Site Parking Fees paid in advance.
(d)    From and after the Commencement Date for the Existing Building, Landlord shall be responsible for providing and operating (or causing the operation of), at Landlord’s sole cost and expense, and not as an Operating Expense, such number of parking shuttles in connection with Tenant’s use of the Off-Site Parking Spaces as reasonably determined by Tenant to be necessary for the efficient operation of Tenant’s business at the Premises (the “Parking Shuttles”). Landlord and Tenant shall cooperate in good faith throughout the Term to determine the schedule for such parking shuttles from time to time during the Term; provided, that at all times during the Term, the Parking Shuttles shall run at least one hour before and one hour after the Off-Site Parking Hours.
(e)    Tenant acknowledges that: (i) Landlord has entered into that certain Parking License Agreement dated as of May 25, 2012 (the “Off-Site Parking Agreement”) with the City of Long Beach (the “City”), a copy of which is attached hereto as Exhibit “K”, and (ii) to the extent possible, Landlord intends to fulfill obligations under this Section 30.3 with parking spaces available to Landlord under the Off-Site Parking Agreement. Notwithstanding the foregoing, Landlord acknowledges and agrees that (i) the rights granted to Landlord under the Off-Site Parking Agreement may not be sufficient to enable Landlord to fulfill its obligations to Tenant with respect to the Off-Site Parking Spaces pursuant to this Section 30.3, (ii) such rights of Tenant under this Section 30.3 are independent of Landlord’s rights under the Off-Site Parking Agreement, and Landlord’s inability to fulfill its obligations under this Section 30.3 with parking spaces available to Landlord under the Off-Site Parking Agreement shall in no way limit such obligations set forth herein, and (iii) without limiting any obligations of Landlord under this Section 30.3 or any of Tenant’s other rights and remedies under this Lease, if Landlord fails to make the Off-Site Parking Spaces available to Tenant in accordance with the terms of this Section 30.3 above (notwithstanding the terms of the Off-Site Parking Agreement), Tenant shall have the right to independently obtain off-site parking and shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in connection with obtaining such parking spaces (up to the total number of Off-Site Parking Spaces required to be provided by Landlord hereunder) in excess of the City-Provided Tenant Parking Fee for each such off-site parking space. Additionally, in the event that Landlord fails to perform any of its duties or obligations under the Off-Site Parking Agreement (including, without limitation, the payment of the license fee thereunder), and Tenant has cured such default (which Tenant shall have the right, but not the obligation to do), then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in connection with curing such default.
(f)    During the Term, Landlord shall use its best efforts to obtain the City’s agreement to modify the Off-Site Parking Agreement so that Landlord at all times is able to fulfill its obligations to Tenant with respect to the Off-Site Parking Spaces pursuant to the terms thereof, including the City’s agreement that (1) all parking under the Off-Site Parking Agreement shall be located within the Permitted Distance (including with respect to any relocation rights of the City), (2) Landlord’s rights under the Off-Site Parking Agreement shall be transferrable to future owners of the Project, and (3) an ability to extend the term of the Off-Site Parking Agreement for the Extension Periods (as defined in Exhibit “J” attached hereto) no later than six (6) months prior to the commencement of the applicable Extension Period, at commercially reasonable parking rates; provided, that Landlord’s failure to obtain such agreements from the City shall not constitute a default or breach of this Lease so long as Landlord used its best efforts to do so.
(g)    Landlord will use commercially reasonable efforts to obtain from the City, within thirty (30) days following the Effective Date, an Estoppel and Agreement Regarding Off-Site Parking Agreement substantially in the form attached hereto as Exhibit “L” (or such other form as may be reasonably acceptable to the City, Landlord, Tenant and the Existing Mortgagee or any other Superior Mortgagee); provided, that Landlord’s failure to obtain such agreement from the City shall not constitute a default or breach of this Lease so long as Landlord used commercially reasonable efforts to do so.
ARTICLE 31 - SECURITY SERVICES
Tenant shall be permitted to install its own security system in the Premises and Buildings, including in the stairwells in the core of the Buildings. Tenant shall also have the right install and maintain such additional security equipment, personnel, procedures and systems during the Term, provided that such will not adversely affect the Building Structure and/or Building Systems.
Tenant acknowledges that: (a) Landlord has no obligation to provide any security personnel or measures for the Project, Premises or any portion of the Premises, with the exception of smoke detection, fire alarm and fire safety systems, which Landlord shall initially provide and thereafter maintain as part of the Building Systems; (b) Landlord has made no representation regarding the safety or security of the Premises or any portion thereof; (c) Tenant will be solely responsible for providing any security it deems necessary to protect itself, the Premises, any personal property located on the Premises, and the Tenant Parties in, on, or about the Premises; (d) Landlord is not a guarantor of the security or safety of Tenant, any Tenant Party or their property; and (e) that such security and safety matters are the responsibility of Tenant and the local law enforcement authorities. If Landlord elects, at Landlord’s sole and exclusive discretion and at its sole cost and expense, to provide any security personnel or measures (other than what Landlord is obligated to provide and maintain as provided in clause (a) above) to the Premises at any time: (i) Landlord will not be obligated to continue providing such security personnel or measures for any time period and may discontinue the same without notice and liability to Tenant; (ii) Landlord will not be obligated to provide such security personnel or measures with any particular standard of care; and (iii) Tenant acknowledges that any security or safety measures employed by Landlord are for the protection of Landlord’s own interests. Tenant assumes all responsibility for the security and safety of Tenant, the Tenant Parties and any personal property owned by the foregoing.
ARTICLE 32 - NOTICES
All notices, requests, consents, approvals, payments in connection with this Lease, or communications that either party desires or is required or permitted to give or make to the other party under this Lease shall only be deemed to have been given, made and delivered, when made or given in writing and personally served, or deposited in the United States mail, certified or registered mail, postage prepaid, or sent by reputable overnight courier (e.g. Federal Express) and addressed to the parties as follows: If to Tenant, at the address(es) as specified for Tenant in provision (r) of the Fundamental Lease Provisions, or to such other place as Tenant may from time to time designate in a notice to Landlord given in the manner set forth in this Article 32; if to Landlord, at the address(es) specified for Landlord in provision (s) of the Fundamental Lease Provisions or to such other places as Landlord may from time to time designate in a notice to Tenant given in the manner set forth in this Article 32.
ARTICLE 33 - SIGNAGE AND BUILDING IDENTITY
Tenant at Tenant’s sole cost and expense, shall have the exclusive right to install signage, including Tenant’s corporate name and logo, on and in the Buildings, including (a) exterior signage, (b) on or adjacent to the entrance doors to Tenant’s Premises, and (c) any directory board located in the main entrance to each of the Buildings.
Landlord shall, using commercially reasonable efforts at no cost to Landlord, cooperate with Tenant in obtaining the proper governmental approvals and permits for the requested signage. Tenant shall be responsible maintaining Tenant’s signage during the Term and for the removal of its signs, and the cost of repairing any resulting damage to the Buildings and/or Premises, upon the termination or assignment of this Lease.
ARTICLE 34 - INTENTIONALLY DELETED
ARTICLE 35 - ROOF RIGHTS
During the Term (as it may be extended), Tenant shall have the right to install and maintain, on the roof of the Buildings, satellite dishes, television antennas, related receiving equipment, related cable connections and any and all other related equipment (collectively, “Satellite Dish”) required in connection with Tenant’s communications and data transmission network. Tenant shall have the right to use “risers” in the Buildings (and to install additional risers if necessary) as long as there is no adverse effect on the Building Structure or Building Systems. In addition to the foregoing, Tenant shall, at its option exercisable by a thirty (30) days’ notice to Landlord, have the right to use space on the roof of the Buildings for installation of any additional HVAC equipment required by Tenant and any and all related equipment to accommodate any such additional HVAC requirements (collectively, “Supplemental HVAC Unit(s)”), provided that such will not adversely affect the Building Structure and/or Building Systems. The exact location of any such Satellite Dish or Supplemental HVAC Unit(s) shall be mutually acceptable to Landlord and Tenant and Tenant shall have secured the approval of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for the Satellite Dish and the Supplemental HVAC Unit(s), and shall provide copies of such approvals and permits to Landlord, prior to commencing any work with respect to such Satellite Dish and the Supplemental HVAC Unit(s). Tenant shall pay for any and all costs and expenses in connection with the installation, maintenance, use and removal of the Satellite Dish and the Supplemental HVAC Unit(s), but in no event shall Tenant be obligated to pay Landlord any rental for that portion of the roof of the Buildings on which the Satellite Dish and the HVAC Unit shall be located. Furthermore, Tenant shall, at its sole and absolute discretion when it deems it as necessary or appropriate to do so, repair and maintain the Satellite Dish and Supplemental HVAC Unit(s). Upon the expiration of the Term, Tenant shall, if requested by Landlord, remove the Satellite Dish and Supplemental HVAC Unit(s)and repair any damage to the roof resulting therefrom.
ARTICLE 36 - SECURITY DEPOSIT
Tenant in recognition of its financial standing and reputation, shall not be obligated to provide a security deposit.
ARTICLE 37 - TENANT’S FINANCIAL STATEMENTS
In the event that Landlord intends to finance the Building(s), Landlord shall deliver written notice of such intention to Tenant, which notice shall include a list of potential lenders (the “Potential Lenders”) with respect to such financing, and Tenant shall, within ten (10) business days following Tenant's receipt of such notice, deliver to Landlord consolidated annual financial statements (audited) for the most recent two (2) years. Unless publically disclosed by Tenant, all such financial statements delivered by Tenant to Landlord and/or its Potential Lenders shall be kept strictly confidential.
ARTICLE 38 - MISCELLANEOUS
1.67    Authorization to Sign Lease. If Tenant or Landlord is a corporation, each individual executing this Lease on behalf of such party represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of such party. If such party is a partnership or trust, each individual executing this Lease on behalf of such party represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of such party in accordance with the terms of such entity’s partnership agreement or trust agreement, respectively.
1.68    Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.
1.69    Separability and Survivability. The illegality, invalidity or unenforceability of any term, condition, or provision of this Lease shall in no way impair or invalidate any other term, provision or condition of this Lease, and all such other terms, provisions and conditions shall remain in full force and effect. In the event that Landlord or Tenant lawfully terminate this Lease, the provisions of this Lease shall otherwise remain in effect to the extent necessary to allow Landlord and Tenant to enforce rights and obligations accruing prior to the termination of this Lease and attributable to the period of time prior to the termination of this Lease.
1.70    Gender and Headings; Governing Law. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and, when appropriate, shall refer to action taken by or on behalf of Landlord or Tenant by their respective employees, agents, or authorized representatives. Words in masculine gender include the feminine and neuter. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The section and article headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Subject to the provisions of Articles 11 and 25, and except as otherwise provided to the contrary in this Lease, the terms, conditions and agreements of this Lease shall apply to and bind the heirs, successors, legal representatives and permitted assigns of the parties hereto. This Lease shall be governed by and construed pursuant to the laws of the State of California.
1.71    Exhibits. Exhibits “A-1,” “A-2,” “B,” “C,” “D,” “E,” “F,” “G,” “H,” “I-1,” “I-2,” “J,” “K” and “L” attached to this Lease, are hereby incorporated by this reference and made a part of this Lease.
1.72    Transportation System Management Program. Tenant hereby covenants and agrees, at its sole cost and expense, to participate in and cooperate with the requirements of any and all transportation system management programs adopted for the Buildings and/or the area in which the Buildings are located by any governmental entity having jurisdiction.
1.73    Quiet Enjoyment. Landlord covenants and agrees that Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.
1.74    Recordation. Landlord and Tenant agree that in no event and under no circumstances shall this Lease be recorded by Tenant; provided, however, that concurrently with the Effective Date, Landlord and Tenant shall execute and acknowledge and promptly thereafter cause to be recorded in Office of the County Recorder, Los Angeles County, California, the Memorandum of Lease (With Certain Purchase Rights) in the form attached hereto as Exhibit “E” (the “Memo of Lease”). Tenant shall pay all costs and expenses of recording the Memo of Lease (including any documentary transfer taxes payable in connection therewith). Unless Tenant shall purchase the Project pursuant to Right of First Offer to Purchase set forth on Exhibit “I-1” or the Purchase Option set forth on Exhibit “I-2”, upon the expiration or earlier termination of the Term, Tenant shall fully cooperate with Landlord in removing and shall execute such documents and instruments as are necessary to fully remove from title to the Project any encumbrance thereto created by the Memo of Lease, and shall indemnify, defend and hold harmless Landlord from and against any Claims suffered by Landlord as a result of Tenant’s failure or refusal to cooperate in the removal thereof. The Memo of Lease is intended to make as a matter of record with respect to the Project the existence of this Lease and Tenant’s purchase rights contained herein.

1.75    Cumulative Remedies. No remedy or election provided, allowed or given by any provision of this Lease shall be deemed exclusive unless so indicated, but shall, whenever possible, be cumulative with all other remedies in law or equity.
1.76    Brokers. Other than the broker(s) set forth in provision (t) of the Fundamental Lease Provisions (“Broker”) each party represents and warrants that it has not dealt with any other real estate broker or agent in connection with this Lease. Each party shall indemnify the other and hold it harmless from any cost, expense, or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent, other than Broker, in connection with this Lease or its negotiation by reason of any act or statement of the indemnifying party. Landlord agrees that it will pay the Broker a brokerage commission pursuant to the terms of a separate agreement between Landlord and the Broker and to the extent such commission is not paid when due, Tenant shall have the right, but not the obligation, to pay such commission to the Broker, and deduct the amount of same from the Rents next due and owing under this Lease, together with interest at the Interest Rate (computed from the date such commission was due until the date of the offset).
1.77    Hazardous Materials.
1.77.1    Generally. Tenant and Landlord shall each comply with all Environmental Laws (as defined below) relating to industrial hygiene and environmental conditions on, under or about the Buildings and Project including, but not limited to, soil and ground water conditions in accordance with the terms of this Lease. Without limiting the generality of the foregoing, Tenant and Landlord shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Material (as defined in Section 38.12 below) upon or about the Buildings, nor permit their respective Tenant Parties or Landlord Parties to engage in such activities upon or about the Buildings. However, the foregoing provisions shall not prohibit the transportation to and from, and the use, storage, maintenance and handling within, the Premises of substances customarily used in connection with normal office use provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for the permitted use of the Premises set forth in provision (q) of the Fundamental Lease Provisions, strictly in accordance with Applicable Laws and the manufacturers’ instructions therefor, (b) such substances shall not be disposed of, released or discharged on the Buildings, and shall be transported to and from the Premises in compliance with all Environmental Laws, (c) if any Environmental Laws requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site, and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Buildings upon expiration or earlier termination of this Lease.
1.77.2    Notice of Release and Investigation. If, during the Lease Term (including any extensions), either Landlord or Tenant becomes aware of (i) any actual or threatened release of any Hazardous Material on, under, or about the Premises, Building or Project, or (ii) any inquiry, investigation, proceeding, or claim by any government agency or other person regarding the presence of Hazardous Material on, under, or about the Premises, Building or Project, such party shall give written notice to the other of the release or investigation within five (5) days after learning of it and shall simultaneously furnish to the other party copies of any claims, notices of violation, reports, or other writings received by the party providing notice that concern such release or investigation.

1.77.3    Remediation Obligations; Tenant’s Rights to Abatement on Cleanup by Landlord.
(a)    If the presence of any Hazardous Material brought onto the Premises, Building or Project by either Landlord or Tenant or by their respective Landlord Parties or Tenant Parties results in contamination of the Premises, Building or Project, that party shall promptly take all necessary actions, at the party’s sole expense (and with respect to Landlord, not as an Operating Expense), to return the Premises, Building or Project to the condition that existed before the introduction of such Hazardous Material. If Tenant is the responsible party, Tenant shall first obtain Landlord’s approval of the proposed remedial action which it is obligated to undertake pursuant to the immediately preceding sentence, which shall not be unreasonably withheld, conditioned or delayed. This provision does not limit any indemnification obligations of the parties set forth in Article 12 or Tenant’s rights under General Condition J.
(b)    Without limiting Tenant’s rights and remedies under General Condition J, if Landlord undertakes any cleanup, detoxification, or similar action, whether or not required by any government or quasi-government agency, as a result of the presence, release, or disposal in or about the Building or Project of any Hazardous Material, and that action requires that Tenant be denied access to the Premises or Tenant is otherwise unable to conduct its business on the Premises for a period of greater than twenty-four (24) hours, Base Rent and Additional Rent shall be abated for the period that Tenant is unable to conduct its business at the Premises. Subject to Section 12.2(a), the costs of any Hazardous Material testing, cleanup or remediation undertaken by Landlord during the Lease Term shall be borne by Landlord, shall not be included as an Operating Expense and shall not be the obligation of Tenant.
1.78    Definitions of “Hazardous Material” and “Environmental Laws”. As used herein, the term “Hazardous Material” shall mean any hazardous or toxic substance, material, or waste that is or becomes regulated by the United States, the State of California, or any local government authority having jurisdiction over the Building or Project. Hazardous Material includes:
(a)    Any “hazardous substance,” as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code Sections 9601-9675);
(b)    “Hazardous waste,” as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code Sections 6901-6992k);
(c)    Any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law,

regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect);
(d)    Petroleum products;
(e)    Radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code Sections 2011-2297g-4;
(f)    Asbestos in any form or condition; and
(g)    Polychlorinated biphenyls (PCBS) and substances or compounds containing PCBS.
As used in this Lease, “Environmental Laws” means all Applicable Laws in effect during the Lease Term that relate to public health and safety and protection of the environment, including those Applicable Laws identified above in this Section 38.12.
[signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above, acknowledged that each party has carefully read each and every provision of this Lease, that each party has freely entered into this Lease of its own free will and volition, and that the terms, conditions and provisions of this Lease are commercially reasonable as of the day and year first above written.
“LANDLORD”
6th& PINE DEVELOPMENT, LLC,
a California limited liability company
By:
Name:
Its:

“TENANT”
MOLINA HEALTHCARE, INC.
a Delaware corporation
By:
Name:
Its:

EXHIBIT “A-1”
LEGAL DESCRIPTION OF SITE
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. AND IS DESCRIBED AS FOLLOWS:
PARCEL 1:
THE WEST 37112 FEET OF LOTS 1 AND 3, IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 19 PAGE 91 ET SEQ., OF MISCELLANEOUS RECORDS OF SAID COUNTY.
TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING SAID LAND ON THE WEST LYING BETWEEN THE PROLONGATION OF THE NORTHERLY LINE OF LOT 1 AND THE SOUTHERLY LINE OF LOT 3 BY 8 FEET, AS VACATED IN RESOLUTION NO. C-24596 OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.
EXCEPT THEREFROM ALL OIL GAS, MINERALS AND HYDROCARBON SUBSTANCES LYING BELOW A DEPTH OF 200 FEET FROM THE SURFACE OF SAID LAND, BUT WITHOUT THE RIGHT OF ENTRY UPON ANY PORTION OF THE SURFACE OF SAID LAND FOR THE PURPOSE OF EXPLORING FOR, BORING, EXTRACTING. DRILLING. MINING. PROSPECTING FOR, REMOVING OR MARKETING SAID SUBSTANCES, AS RESERVED TO THE GRANTOR THEREIN IN DEED EXECUTED BY TITLE INSURANCE AND TRUST COMPANY. TRUSTEE UNDER AGREEMENT AND DECLARATION OF TRUST EXECUTED HEREOF CREATING THOSE CERTAIN TRUSTS KNOWN AS ALBERT C. SELLERY TRUST AND THE ELEANOR D. SELLERY TRUST, RECORDED JULY 15, 1969 AS INSTRUMENT NO. 420, OF OFFICIAL RECORDS.
APN: 7273-025-013
PARCEL 2:
LOTS 5 AND 7, IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGE 91 ET SEQ., OF MISCELLANEOUS RECORDS OF SAID COUNTY.
TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING SAID LAND ON THE WEST LYING BETWEEN THE PROLONGATIONS OF THE NORTHERLY LINE OF LOT 5 AND THE SOUTHERLY LINE OF LOT 7, BY 8 FEET, AS VACATED IN RESOLUTION NO., C-24596 OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.
APN: 7273-025-015
PARCEL 3:
THE SOUTH 5 FEET OF LOT 6 AND ALL OF LOT 8, IN BLOCK 41 OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGES 91 TO

96 INCLUSIVE OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
TOGETHER WITH THE PORTION OF THE ALLEY 16 FEET WIDE ADJOINING SAID LAND ON THE EAST LYING BETWEEN THE PROLONGATION OF THE NORTHERLY LINE OF THE SOUTHERLY 5 FEET OF LOT 6 AND THE PROLONGATION OF THE SOUTHERLY LINE OF LOT 7, BY 8 FEET, AS VACATED IN RESOLUTION NO. C-24596 OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.
APN: 7273-025-016
PARCEL 4:
LOTS 10, 12 AND 14, IN BLOCK 41 OF THE TOWNSITE OF LONG BEACH, OF THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGE 91 OF MISCELLANEOUS RECORDS OF SAID COUNTY.
TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING SAID LAND ON THE EAST LYING BETWEEN THE PROLONGATIONS OF THE NORTHERLY LINE OF LOT 10 AND THE SOUTHERLY LINE OF LOT 14, BY 8 FEET, AS VACATED IN RESOLUTION NO. C-24596 OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1.988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.
EXCEPT THEREFROM ALL OIL GAS, MINERALS AND OTHER HYDROCARBON SUBSTANCES BELOW A DEPTH OF 200 FEET FROM THE SURFACE THEREOF, WITHOUT RIGHT OF SURFACE ENTRY, AS RESERVED BY EDWARD R. LOVELL, TRUSTEE IN DEED RECORDED DECEMBER 1, 1971 AS INSTRUMENT NO. 155, OF OFFICIAL RECORDS.
APN: 7273-025-019 (PORTION)
PARCEL 5:
LOTS 17 TO 21 INCLUSIVE IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGES 91 TO 96 INCLUSIVE OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
TOGETHER WITH THAT PORTION OF THE ALLEY 10 FEET WIDE ADJOINING SAID LAND ON THE NORTH LYING BETWEEN THE PROLONGATIONS OF THE WESTERLY LINE OF LOT 17 AND THE EASTERLY LINE OF LOT 21 BY 5 FEET, AS VACATED IN RESOLUTION NO. C-21081, OF THE CITY OF LONG BEACH, RECORDED APRIL 10, 1972 AS INSTRUMENT NO. 2966 AND RECORDED MAY 9, 1972 AS INSTRUMENT NO. 3947, OF OFFICIAL RECORDS.
APN: 7273-025-020 (PORTION)
PARCEL 6:
LOTS 9, 11 AND 13, IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGES 91 TO 96 INCLUSIVE OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING SAID AND ON THE WEST LYING BETWEEN THE PROLONGATIONS OF THE NORTHERLY LINE OF LOT 9 AND THE SOUTHERLY LINE OF LOT 13 BY 8 FEET, AS VACATED IN RESOLUTION NO. C-24596, OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.
APN: 7273-025-017, 018 (PORTION)
PARCEL 7:
LOTS 24 TO 28 INCLUSIVE IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH. AS PER MAP RECORDED IN BOOK 19 PAGES 91 ET SEQ. OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
TOGETHER WITH THAT PORTION OF THE ALLEY 10 FEET WIDE ADJOINING SAID LAND ON THE NORTH LYING BETWEEN THE PROLONGATIONS OF THE WESTERLY LINE OF LOT 24 AND THE EASTERLY LINE OF LOT 28 BY 5 FEET, AS VACATED IN RESOLUTION NO. C-21081, OF THE CITY OF LONG BEACH, RECORDED April 10, 1972 AS INSTRUMENT NO. 2966 AND RECORDED MAY 9, 1972 AS INSTRUMENT NO. 3947, OF OFFICIAL RECORDS.
EXCEPT ALL OIL GAS AND OTHER HYDROCARBONS, IN AND UNDER THAT PORTION OF SAID LAND LOCATED MORE THAN 100 FEET BELOW THE SURFACE THEREOF BUT WITH NO RIGHT OF USE OF THE SURFACE OF SAID LANDS OR ANY PORTION THEREOF WITHIN 100 FEET OF THE SURFACE, AS RESERVED BY COVENANT PRESBYTERIAN CHURCH OF LONG BEACH, CALIFORNIA, IN DEED RECORDED MAY 19,1965 AS INSTRUMENT NO. 999, OF OFFICIAL RECORDS.
APN: 7273-025-021 (PORTION)

PARCEL 8:
LOTS 15, 16, 22 AND 23, IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGE 91 ET SEQ. OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
TOGETHER WITH THAT PORTION OF THE ALLEY 10 FEET WIDE ADJOINING LOTS 15 AND 16 ON THE SOUTH LYING BETWEEN THE PROLONGATIONS OF THE EASTERLY AND WESTERLY LINES OF SAID LOTS 15 AND 16, BY 5 FEET, AS VACATED IN RESOLUTION NO. C-21081, OF THE CITY OF LONG BEACH, RECORDED APRIL 10, 1972 AS INSTRUMENT NO. 2966 AND RECORDED MAY 9, 1972 AS INSTRUMENT NO. 3947 AND ALSO TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING LOT 15 ON THE WEST AND ADJOINING LOT 16 ON THE EAST, LYING BETWEEN THE PROLONGATIONS OF THE NORTHERLY AND SOUTHERLY LINES OF SAID LOTS 15 AND 16, BY 8 FEET, RESPECTIVELY, AS VACATED IN RESOLUTION NO. C-24596, OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.
ALSO TOGETHER WITH THAT PORTION OF THE ALLEY 10 FEET WIDE ADJOINING LOTS 22 AND 23 OF THE NORTH, LYING BETWEEN THE PROLONGATIONS OF THE EASTERLY AND WESTERLY LINES OF SAID LOTS 22 AND 23, BY 5 FEET, AS VACATED IN RESOLUTION NO. C-21081, OF THE CITY OF LONG BEACH, RECORDED APRIL 10, 1972 AS INSTRUMENT NO. 2966 AND RECORDED MAY 9, 1972 AS INSTRUMENT NO. 3947 AND ALSO TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING LOT 22 ON THE EAST AND ADJOINING LOT 23 ON THE WEST, LYING BETWEEN THE PROLONGATIONS OF THE NORTHERLY AND SOUTHERLY LINES OF SAID LOTS 22 AND 23, BY 8 FEET, RESPECTIVELY, AS VACATED IN RESOLUTION NO. C-24596, OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.
EXCEPT THEREFROM ALL OIL GAS, AND OTHER HYDROCARBONS, IN AND UNDER THAT PORTION OF SAID LAND LOCATED MORE THAN 100 FEET BELOW THE SURFACE THEREOF, BUT WITH NO RIGHT OF USE OF THE SURFACE OF SAID LANDS OR ANY PORTION THEREOF WITHIN 100 FEET OF THE SURFACE, RESERVED IN DEED RECORDED MAY 19, 1965 AS INSTRUMENT NO. 999, OF OFFICIAL RECORDS.
APN: 7273-025-018 (PORTION), 7273-025-019 (PORTION), 7273-025-020 (PORTION), 7273-025-021 (PORTION)
PARCEL 9:
THE EAST 112.5 FEET OF LOTS 1 AND 3, BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 19 PAGES 91 TO 96 INCLUSIVE OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY. .

EXCEPT THEREFROM ALL OIL, GAS AND OTHER MINERAL RIGHTS IN AND UNDER SAID PROPERTY TOGETHER WITH THE EXCLUSIVE RIGHT TO USE SUCH PORTION OF SAID PROPERTY LYING MORE THAN 500 FEET BELOW THE SURFACE THEREOF FOR THE EXTRACTION OF OIL GAS AND MINERALS FROM SAID PROPERTY OR PROPERTY IN THE VICINITY THEREOF; HOWEVER, WITH NO RIGHTS OF SURFACE ENTRY WHATSOEVER. AS RESERVED TO THE GRANTOR THEREIN IN DEED EXECUTED BY SOCONY MOBIL OIL COMPANY, INC., A NEW YORK CORPORATION, SUCCESSOR BY MERGER TO GENERAL PETROLEUM CORPORATION, FORMERLY KNOWN AS GENERAL PETROLEUM CORPORATION OF CALIFORNIA, RECORDED MARCH 2, 1966.
APN: 7273-025-001
PARCEL 10:
LOTS 2 AND 4 AND THE NORTH 20 FEET OF THE LOT 6 IN BLOCK 41 OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 19, PAGE(S) 91 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
TOGETHER WITH THAT PORTION OF TRIBUNE COURT VACATED BY THE CITY OF LONG BEACH, RESOLUTION NO. 24596, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, LYING NORTHERLY OF THE EASTERLY PROLONGATION OF THE SOUTHERLY LINE FEET THE SOUTHERLY 20 FEET OF LOT 6, LYING SOUTHERLY OF THE SOUTHERLY LINE OF 7TH STREET, 80 FEET WIDE, LYING EASTERLY OF THE EASTERLY LINE OF LOTS 2, 4 AND 6 LYING WESTERLY OF THE EASTERLY LINE OF THE WEST 8 FEET OF SAID TRIBUNE COURT.
A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS OVER THE SOUTH 5 FEET OF LOT 6, AND ALL OF LOT 5, AND LOTS 7 THROUGH 28, INCLUSIVE, IN BLOCK 41 OF LONG BEACH, CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 OF PAGES 91 TO 96 INCLUSIVE OF MISCELLANEOUS RECORDS OF THE COUNTY RECORDER OF SAID COUNTY, AS GRANTED BY DOCUMENT RECORDED NOVEMBER 7, 1988, AS INSTRUMENT NO. 88-1791681, OFFICIAL RECORDS.
EXCEPT THEREFROM ALL MINERALS, GAS, OIL, PETROLEUM, NAPHTHA AND OTHER HYDROCARBON SUBSTANCES LOCATED IN AND UNDER SAID LAND BELOW A DEPTH OF 200 FEET FROM THE SURFACE THEREOF, WITHOUT RIGHT OF SURFACE ENTRY. AS RESERVED IN DEED RECORDED APRIL 16, 1993 AS INSTRUMENT NO. 93-716425 OFFICIAL RECORDS.
APN: 7273-025-014 (PORTION)

EXHIBIT “A-2”
SITE PLAN OF SITE
[See attached.]

EXHIBIT “B”
WORK LETTER AGREEMENT
[See attached.]

EXHIBIT “C”
NOTICE OF LEASE TERM DATES
Date:
To:

Re:
Lease dated              , 2012 between 6th& Pine Development, LLC, a California limited liability company, Landlord, Molina Healthcare, Inc., a Delaware corporation, Tenant, concerning 604 Pine Avenue, Long Beach, California.

Ladies/Gentlemen:
In accordance with the subject Lease, we wish to advise and/or confirm as follows:
1.    That the Tenant has possession of the [Existing Building][New Building] and acknowledges that under the provisions of the subject Lease, the Commencement Date with respect to the [Existing Building][New Building] occurred on _______________.
2.    That in accordance with the subject Lease, rental commenced to accrue with respect to the [Existing Building][New Building] on the Commencement Date set forth in Section 1, based on ______________ RSF (as determined pursuant to Section 1.2 of the Lease).
3.    If the Commencement Date set forth in Section 1 is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.
4.    Rent is due and payable in advance on the first day of each and every month during the term of said Lease. Your rent checks should be made payable to _______________ at _______________________________________.
6TH& PINE DEVELOPMENT, LLC,
a California limited liability company
By:
Name:

                    Its:

AGREED AND ACCEPTED:
MOLINA HEALTHCARE, INC.,
a Delaware corporation
By:

Name:

Its:

EXHIBIT “D”
RESERVED

EXHIBIT “E”
MEMO OF LEASE

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: David C. Meckler LATHAM & WATKINS LLP 650 Town Center Drive Costa Mesa, California 92626-1925
SPACE ABOVE THIS LINE FOR RECORDER’S USE ONLY
MEMORANDUM OF LEASE AND, RIGHT OF FIRST OFFER TO PURCHASE
THIS MEMORANDUM OF LEASE AND RIGHT OF FIRST OFFER TO PURCHASE (this “Memorandum”) is effective as of [__________], 2013, by and between 6th & PINE DEVELOPMENT, LLC, a California limited liability company (“Landlord”), and MOLINA HEALTHCARE, INC., a Delaware corporation (“Tenant”).

1.
Lease. Landlord and Tenant have entered into that certain unrecorded Office Building Lease – Full Service Gross – Single Tenant Building(s) dated [___________], 2013 (as amended to date and as the same may hereafter be amended, modified or supplemented from time to time in accordance with the terms thereof, collectively, the “Lease”), pursuant to which Landlord has leased and does hereby lease to Tenant, and Tenant has leased and does hereby lease from Landlord, the premises more particularly described in the Lease and consisting of certain real property more particularly described on Exhibit “A” attached hereto (the “Premises”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Lease.

2.
Term of Lease. The fixed term of the Lease is scheduled to commence on [June 1, 2013] [To be confirmed], and expires on December 31, 2024, unless earlier terminated pursuant to the provisions of the Lease. Tenant has the option, subject to the terms of the Lease, to extend the term of the Lease by two (2) sequential renewal terms of five (5) years each.

3.
Rights to Purchase the Premises. Tenant has a right of first offer to purchase the Premises (together with all appurtenant rights with respect thereto) for the first five (5) years of the term, and an option to purchase the Premises (together with all appurtenant rights with respect thereto) thereafter, in each case upon and subject to the terms and conditions set forth in the Lease (collectively, the “Purchase Rights”).

4.
Miscellaneous. The purpose of this Memorandum is solely to give notice of the existence of the Lease, all the terms of which are incorporated herein by this reference, and the Purchase Rights contained therein. This Memorandum shall not modify or amend any of the provisions of the Lease, including the terms and conditions of any Purchase Rights contained therein.

To the extent that any provision of this Memorandum conflicts with any provision of the Lease, the provisions of the Lease shall control. This Memorandum may be executed in counterparts, each of which shall be an original, but all of which, together, shall constitute one and the same instrument. This Memorandum shall automatically terminate upon the expiration or earlier termination of the Lease.
[Signature Page Follows on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum as of the date and year first above written.

“LESSOR” 6th& PINE DEVELOPMENT, LLC, a California limited liability company By: Name: Title:	“LESSEE” MOLINA HEALTHCARE, INC., a Delaware corporation By: Name: Title:

State of California          )
County of Los Angeles     )

On _____________________________ before me, ______________________________ (here insert name and title of the officer), personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature _______________________________ (Seal)

State of California          )
County of Los Angeles     )

On _____________________________ before me, ______________________________ (here insert name and title of the officer), personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature _______________________________ (Seal)

EXHIBIT “A” TO EXHIBIT “E”
LEGAL DESCRIPTION

(To Be Attached)

EXHIBIT “F”
ESTOPPEL CERTIFICATE

TO:	_____________________________________________________
FROM:    _____________________________________________________

RE:	_____________________________________________________
[Tenant] [Landlord] hereby certifies based on the actual knowledge of [Tenant] [Landlord] without any duty to inquire, the information set forth below with respect to the Lease as of the date of this certificate.
1.    The Lease is unmodified and in full force and effect [or “The Lease, as modified by the above-referenced amendment(s), is in full force and effect” except as noted herein].
2.    Tenant is current in its obligation to pay rent and additional rent (in respect of tax and operating expense escalations) under the Lease, the most recent payments being made on the following dates, in the following amounts:
Date                    Amount
Rent:            ____________, 20__        $________________
Additional
Rent:            ____________, 20__        $________________
3.    To the actual knowledge of [Tenant] [Landlord] without any duty to inquire, [except as set forth below,] neither Landlord nor Tenant is not in default under the Lease.

Date: ____________, 20__	_________________________________,

a _______________________________
By: _____________________________
Title: __________________________

EXHIBIT ”G”
RESERVED

EXHIBIT “H”
FORM OF APPROVED SNDA
[See attached.]

EXHIBIT “I-1”
RIGHT OF FIRST OFFER TO PURCHASE
1.    ROFO. Provided no Event of Default by Tenant has occurred and is continuing hereunder, if at any time during the period from the Effective Date through the day prior to the fifth (5th) anniversary of the Effective Date (the “5th Anniversary of the Effective Date”), Landlord desires to sell the Project (which for all purposes under this Exhibit “I-1” shall include all of Landlord’s right, title and interest in and to the Off-Site Parking Spaces under the Off-Site Parking Agreement to the extent that such rights are transferable, it being acknowledged that if consent is required to transfer the same, each party shall cooperate in good faith to seek such consent), or any portion thereof, Landlord shall in writing notify Tenant (a “Sale Notice”) of Landlord’s intent to sell the Project or portion thereof identified in the Sale Notice. The Sale Notice shall be given prior to any offer or counteroffer (or acceptance of an offer or counteroffer) by Landlord to sell the Project (or any portion thereof) to a third party.
2.    Tenant’s Notice of Intent to Purchase. Upon receipt of a Sale Notice by Tenant, Tenant shall have fifteen (15) days to notify Landlord in writing of Tenant’s intent to purchase the Project or the portion thereof specified in Landlord’s Sale Notice. If Tenant timely notifies Landlord of its intent to purchase the Project or portion thereof specified in Landlord’s Sale Notice, the parties shall proceed pursuant to Paragraph 3 below. If Tenant does not so timely notify Landlord, or notifies Landlord that it does not intend to purchase the Project or portion thereof specified in Landlord’s Sale Notice (the “Sale Portion”), Landlord may proceed pursuant to Paragraph 4 below.
3.    Exclusive Negotiations. If Tenant timely and properly notifies Tenant of its intent to purchase the Project or Sale Portion, Tenant and Landlord shall, fifteen (15) days after Tenant’s notice, enter into exclusive negotiations to attempt to reach a mutually satisfactory agreement as to price and terms of the sale. Such negotiation process shall include at least one good faith written offer by Tenant (the “Tenant Offer”) of the price at which Tenant proposes to purchase the Project or Sale Portion. If agreement as to price is reached during such fifteen (15) day exclusive negotiation period, the parties shall have an additional fifteen (15) day period to negotiate in good faith for and to enter into and deliver a mutually acceptable and commercially reasonable purchase and sale agreement and open a purchase and sale escrow.
4.    Third Party Sale by Landlord. If (a) Tenant fails to timely give the notice provided for in Paragraph 2 above (or notifies Landlord that Tenant does not intend to purchase the Project or Sale Portion), or (b) Tenant and Landlord fail to reach an agreement as to price within the forty-five (45) day exclusive negotiation period pursuant to Paragraph 3 above or (c) Tenant and Landlord reach an agreement as to price during the exclusive negotiation period but fail to execute and deliver a purchase agreement within the thirty (30) day period pursuant to Paragraph 3 (after negotiating in good faith therefor), then, in any such event, Landlord shall be free to sell the Project or Sale Portion to any third party buyer, but only at a price greater than the purchase price contained in the last Tenant Offer by Tenant pursuant to Paragraph 3 above (the “Tenant Price”).

5.    Second Sale Notice. Notwithstanding the provisions of Paragraph 4 above, if Tenant shall have provided to Landlord at least one Tenant Offer during the exclusive negotiation period and either (a) Landlord has not executed a definitive purchase agreement with a third party buyer to sell the Project or Sale Portion within 180 days after the expiration of the forty-five (45) day period in Paragraph 3 above (with no agreement as to price) or 180 days after the expiration of the thirty (30) day period in Paragraph 3 above (with no execution of a purchase and sale agreement, after negotiating in good faith therefor), as applicable, or (ii) Landlord proposes to sell the Project or Sale Portion at a price equal to or less than the Tenant Price, then, in either such event, Landlord shall provide to Tenant a Sale Notice pursuant to Paragraph 2 above and Tenant shall have the same right specified in Paragraph 2 to notify Landlord of its intent to purchase, except that, in the event clause (ii) of this Paragraph 5 is applicable, (1) Tenant shall have ten (10) days from receipt of Landlord’s second Sale Notice to give the notice therein described, and (2) for purposes of Paragraph 3 above, the agreed upon price shall be the Tenant Price and the parties shall have thirty (30) days after Tenant notifies Landlord of its intent to purchase to negotiate in good faith for and enter into and deliver a mutually acceptable and commercially reasonable purchase and sale agreement and open a purchase and sale escrow. If Tenant shall not have provided to Landlord at least one Tenant Offer during the exclusive negotiation period, then the provisions of this Paragraph 5 shall not apply, there shall be no second Sale Notice and Landlord shall be free to sell the Project or Sale Portion to any third party at any price and upon any terms agreed upon by Landlord and such third party.
6.    Closing under ROFO. If (a) Tenant timely and properly notifies Landlord of its intent to purchase pursuant to Paragraph 2 above, Tenant and Landlord reach agreement upon a sale price and execute and deliver a purchase and sale agreement pursuant to Paragraph 3 above or (b) clause (ii) of Paragraph 5 above applies and Tenant timely notifies Landlord of Tenant’s intent to purchase in response to Landlord’s second Sale Notice, which purchase shall be at the Tenant Price, and Landlord and Tenant execute a purchase and sale agreement pursuant to subclause (2) of clause (ii) of Paragraph 5 above, then Tenant and Landlord shall proceed to close the sale of the Project or Sale Portion. Such sale shall be for cash at close of a purchase and sale escrow at the price agreed upon pursuant to Section 3 above or the Tenant Price, as applicable. In addition, in connection with such sale:
(a)    A purchase and sale escrow (the “Escrow”) shall be opened with a mutually acceptable title/escrow company in Los Angeles or Orange County, California (the “Escrow Agent”) within five (5) business days after the execution and delivery of a purchase and sale agreement;
(b)    Tenant shall have an agreed thirty (30) day period to conduct a due diligence review of the Project, which shall be limited solely to a review of title, environmental, entitlement and structural matters. Provided Tenant does not terminate the Escrow within the due diligence period, Escrow shall close within ten (10) days following the expiration of the due diligence period;
(c)    The purchase price to be paid shall be paid by delivery of immediately available funds at close of the Escrow;

(d)    The Project shall be sold to Tenant “AS IS” and with no representations and warranties by Landlord, except as set forth in the purchase and sale agreement. Landlord shall, however, assign to Tenant all design and construction warranties and rights obtained by Landlord and all other ongoing rights of Landlord under the design, development and construction documents with respect to the Project;
(e)    Landlord will pay the premium for a standard owner’s CLTA or ALTA title policy with respect to the Project in the amount of the purchase price therefor and the cost of any endorsements required to cure title defects. Tenant shall be responsible for all additional premiums and costs for an ALTA extended coverage policy of title insurance (i.e., the premium difference between a CLTA or ALTA standard policy and an ALTA extended coverage policy), plus the cost of any endorsements required by Tenant (other than those required to cure title defects). Landlord shall convey title to the Project to Tenant free and clear of any and all mortgages, deeds of trust or other monetary liens created or suffered by, through or under Landlord, other than any such deeds of trust or other monetary liens that Tenant has agreed in its sole discretion to assume or take title subject to and for which an appropriate reduction in the purchase price has been made at the closing of the Escrow; and
(f)    Rent shall be prorated at close of Escrow. Landlord shall pay the documentary transfer tax with respect to the grant deed, the recording fee for the deed and one-half of escrow agent’s fees and costs. Tenant shall pay the recording fees for the mutual cancellation of any recorded memorandum of this Lease, all recording fees for any mortgage or deed of trust placed on the Project by Tenant and one-half of escrow agent’s fees and costs. All other costs and fees in connection with the Escrow shall be paid in accordance with customary escrow practice in Los Angeles County, California.
7.    ROFO Not Personal. The rights granted to Tenant in this Exhibit “I-1” are not personal to Tenant and shall be for the benefit of, and the rights granted herein may be exercised by, any assignee of Tenant’s interest in this Lease permitted under the terms hereof; provided, however, that the rights granted to Tenant in this Exhibit “I-1” are not assignable separate and apart from Tenant’s interest in this Lease.
8.    Terms. All terms used in this Exhibit “I-1” unless otherwise defined in this Exhibit shall have the same meaning as the terms defined elsewhere in this Lease.

EXHIBIT “I‑2”
PURCHASE OPTION
1.    Option. Provided no Event of Default by Tenant has occurred and is continuing hereunder at the time of the exercise of the option set forth herein, Tenant may elect to purchase the entire Project (which for all purposes under this Exhibit “I-2” shall include all of Landlord’s right, title and interest in and to the Off-Site Parking Spaces under the Off-Site Parking Agreement to the extent that such rights are transferable, it being acknowledged that if consent is required to transfer the same, each party shall cooperate in good faith to seek such consent) at any time from and after 5th Anniversary of the Effective Date (as defined in Exhibit “I-1”) and continuing for the balance of the Term (the “Purchase Option”), by delivering to Landlord before the end of the Term a written notice (the “Purchase Option Notice”) of such election. The Purchase Option shall be exercisable only as to the entire Project, and shall not be exercisable as to less than the entire Project.
2.    Option Not Personal. The Purchase Option set forth in this Exhibit “I-2” is not personal to Tenant and may be exercised by any assignee of Tenant’s interest in this Lease permitted under the terms hereof; provided, however, that, the Purchase Option is not assignable separate and apart from Tenant’s interest this Lease.
3.    Purchase Price. The purchase price shall be one hundred percent (100%) of the Fair Market Value (as hereinafter defined) (the “Option Price”).
4.    Fair Market Value. For the purposes of this Exhibit “I-2” the term “Fair Market Value” shall mean the gross sales price that the Project would bring in a competitive and open market as of the date the Purchase Option Notice was delivered to Landlord under all conditions requisite to a fair sale with a buyer and seller each acting prudently and knowledgeably. The determination of “Fair Market Value” shall assume that: (a) the Project is sold for its highest and best use as of the date the Purchase Option Notice was delivered to Landlord; (b) the sales price is not affected by undue stimulus; (c) buyer and seller are equally motivated; (d) both buyer and seller are well informed or well advised and are acting in what it considers to be in its own best interest; (e) a reasonable time is allowed for the exposure on the open market; (f) payment of the purchase price of Project is made in cash by Buyer on the closing date; and (g) taking into account specifically the parking rights for the benefit of the Project.
Landlord shall determine the Fair Market Value by using its good faith judgment. Landlord shall provide written notice of such amount within thirty (30) days after Tenant delivers the Purchase Option Notice. Tenant shall have thirty (30) days (“Tenant’s FMV Review Period”) after receipt of Landlord’s notice of Fair Market Value within which to accept such Fair Market Value in writing. In the event Tenant fails to accept the Fair Market Value proposed by Landlord, Landlord and Tenant shall attempt to agree upon such Fair Market Value, using good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s FMV Review Period (“Outside FMV Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Value and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below. Failure of Tenant to so elect in writing within

Tenant’s FMV Review Period shall conclusively be deemed its disapproval of the Fair Market Value determined by Landlord.
In the event that Landlord fails to timely generate the initial written notice of Landlord’s opinion of the Fair Market Value which triggers the negotiation period of this Paragraph 4, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have fifteen (15) days (“Landlord’s FMV Review Period”) after receipt of Tenant’s notice of the Fair Market Value within which to accept such Fair Market Value. In the event Landlord fails to accept in writing such Fair Market Value proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Value, using good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord’s FMV Review Period (which shall be, in such event, the “Outside FMV Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Value and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below.
(a)    Landlord and Tenant shall meet with each other within five (5) business days of the Outside FMV Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the Fair Market Value within three (3) business days of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall (i) by profession be a commercial real estate appraiser, (ii) be a Member of the Appraisal Institute (or any successor organization thereto) and (iii) have been active over the five (5) year period ending on the date of such appointment in the appraisal of Comparable Buildings (as defined in Exhibit “J”). Neither Landlord nor Tenant shall consult with such arbitrator directly or indirectly as to his or her opinion as to Fair Market Value prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Value for the Project is the closer to the actual Fair Market Value as determined by the arbitrator, taking into account the definition of Fair Market Value as set forth in and the other requirements of this Paragraph. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of Fair Market Value (“FMV Data”) and the other party may submit a reply in writing within five (5) business days after receipt of such FMV Data.
(b)    The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Value, and shall notify Landlord and Tenant of such determination.
(c)    The decision of the arbitrator shall be binding upon Landlord and Tenant, except as provided in Paragraph 5 below.

(d)    If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Superior Court of Los Angeles, California, or, if he or she refuses to act, by any judge having jurisdiction over the parties.
(e)    The cost of arbitration shall be paid by Landlord and Tenant equally.
5.    Rescission by Tenant following Fair Market Value Determination. In the event that Tenant objects to the Fair Market Value as determined by the arbitration provision specified in Paragraph 4 above, Tenant may elect to rescind its Purchase Option Notice at any time within ten (10) business days following the establishment of the Fair Market Value as determined by such arbitration. In the event Tenant elects to rescind such notice, (i) Tenant shall reimburse Landlord for its reasonable attorneys’ fees and reasonable costs associated with such arbitration and shall have no obligation to purchase the Project and (ii) the Purchase Option provided for in this Exhibit “I-2” shall lapse and terminate and thereafter not be exercisable by Tenant or any assignee of Tenant’s interest under this Lease.
6.    Closing under Purchase Option. Unless Tenant exercises its rescission right pursuant to Paragraph 5 above, promptly after the Fair Market Value is determined pursuant to this Exhibit “I-2” (whether by agreement of the parties or by arbitration), negotiate in good faith for and enter into and deliver a mutually acceptable and commercially reasonable purchase and sale agreement and open a purchase and sale escrow for the purchase and sale of the Project. Such sale shall be for cash at close of a purchase and sale escrow at the Option Price. In addition, in connection with such sale:
(a)    An Escrow (as defined in Exhibit “I-2” shall be opened with a mutually acceptable title/escrow company in Los Angeles or Orange County, California (the “Escrow Agent”) within ten (10) business days after the execution and delivery of a purchase and sale agreement;
(b)    Tenant shall have an agreed thirty (30) day period to conduct a due diligence review of the Project, which shall be limited solely to a review of title, environmental, entitlement, structural and parking matters. Provided Tenant does not terminate the Escrow within the due diligence period, Escrow shall close within ten (10) days following the expiration of the due diligence period;
(c)    The Option Price to be paid shall be paid by delivery of immediately available funds at close of the Escrow;
(d)    The Project shall be sold to Tenant “AS IS” and with no representations and warranties by Landlord, except as set forth in the purchase and sale agreement. Landlord shall, however, assign to Tenant all design and construction warranties and rights obtained by Landlord and all other ongoing rights of Landlord under the design, development and construction documents with respect to the Project;
(e)    Landlord will pay the premium for a standard owner’s CLTA or ALTA title policy with respect to the Project in the amount of the purchase price therefor and the cost of any endorsements required to cure title defects. Tenant shall be responsible for all additional premiums and costs for an ALTA extended coverage policy of title insurance (i.e., the premium difference between a CLTA or ALTA standard policy and an ALTA extended coverage policy), plus the cost of any endorsements required by Tenant (other than those required to cure title defects). Landlord shall convey title to the Project to Tenant free and clear of any and all mortgages, deeds of trust or other monetary liens created or suffered by, through or under Landlord, other than any such deeds of trust or other monetary liens that Tenant has agreed in its sole discretion to assume or take title subject to and for which an appropriate reduction in the Option Price has been made at the closing of the Escrow; and
(f)    Rent shall be prorated at close of Escrow. Landlord shall pay the documentary transfer tax with respect to the grant deed, the recording fee for the deed and one-half of escrow agent’s fees and costs. Tenant shall pay the recording fees for the mutual cancellation of any recorded memorandum of this Lease, all recording fees for any mortgage or deed of trust placed on the Project by Tenant and one-half of escrow agent’s fees and costs. All other costs and fees in connection with the Escrow shall be paid in accordance with customary escrow practice in Los Angeles County, California
7.    Terms. All terms used in this Exhibit “I-2” unless otherwise defined in this Exhibit shall have the same meaning as the terms defined elsewhere in this Lease.

EXHIBIT “J”
OPTIONS TO EXTEND
1.    Options. Provided no Event of Default by Tenant has occurred and is continuing at the time of the exercise of the options set forth herein, Tenant may elect to extend the Term (“Extension Options”) for all of the Premises for two (2) additional periods of five (5) years each (collectively, the “Extension Periods”; individually, the “First Extension Period” and the “Second Extension Period”), by delivering to Landlord not later than twelve (12) months nor earlier than eighteen (18) months before the end of the initial Term or the First Extension Period, as applicable, a written notice (the “Option Notice”) of such election. The First Extension Period shall commence on the day immediately following the last day of the Term and the Second Extension Period shall commence on the day immediately following the last day of the First Extension Period, and shall be subject to all the terms and conditions of this Lease except that the Base Rent for the applicable Extension Period shall be determined in accordance with Paragraph 3 below.
2.    Options Not Personal. The Extension Options set forth herein are not personal to Tenant and may be exercised by any assignee of Tenant’s interest in this Lease permitted under the terms hereof; provided, however, that, Extension Options are not assignable separate and apart from Tenant’s interest this Lease.
3.    Base During Extension Periods. The Base Rent for each Extension Period shall be one hundred percent (100%) of the Fair Market Rental Rate (as hereinafter defined) as of the commencement of the applicable Extension Period and the Base Year shall be the first (1st) calendar year of such Extension Period.
4.    Fair Market Rental Rate. For the purposes of this Exhibit “J” the term “Fair Market Rental Rate” shall mean the annual effective rent per rental square foot, plus annual percentage increases therein, that landlords of Comparable Buildings (as defined below) have accepted in current transactions (i.e., if available, those transactions where the essential economic terms and conditions were agreed upon six to twelve (6 to 12) months prior to Tenant’s exercise of the applicable Extension Period or such other then most recent transactions as are available for comparison) between non-affiliated parties from new, non-expansion (unless the expansion is pursuant to a comparable definition of Fair Market Rental Rate), non‑renewal (unless the renewal is pursuant to a comparable definition of Fair Market Rental Rate), and non‑equity tenants of comparable credit-worthiness, for Comparable Buildings with comparable space (size), for a comparable use and for a comparable period of time (“Comparable Transactions”). “Comparable Buildings” shall be buildings of comparable size (including floor height), quality, vintage and construction in Downtown Long Beach. In any determination of Comparable Transactions, appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), the extent of Tenant’s liability under this Lease, parking rights (and costs therefor) and obligations, signage rights, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, the condition of the base building and the Landlord’s responsibility with respect thereto, the value, if any, of the existing tenant improvements (with such value being judged with respect to the utility of such existing tenant improvements to the general business office user and not this particular Tenant) and other generally applicable conditions of tenancy for such Comparable Transactions. The intent is that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in Comparable Transactions and that Landlord will make, and receive the same economic payments and concessions that Landlord would otherwise make, and receive in Comparable Transactions.
Landlord shall determine the Fair Market Rental Rate by using its good faith judgment. Landlord shall provide written notice of such amount within thirty (30) days after Tenant delivers an Option Notice Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental in writing. In the event Tenant fails to accept the new rental proposed by Landlord, Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate, using their good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below. Failure of Tenant to so elect in writing within Tenant’s Review Period shall conclusively be deemed its disapproval of the Fair Market Rental Rate determined by Landlord.
In the event that Landlord fails to timely generate the initial written notice of Landlord’s opinion of the Fair Market Rental Rate which triggers the negotiation period of this Paragraph 4, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have fifteen (15) days (“Landlord’s Review Period”) after receipt of Tenant’s notice of the new rental within which to accept such rental. In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Rental Rate, using their good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below.
(a)    Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the Fair Market Rental Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of Comparable Buildings. Neither Landlord nor Tenant shall consult with such arbitrator directly or indirectly as to his or her opinion as to Fair Market Rental Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate for the Premises is the closer to the actual Fair Market Rental Rate for the Premises as determined by the arbitrator, taking into account the definition of Fair Market Rental Rate set forth in and the other requirements of this Paragraph 4. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of Fair Market Rental Rate (“FMRR Data”) and the other party may submit a reply in writing within five (5) business days after receipt of such FMRR Data.
(b)    The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Rental Rate, and shall notify Landlord and Tenant of such determination.
(c)    The decision of the arbitrator shall be binding upon Landlord and Tenant, except as provided in Paragraph 5 below.
(d)    If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.
(e)    The cost of arbitration shall be paid by Landlord and Tenant equally.
5.    Rescission by Tenant for Insufficient Parking. In the event that Landlord has not reached a mutual agreement with the City to extend the term of the Off-Site Parking Agreement for the applicable extension period no later than six (6) months prior to the commencement of such extension period (in each case, the “Parking Extension Deadline”), Tenant may elect to rescind its Option Notice at any time within thirty (30) days following the applicable Parking Extension Deadline. In the event Tenant elects to rescind such notice, this Lease shall expire on the then-current expiration date (unless earlier terminated pursuant to the terms of this Lease), and Landlord and Tenant shall have no further obligations hereunder, except for those obligations that expressly survive the expiration or earlier termination of this Lease.
6.    Documentation. Unless Tenant exercises its rescission right pursuant to Paragraph 5 above, promptly after the Base Rent for the applicable Extension Period is determined pursuant to this Exhibit “J”, Landlord and Tenant shall execute an amendment to the Lease stating the new Base Rent in effect for such Extension Term.
7.    Terms. All terms used in this Exhibit “J” unless otherwise defined in this Exhibit shall have the same meaning as the terms defined elsewhere in this Lease.

EXHIBIT ”K”
OFF-SITE PARKING AGREEMENT
[See attached.]

EXHIBIT ”L”
ESTOPPEL AND AGREEMENT REGARDING OFF-SITE PARKING AGREEMENT
[See attached.]

TABLE OF CONTENTS
Page

ARTICLE 1 - PREMISES	11

1.1	Lease of Premises 11

1.2	Measurement of the Premises 11

1.3	Right of First Offer to Purchase 12

1.4	Option to Purchase 12

ARTICLE 2 - TERM	12

2.1	Effective Date 12

2.2	Term of Lease 12

2.3	Delivery of Premises; Commencement Date(s) 12

2.4	Early Entry Into Premises 13

2.5	Notice of Commencement Date 13

2.6	Option to Terminate Because of Non‑Commencement or Completion 13

2.7	Options to Extend Term 14

ARTICLE 3 - RENT	14

3.1	Payment of Rent 14

3.2	Late Charge 15

ARTICLE 4 - Additional rent	15

4.1	General Terms 15

4.2	Procedure for Payment of Tenant’s Share of Direct Expenses 16

4.3	Definitions of Key Terms Relating to Additional Rent 17

4.4	Taxes and Other Charges for Which Tenant Is Directly Responsible 25

4.5	Landlord’s Books and Records 26

ARTICLE 5 - USE	27

5.1	Permitted Use 27

5.2	Restriction on Use 27

ARTICLE 6 - ALTERATIONS AND ADDITIONS	27

6.1	Tenant’s Rights to Make Alterations 27

6.2	Installation of Alterations 27

6.3	Tenant Improvements - Treatment at End of Lease 28

ARTICLE 7 - TENANT’S REPAIRS	29

ARTICLE 8 - NO LIENS BY TENANT	29

ARTICLE 9 - LANDLORD’S REPAIRS	30

ARTICLE 10 - BUILDING SERVICES	30

10.1	Standard Tenant Services 30

10.2	Overstandard Tenant Use 31

10.3	Interruption of Use 31

ARTICLE 11 - ASSIGNMENT AND SUBLETTING	32

11.1	Right to Assign, Sublease and Encumber 32

11.2	Procedure for Assignment and Sublease 32

11.3	Conditions Regarding Consent to Subleases 33

11.4	Affiliated Companies/Restructuring of Business Organization 33

11.5	Landlord’s Right to Assign 34

11.6	Occupancy By Others 34

ARTICLE 12 - LIMITATION ON LANDLORD’S LIABILITY; INDEMNIFICATION; INSURANCE	34

12.1	Limitation on Landlord’s Liability and Release 34

12.2	Indemnification 34

12.3	Insurance 35

12.4	Abatement of Rent/Limitations on Liability and Damages 37

12.5	Allocation of Insured Risks/Subrogation 38

ARTICLE 13 - DAMAGE OR DESTRUCTION	38

13.1	Loss Covered By Insurance 38

13.2	Loss Not Covered By Insurance 39

13.3	Destruction During Final Year 40

13.4	Destruction of Tenant’s Personal Property or Property of Tenant Parties 40

13.5	Exclusive Remedy 40

13.6	Option to Purchase 40

ARTICLE 14 - EMINENT DOMAIN	41

14.1	Permanent Taking - When Lease Can Be Terminated 41

14.2	Permanent Taking - When Lease Cannot Be Terminated 41

14.3	Temporary Taking 41

14.4	Exclusive Remedy 41

14.5	Release Upon Termination 41

ARTICLE 15 - DEFAULTS	42

15.1	Default by Tenant 42

15.2	Default by Landlord 42

ARTICLE 16 - LANDLORD’S REMEDIES AND RIGHTS	43

16.1	Termination of Lease 43

16.2	Continuation of Lease 43

16.3	Right of Entry 43

16.4	Right to Perform 44

16.5	Remedies Not Exclusive 44

16.6	Waiver of Redemption by Tenant 44

ARTICLE 17 - ATTORNEYS’ FEES	44

ARTICLE 18 - SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE	44

18.1	Obligations of Tenant 44

18.2	Landlord’s Right to Assign 45

18.3	Attornment by Tenant 45

18.4	Non-Disturbance 45

ARTICLE 19 - [INTENTIONALLY DELETED]	45

ARTICLE 20 - HOLDING OVER	45

20.1	Surrender of Possession 45

ARTICLE 21 - INSPECTIONS AND ACCESS	46

21.1	Entry by Landlord 46

21.2	Secured Areas 46

ARTICLE 22 - NAME OF BUILDING	46

ARTICLE 23 - SURRENDER OF LEASE	46

ARTICLE 24 - WAIVER	46

ARTICLE 25 - SALE BY LANDLORD	47

ARTICLE 26 - NO LIGHT AND AIR EASEMENT	47

ARTICLE 27 - FORCE MAJEURE	47

ARTICLE 28 - ESTOPPEL CERTIFICATES	47

ARTICLE 29 - RIGHT TO PERFORMANCE	48

ARTICLE 30 - PARKING	48

30.1	Tenant Parking 48

30.2	On-Site Parking Spaces 48

30.3	Off-Site Parking Spaces 48

ARTICLE 31 - SECURITY SERVICES	51

ARTICLE 32 - NOTICES	51

ARTICLE 33 - SIGNAGE AND BUILDING IDENTITY	52

ARTICLE 34 - INTENTIONALLY DELETED	52

ARTICLE 35 - ROOF RIGHTS	52

ARTICLE 36 - SECURITY DEPOSIT	52

ARTICLE 37 - TENANT’S FINANCIAL STATEMENTS	53

ARTICLE 38 - MISCELLANEOUS	53

38.1	Authorization to Sign Lease 53

38.2	Entire Agreement 53

38.3	Separability and Survivability 53

38.4	Gender and Headings; Governing Law 53

38.5	Exhibits 54

38.6	Transportation System Management Program 54

38.7	Quiet Enjoyment 54

38.8	Recordation 54

38.9	Cumulative Remedies 54

38.10	Brokers 54

38.11	Hazardous Materials 55

38.12	Definitions of “Hazardous Material” and “Environmental Laws” 56

EXHIBITS
EXHIBIT “A-1” – LEGAL DESCRIPTION OF SITE
EXHIBIT “A-2” – SITE PLAN OF SITE
EXHIBIT “B” – WORK LETTER AGREEMENT
EXHIBIT “C” – NOTICE OF LEASE TERM DATES
EXHIBIT “D” – [RESERVED]
EXHIBIT “E” – MEMO OF LEASE
EXHIBIT “F” – TENANT’S ESTOPPEL CERTIFICATE
EXHIBIT ”G” – [RESERVED]
EXHIBIT “H” – FORM OF APPROVED SNDA
EXHIBIT “I‑1” – RIGHT OF FIRST OFFER TO PURCHASE
EXHIBIT “I‑2” – OPTION TO PURCHASE
EXHIBIT “J” – OPTIONS TO EXTEND
EXHIBIT “K” – OFF-SITE PARKING AGREEMENT
EXHIBIT “L” – ESTOPPEL AND AGREEMENT REGARDING OFF-SITE PARKING AGREEMNT

INDEX OF DEFINED TERMS

Accountant, 27
ACM, 1
ADA, 1
Additional Rent, 16
Adjustment Date, iii
Affiliate, 35
Allowance, 15
Alterations, 28
Annual Cap, 16
Applicable Laws, 2
Approved SNDA, 4
Arbitration Notice, 6
Arbitrator, 5
Base Rent, 15
Base Year, 17
Bonus Value, 42
Broker, 56
Building, i
Building Direct Expenses, 17
Building Hours, 31
Building Structure, 9
Building Systems, 9, 10
Buildings, i
City, 51
City-Provided Tenant Parking Fee, 50
Claims, 35
Commencement Date, 13
Construction Warranties, 3
Controllable Operating Costs, 16
Design Problem, 28
Early Entry Work, 13
Effective Date, 1
Electricity Usage Standard, 32
Eligibility Period, 4
Environmental Laws, 58
Escrow Obligations, 11
Estoppel Certificate, 49
Event of Default, 5, 43
Existing Building, i
Existing Building Outside Delivery Date, 14
Existing Mortgagee, 3
Expense Year, 18
Financing Period, 10
Hazardous Material, 56, 57
hazardous substance, 57
Hazardous waste, 58
Holidays, 31
HVAC, 31
Insurance Premium, 18
Interest Rate, 10
JAMS, 5
Landlord, 1, 55
Landlord’s Employees, 35
Lease, 1
Meeker-Baker Building, i
Memo of Lease, 55
Move-In Period, 12
Net Revenues, 34
New Building, i
New Building Outside Delivery Date, 14
non-disturbance agreement, 3
Non-Use Period, 9
notice, 4
Off-Site Parking Agreement, 51
Off-Site Parking Fee, 51
Off-Site Parking Houses, 50
Off-Site Parking Spaces, 50
On-Site Parking Spaces, 49
Operating Expenses, 18
Original Improvements, 37
Overlap Period, 4
Parking Shuttle, 51
Payee, 15
Payor, 15
Permitted Distance, 50
Phase I On-Site Parking Spaces, 49

Phase II On-Site Parking Spaces, 49
Potential Lenders, 54
Press-Telegram Building, i
Profits, 34
Project, i
Proposition 13, 25
reasonable expenses, 6
Related Landlord, 29
Rent, 16
Required Escrow Payments, 11
Review Period, 33
RSF, i
Rules, 6
Satellite Dish, 53
Secured Areas, 47
Significant Assignee, 34
Site, i
Statement, 16
Storage Space, ii
Subleased Space, 34
Superior Mortgagee, 4
Supplemental HVAC Unit(s), 53
Tax Expenses, 24
Tenant, 1, 55
Tenant Auditor, 27
Tenant Parties, 3
Tenant Party, 3
Tenant's Share, 26
Term, 12
Termination Condition, 14
Termination Notice, 14
Transaction Costs, 34
Transfer Notice, 33
Trigger Event, 8
under protest, 5
Work Letter, i

7TH STREET
EXISTING GATE
TRASH ENCLOSURE
PHASE 2
MEEKER-BAKER
OFFICE BUILDING
ALLEY EASEMENT
EXISTING FENCE
BIKE RACKS
"PORCH"
PLAZA
PINE AVENUE
DROP-OFF
80'-9"
LOCUST AVENUE
ALLEY EASEMENT
EXISTING GATE
PHASE 1
PRESS TELEGRAM
LOBBY
ALLEY EASEMENT
EXISTING GATE
6TH STREET

EXHIBIT “B”
WORK LETTER AGREEMENT
This Work Letter Agreement (the “Work Letter”) is made and entered into as of

February 28, 2013, by and between 6th & Pine Development, LLC, a California limited liability company (“Landlord”), and Molina Healthcare, Inc., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of the date hereof (the “Lease”), by and between Landlord and Tenant for the Project located at 604 Pine Avenue, Long Beach, California. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.
1.General Requirements.
1.1.    Authorized Representatives.
1.1.1.    Tenant designates Sal Gutierrez (“Tenant’s Authorized Representative”) as the person authorized to initial all plans, drawings, changes orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon five (5) days’ prior written notice to Landlord.
1.1.2.    Landlord designates Michelle Molina (“Landlord’s Authorized Representative”) as the person authorized to initial all plans, drawings, changes orders and approvals pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed by Landlord’s Authorized Representative. Landlord may change Landlord’s Authorized Representative upon five (5) days’ prior written notice to Tenant.
1.2.    Landlord’s Construction Work. Landlord and Tenant acknowledge and agree that the Project will be constructed and delivered by Landlord in two phases (referred to herein as “Phase I” and “Phase II”, respectively), each on a “turnkey” basis, subject to the terms and conditions of this Work Letter. Phase I will include the Phase I Base Building and Site Work and the Phase I Tenant Improvements (each as defined below, and collectively, the “Phase I Work”), and Phase II will include the Phase II Base Building and Site Work and the Phase II Tenant Improvements (each as defined below, and collectively, the “Phase II Work”). The Phase I Base Building and Site Work and the Phase II Base Building and Site Work are collectively referred to herein as “Landlord’s Base Building and Site Work”, the Phase I Tenant Improvements and the Phase II Tenant Improvements are collectively referred to herein as the “Tenant Improvements”, and the Phase I Work and the Phase II Work are collectively referred to as “Landlord’s Construction Work”. Landlord’s anticipated schedules for the design, governmental approvals (i.e., building department, historical commissions, planning, etc.), development, construction and performance of Landlord’s Construction Work are attached hereto as Schedule 1 to this Work Letter (the “Landlord’s Construction Work Schedule”). The Landlord’s Construction Work Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

Additionally, Tenant acknowledges that Landlord’s Construction Schedule with respect to the Phase II Work is conceptual and preliminary in nature, and remains subject to further revision by Landlord until such time as Landlord has received all approvals that are required from applicable governmental agencies in connection with the Phase II Work. Notwithstanding the foregoing, nothing in this Section 1.2 shall limit Tenant’s rights and remedies pursuant to Section 2.6 of the Lease.
1.3.    Architects and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the design, construction and performance of Landlord’s Construction Work shall be selected by Landlord and approved by Tenant, which approval Tenant shall not unreasonably withhold, condition or delay. Tenant hereby approves of Nadel Architects and GMA Architects as the architects for Landlord’s Base Building and Site Work (collectively, the “Base Building Architect”), GMA Architects as the architect for the Tenant Improvements (the “TI Architect”), ARCO National Construction Company as Landlord’s general contractor for Landlord’s Base Building and Site Work (the “Base Building Contractor”), and ARCO National Construction Company as Landlord’s general contractor for the Tenant Improvements (the “TI Contractor”, and together with the Base Building Architect, the TI Architect and the Base Building Contractor, the “Approved Consultants”). Tenant acknowledges that Landlord will use the Approved Consultants for the Phase I Work, but that Landlord may elect to replace one or more of such Approved Consultants with respect to the Phase II Work, subject to Tenant’s right to reasonably approve such replacement pursuant to this Section 1.3.
1.4.    Logical Evolutions. For purposes of this Work Letter, the term “Logical Evolution” or “Logical Evolutions” shall mean refinement and amplification of the applicable plans which is consistent with and a direct outgrowth of the scope of such plans and which flow naturally and foreseeably from said plans and are in accordance with custom and practice in the related fields of the architectural and engineering design professions and the construction industry in Southern California, in each case with respect to the construction of a “First-class” office project (taking into account that the Project involves (i) with respect to Phase I, a material restoration and renovation of a historic building and (ii) with respect to Phase II, material reconstruction of an existing building, whereby the historic façade will be retained and incorporated into the New Building), Applicable Laws, and plan check and permit conditions.
2.Landlord’s Base Building and Site Work.
2.1.    Phase I Base Building and Site Work. Landlord shall, at Landlord’s sole cost and expense (but subject to Section 2.5 below), cause Base Building Contractor (or such replacement thereof as Landlord may make from time to time with Tenant’s approval, which approval shall not be unreasonably withheld or delayed), to commence and thereafter diligently prosecute to completion the refurbishment and/or construction of the shell and core of the Existing Building and such other portions of the Project, including the Phase I On-Site Parking Spaces and related common areas, as are necessary for Tenant’s use and occupancy of the Existing Building (collectively, the “Phase I Base Building and Site Work”), in accordance with the final plans described in the Drawing Log attached hereto as Schedule 2 (the “Final Phase I Base Building and Site Plans”), Landlord’s Construction Work Schedule with respect thereto, and subject only to those changes approved in accordance with Section 2.5 below. The Phase I Base Building and Site Work shall be performed in accordance with industry custom and practice for a “first-class” office project (taking into account that the Phase I Base Building and Site Work involves a material restoration and renovation of a historic building), and in compliance with all Applicable Laws. The commencement and completion of the Phase I Base Building and Site Work shall be subject to delays resulting from acts of God; acts of terrorism; adverse weather conditions; war; invasion; insurrection; acts of a public enemy; terrorism; riot; mob violence; civil commotion; sabotage; labor disputes; general shortage of labor, materials, facilities, equipment or supplies on the open market; delay in transportation; delays caused by new, or changes to existing, laws, rules, regulations or orders of any governmental authority; moratorium or other governmental action; inability to obtain permits or approvals, including, without limitation, city and public utility approvals beyond the time periods that generally prevail for obtaining such permits and approvals; the acts or inaction of any contractor and/or subcontractors, if any; or any other cause beyond the reasonable control of Landlord, financial ability and failure to order long lead time items sufficiently in advance excepted, whether similar or dissimilar to the foregoing (collectively, “Force Majeure”).
2.2.    Phase II Base Building and Site Work. Landlord shall, at Landlord’s sole cost and expense (but subject to Section 2.5 below), cause Base Building Contractor (or such replacement thereof as Landlord may make from time to time with Tenant’s approval, which approval shall not be unreasonably withheld or delayed), to commence and thereafter diligently prosecute to completion the refurbishment and/or construction of the shell and core of the New Building and the remaining balance of the Project, including the Phase II On-Site Parking Spaces and related common areas (collectively, the “Phase II Base Building and Site Work”), in accordance with the Final Phase II Base Building and Site Plans (as defined below), Landlord’s Construction Work Schedule with respect thereto, and subject only to changes approved in accordance with Section 2.5 below. The Phase II Base Building and Site Work shall be performed in accordance with industry custom and standard for a “first-class” office project (taking into account that the Phase II Base Building and Site Work involves the material reconstruction of an existing building, whereby the historic façade will be retained and incorporated into the New Building), and in compliance with all Applicable Laws. The commencement and completion of the Phase II Base Building and Site Work shall be subject to delays resulting from acts of Force Majeure.
2.3.    Phase II Design Plans. Landlord shall cause the Base Building Architect (or such replacement thereof as Landlord may make from time to time with Tenant’s approval, which approval shall not be unreasonably withheld or delayed), with Tenant’s cooperation, to prepare and submit to Tenant for approval, design plans for the Phase II Base Building and Site Work (the “Phase II Design Plans”). The Phase II Design Plans shall contain sufficient information and detail to accurately describe the proposed design of the Phase II Base Building and Site Work to Tenant and such other information as Tenant may reasonably request. Tenant shall be solely responsible for ensuring that the Phase II Design Plans satisfy Tenant’s business requirements. Tenant shall notify Landlord in writing within ten (10) business days after receipt of the Phase II Design Plans whether Tenant approves or reasonably disapproves of the Phase II Design Plans and the manner, if any, in which the Phase II Design Plans are reasonable objectionable. If Tenant reasonably objects to the Phase II Design Plans, then Landlord shall cause the Base Building Architect (with Tenant’s cooperation) to revise the Phase II Design Plans to address Tenant’s reasonable objections thereto. Landlord shall then resubmit the revised Phase II Design Plans to Tenant for approval within seven

(7) business days after Landlord received Tenant’s comments to the Phase II TI Space Plans. Tenant’s approval of or reasonable objection to revised Phase II Design Plans and Landlord’s correction of the same shall be in accordance with this Section 2.3, until Tenant has approved the Phase II Design Plans in writing. The iteration of the Phase II Design Plans that is approved by Tenant without objection shall be referred to herein as the “Approved Phase II Design Plans.”
2.4.    Final Phase II Base Building and Site Plans. Landlord shall cause the Base Building Architect (or such replacement thereof as Landlord may make from time to time with Tenant’s approval, which approval shall not be unreasonably withheld or delayed) to prepare working drawings for the Phase II Base Building and Site Work (the “Phase II Working Drawings”) that are consistent with and are Logical Evolutions of (i) the Approved Phase II Design Plans and (ii) to the extent applicable, the Final Phase I Base Building and Site Plans. As soon as Phase II Working Drawings have been prepared, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval may be reasonably withheld only if: (i) the Phase II Working Drawings are not consistent with or Logical Evolutions of the Approved Phase II Design Plans and, to the extent applicable, the Final Phase I Base Building and Site Plans, (ii) Tenant requests changes to the Phase II Working Drawings in accordance with Section 2.5(a)(i) (other than Base Building Permitted Changes), or (iii) Tenant objects to any Landlord-requested Base Building Change (other than Base Building Permitted Changes) to the Phase II Working Drawings. Such Phase II Working Drawings shall be approved or disapproved by Tenant within ten (10) business days after delivery to Tenant. If Tenant fails to respond within such ten (10)-business day period, then Landlord shall provide Tenant with a second written notice stating that “Tenant’s failure to respond within three (3) days after Landlord’s second notice shall be deemed Tenant’s approval to such Phase II Working Drawings,” and if Tenant does not respond within such three (3) day period, then Tenant shall be deemed to have approved the Phase II Working Drawings. If the Phase II Working Drawings are disapproved by Tenant, Tenant shall notify Landlord in writing of its objections to such Phase II Working Drawings and, if applicable, shall submit any requested Base Building Changes through a Base Building Tenant Change Order Request (as defined below), then the parties shall confer and negotiate in good faith to reach agreement on the Phase II Working Drawings. Promptly after the Phase II Working Drawings are approved by Landlord and Tenant (thereafter, the “Final Phase II Base Building and Site Plans”), two (2) copies of such Final Phase II Base Building and Site Plans shall be initialed and dated by Landlord and Tenant as soon as approved by Landlord and Tenant and Landlord shall promptly submit such Final Phase II Base Building and Site Plans to all appropriate governmental agencies for approval.
2.5.    Changes to Landlord’s Base Building and Site Work. Any changes to the Final Phase I Base Building and Site Plans, the Phase II Working Drawings or the Final Phase II Base Building and Site Plans (each, a “Base Building Change”) requested by Landlord or Tenant shall be requested and instituted in accordance with the provisions of this Section 2.5 and, except for Base Building Permitted Changes, shall be subject to the written approval of the other party in accordance with this Work Letter.

(a)    Base Building Changes Requested by Tenant.
(i)    Base Building Tenant Change Order Request. Tenant may request Base Building Changes to the Final Phase I Base Building and Site Plans, the Phase II Working Drawings or the Final Phase II Base Building and Site Plans by notifying Landlord thereof in writing (a “Base Building Tenant Change Order Request”), which Base Building Tenant Change Order Request shall detail the nature and extent of any requested Base Building Changes, including, without limitation, (a) the Base Building Change, and (b) any modification of the Final Phase I Base Building and Site Plans, the Phase II Working Drawings or the Final Phase II Base Building and Site Plans, as applicable. If the nature of a Base Building Change requires revisions to the Final Phase I Base Building and Site Plans, the Phase II Working Drawings or the Final Phase II Base Building and Site Plans, as applicable, or would cause a delay in the Substantial Completion of the Phase I Work or the Phase II Work, as applicable (in each case as set forth in Landlord’s Construction Work Schedule), then Tenant shall be solely responsible for the cost and expense of such revisions. In the event Landlord approves or is deemed to have approved of any such Base Building Change resulting from a Base Building Tenant Change Order Request in accordance with Section 2.5(a)(ii) below, Landlord shall: (1) notify Tenant if it reasonably believes such Base Building Change could cause a delay in the Substantial Completion of the Phase I Work or the Phase II Work, as applicable (in each case as set forth in Landlord’s Construction Work Schedule); and (2) provide Landlord’s reasonable estimate of any additional costs and expenses associated with such Base Building Change. Tenant shall deposit with Landlord the additional cost and expense payable by Landlord, as reasonably estimated by Landlord, to complete the Base Building Tenant Change Order Request (the “Base Building Deposit”) within thirty (30) days following Tenant’s receipt of Landlord’s written estimate. In the event that such Base Building Deposit is not sufficient to cover the actual cost of such approved Base Building Change, Tenant shall reimburse Landlord the difference between the actual cost of such Base Building Change and the Base Building Deposit within thirty (30) days following Tenant’s receipt of an invoice therefor, which invoice shall include reasonable back-up documentation with respect to the amount of such difference. In the event that such Base Building Deposit exceeds the actual cost of such approved Base Building Change, Landlord shall return such excess amount to Tenant within thirty (30) days following the completion of such approved Base Building Change. Base Building Tenant Change Order Requests shall be signed by Tenant’s Authorized Representative.
(ii)    Landlord’s Approval of Base Building Changes. Landlord shall have five (5) business days after receipt of a Base Building Tenant Change Order Request to notify Tenant in writing of Landlord’s approval or rejection of the Tenant-requested Base Building Change, which approval shall not be unreasonably withheld or conditioned so long as such Base Building Change requested by Tenant could not reasonably be expected, as reasonably determined by Landlord, to cause a Design Problem or a delay in Substantial Completion of the Phase I Work or the Phase II Work, as applicable (in each case as set forth in the Landlord’s Construction Work Schedule). If Landlord fails to respond within such five (5)-business day period, then Tenant shall provide Landlord with a second written notice stating that “Landlord’s failure to respond within three (3) days after Tenant’s second notice shall be deemed Landlord’s approval to such Base Building Tenant Change Order Request,” and if Landlord does not respond within such three (3) day period, then Landlord shall be deemed to have approved such Base Building Tenant Change

Order Request, and Tenant shall be permitted to cause Landlord to alter the Phase I Base Building and Site Work or the Phase II Base Building and Site Work, as contemplated by such Base Building Tenant Change Order Request.
(b)    Changes Requested by Landlord.
(i)    Base Building Landlord Change Order Request. Landlord may request Base Building Changes to the Final Phase I Base Building and Site Plans, the Phase II Working Drawings or the Final Phase II Base Building and Site Plans by notifying Tenant thereof in writing (a “Base Building Landlord Change Order Request”), which Base Building Landlord Change Order Request shall detail the nature and extent of any requested Base Building Changes, including, without limitation, (a) the Base Building Change, and (b) any modification of the Final Phase I Base Building and Site Plans, the Phase II Working Drawings or the Final Phase II Base Building and Site Plans, as applicable, and any delay in the Substantial Completion of the Phase I Work or the Phase II Work, as applicable (in each case as set forth in the Landlord’s Construction Work Schedule), necessitated by the Base Building Change. In the event Tenant approves or is deemed to have approved of any such Base Building Change resulting from a Base Building Landlord Change Order Request in accordance with Section 2.5(b)(ii) below, Landlord shall be solely responsible for any and all any additional costs and expenses associated with such Base Building Change. Base Building Landlord Change Order Requests shall be signed by Landlord’s Authorized Representative.
(ii)    Tenant’s Approval of Base Building Change. Tenant shall have five (5) business days after receipt of a Base Building Landlord Change Order Request to notify Landlord in writing of Tenant’s approval or rejection of the Landlord-requested Base Building Change, which approval shall not be unreasonably withheld or conditioned so long as such Base Building Change requested by Landlord could not reasonably be expected, as reasonably determined by Tenant, to interfere with Tenant’s ability to operate its business in the Premises or cause a delay in Substantial Completion of the Phase I Work or the Phase II Work, as applicable (in each case as set forth in the Landlord’s Construction Work Schedule). If Tenant fails to respond within such five (5)-business day period, then Landlord shall provide Tenant with a second written notice stating that “Tenant’s failure to respond within three (3) days after Landlord’s second notice shall be deemed Tenant’s approval to such Base Building Landlord Change Order Request,” and if Tenant does not respond within such three (3) day period, then Tenant shall be deemed to have approved such Base Building Landlord Change Order Request, and Landlord shall be permitted to alter the Phase I Base Building and Site Work or the Phase II Base Building and Site Work, as contemplated by such Base Building Landlord Change Order Request.
(c)    Base Building Permitted Changes. Notwithstanding anything to the contrary contained in this Work Letter, neither Landlord nor Tenant shall disapprove a Base Building Permitted Change requested by the other. For purposes of this Work Letter, a “Base Building Permitted Change” shall mean: (i) minor field changes; (ii) changes required by governmental authority; (iii) with respect to the Phase II Working Drawings only, any change required to make such drawings consistent with or Logical Evolutions of the approved Phase II Design Plans; (iv) with respect to the Final Phase I Base Building and Site Plans and the Final Phase II Base Building

and Site Plans, any changes that would constitute Logical Evolutions thereof; and (v) any other changes that: (1) do not materially and adversely affect the Building Structure and Building Systems to be constructed as part of the Phase I Base Building and Site Work or the Phase II Base Building and Site Work, as applicable, (2) do not materially change the size, cost, configuration, or overall appearance of the Project or Landlord’s ability to construct the Phase I Base Building and Site Work or the Phase II Base Building and Site Work, as applicable, (3) do not materially change the size, cost, configuration, or overall appearance of Phase I Tenant Improvements or the Phase II Tenant Improvements, as applicable, or Tenant’s ability to operate its business in the Project, and (4) will not cause a delay in Substantial Completion of the Phase I Work or the Phase II Work, as applicable (and in each case as set forth in the Landlord’s Construction Work Schedule). Additionally, notwithstanding to anything the contrary contained in this Work Letter, Landlord shall not be required to provide Tenant with notice or obtain Tenant’s approval of any Base Building Change that satisfies the requirements set forth in (1) through (4) of subsection (v) of this paragraph.
(d)    The Final Phase I Base Building and Site Plans, as modified by any Base Building Changes thereto that are approved in accordance with this Section 2.5 above, including any Base Building Permitted Changes thereto (collectively, the “Approved Phase I Base Building and Site Plans”), and the Final Phase II Base Building and Site Plans, as modified by any Base Building Changes thereto that are approved in accordance with this Section 2.5 above, including any Base Building Permitted Changes thereto (collectively, the “Approved Phase II Base Building and Site Plans”), are collectively referred to herein as the “Approved Base Building and Site Plans” and shall become part of the Lease as though set forth in full.
3.Tenant Improvements.
3.1.    Phase I Tenant Improvements. Landlord shall, at Landlord’s sole cost and expense (subject to Section 3.6 below), cause TI Contractor (or such replacement thereof as Landlord may make from time to time with Tenant’s approval, which approval shall not be unreasonably withheld or delayed) to commence and thereafter diligently prosecute to completion the construction of the tenant improvements to the Existing Building (the “Phase I Tenant Improvements”) in accordance with the Final Phase I TI Plans (defined below), Landlord’s Construction Work Schedule with respect thereto, and subject only to those changes approved in accordance with Section 3.6 below. The Phase I Tenant Improvements shall be performed in accordance with industry custom and practice for a “first-class” office project (taking into account that the Phase I Work involves a material restoration and renovation of a historic building), and in compliance with all Applicable Laws. The commencement and completion of the Phase I Tenant Improvements shall be subject to delays resulting from acts of Force Majeure.
3.2.    Final Phase I TI Plans. Landlord shall cause the TI Architect (or such replacement thereof as Landlord may make from time to time with Tenant’s approval, which approval shall not be unreasonably withheld or delayed) to prepare working drawings for the Phase I Tenant Improvements (the “Phase I TI Working Drawings”) that: (a) are consistent with and are Logical Evolutions of those certain space plans dated April 9, 2012 (and last revised on December 10, 2012) and prepared by the TI Architect, which are attached hereto as Schedule 3 and are hereby approved by Tenant (the “Approved Phase I TI Space Plans”), (b) incorporate TI Permitted Changes, and

(c) incorporate any other Landlord-requested (and Tenant approved) TI Changes. As soon as Phase I TI Working Drawings are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval may be reasonably withheld only if: (i) the Phase I TI Working Drawings are not consistent with or Logical Evolutions of the Approved Phase I TI Space Plans, (ii) Tenant intends to request changes to the Phase I TI Working Drawings in accordance with Section 3.6(a)(i) (other than TI Permitted Changes), or (iii) Tenant objects to any Landlord-requested TI Change (other than TI Permitted Changes) to the Phase I TI Working Drawings. Such Phase I TI Working Drawings shall be approved or disapproved by Tenant within ten (10) business days after delivery to Tenant. If Tenant fails to notify Landlord of disapproval within such ten (10)-business day period, then Tenant shall be deemed to have approved such Phase I TI Working Drawings. If the Phase I TI Working Drawings are disapproved by Tenant, Tenant shall notify Landlord in writing of its objections to such Phase I TI Working Drawings and, if applicable, shall submit any requested TI Changes through a TI Tenant Change Order Request (as defined below), then the parties shall confer and negotiate in good faith to reach agreement on the Phase I TI Working Drawings (thereafter, the “Final Phase I TI Plans”). Promptly after the Final Phase I TI Plans are approved by Landlord and Tenant, two (2) copies of such Final Phase I TI Plans shall be initialed and dated by Landlord and Tenant as soon as approved by Landlord and Tenant and Landlord shall promptly submit such Final Phase I TI Plans to all appropriate governmental agencies for approval.
3.3.    Phase II Tenant Improvements. Landlord shall, at Landlord’s sole cost and expense (subject to Section 3.6 below), cause TI Contractor (or such replacement thereof as Landlord may make from time to time with Tenant’s approval, which approval shall not be unreasonably withheld or delayed) to commence and thereafter diligently prosecute to completion the construction of the tenant improvements to the New Building (the “Phase II Tenant Improvements”) in accordance with the Final Phase II TI Plans (as defined below), Landlord’s Construction Work Schedule with respect thereto, and subject only to those changes approved in accordance with Section 3.6 below. The Phase II Tenant Improvements shall be performed in accordance with industry custom and practice for a “first-class” office project (taking into account that the Phase I Work involves a material restoration and renovation of a historic building), and in compliance with all Applicable Laws. The commencement and completion of the Tenant Improvements shall be subject to delays resulting from acts of Force Majeure.
3.4.    Phase II TI Space Plans. Landlord shall cause the TI Architect (or such replacement thereof as Landlord may make from time to time with Tenant’s approval, which approval shall not be unreasonably withheld or delayed), with Tenant’s cooperation, to prepare and submit to Tenant for approval, space plans for the Phase II Tenant Improvements that are substantially consistent with the general standard and scope of the Final Phase I TI Plans (the “Phase II TI Space Plans”). The Phase II TI Space Plans shall contain sufficient information and detail to accurately describe the proposed design to Tenant and such other information as Tenant may reasonably request. Tenant shall be solely responsible for ensuring that the Phase II TI Space Plans satisfy Tenant’s business requirements. Tenant shall notify Landlord in writing within ten (10) business days after receipt of the Phase II TI Space Plans whether Tenant approves or reasonably disapproves of the Phase II TI Space Plans and the manner, if any, in which the Phase II TI Space Plans are reasonable objectionable. If Tenant reasonably objects to the Phase II TI Space Plans, then Landlord shall cause the TI Architect (with Tenant’s cooperation) to revise the Phase II TI Space Plans to address

Tenant’s reasonable objections thereto. Landlord shall then resubmit the revised Phase II TI Space Plans to Tenant for approval within seven (7) business days after Landlord received Tenant’s comments to the Phase II TI Space Plans. Tenant’s approval of or reasonable objection to revised Phase II TI Space Plans and Landlord’s correction of the same shall be in accordance with this Section 3.4, until Tenant has approved the Phase II TI Space Plans in writing. Tenant shall not unreasonably withhold its approval of any iteration of the Phase II TI Space Plans so long as such iteration is substantially consistent with the standard and scope of the Final Phase I TI Plans. The iteration of the Phase II TI Space Plans that is approved by Tenant without objection shall be referred to herein as the “Approved Phase II TI Space Plans.”
3.5.    Final Phase II TI Plans. Landlord shall cause the TI Architect (or such replacement thereof as Landlord may make from time to time with Tenant’s approval, which approval shall not be unreasonably withheld or delayed) to prepare working drawings for the Phase II Tenant Improvements (the “Phase II TI Working Drawings”) that: (a) are consistent with and are Logical Evolutions of the Approved Phase II TI Space Plans, (b) incorporate TI Permitted Changes, and (c) incorporate any other Landlord-requested (and Tenant approved) TI Changes. As soon as Phase II TI Working Drawings are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval may be reasonably withheld only if: (i) the Phase II TI Working Drawings are not consistent with or Logical Evolutions of the Approved Phase II TI Space Plans, (ii) Tenant intends to request changes to the Phase II TI Working Drawings in accordance with Section 3.6(a)(i) (other than TI Permitted Changes), or (iii) Tenant objects to any Landlord-requested TI Change (other than TI Permitted Changes) to the Phase II TI Working Drawings. Such Phase II TI Working Drawings shall be approved or disapproved by Tenant within ten (10) business days after delivery to Tenant. If Tenant fails to notify Landlord of disapproval within such ten (10)-business day period, then Tenant shall be deemed to have approved such Phase II TI Working Drawings. If the Phase II TI Working Drawings are disapproved by Tenant, Tenant shall notify Landlord in writing of its objections to such Phase II TI Working Drawings and, if applicable, shall submit any requested TI Changes through a TI Tenant Change Order Request (as defined below), then the parties shall confer and negotiate in good faith to reach agreement on the Phase II TI Working Drawings (thereafter, the “Final Phase II TI Plans”). Promptly after the Final Phase II TI Plans are approved by Landlord and Tenant, two (2) copies of such Final Phase II TI Plans shall be initialed and dated by Landlord and Tenant as soon as approved by Landlord and Tenant and Landlord shall promptly submit such Final Phase II TI Plans to all appropriate governmental agencies for approval.
3.6.    Changes to Tenant Improvements. Any changes to the Final Phase I TI Plans, the Phase II TI Working Drawings or the Final Phase II TI Plans (each, a “TI Change”) requested by Landlord or Tenant shall be requested and instituted in accordance with the provisions of this Section 3.6 and, except for TI Permitted Changes, shall be subject to the written approval of the other party in accordance with this Work Letter.
(a)    TI Changes Requested by Tenant.
(i)    TI Tenant Change Order Request. Tenant may request TI Changes to the Final Phase I TI Plans, the Phase II TI Working Drawings or the Final Phase II TI Plans by notifying Landlord thereof in writing (a “TI Tenant Change Order Request”), which TI

Tenant Change Order Request shall detail the nature and extent of any requested TI Changes, including, without limitation, (a) the TI Change, and (b) any modification of the Final Phase I TI Plans, the Phase II TI Working Drawings or the Final Phase II TI Plans, as applicable. If the nature of a TI Change requires revisions to the Final Phase I TI Plans, the Phase II TI Working Drawings or the Final Phase II TI Plans, as applicable, or would cause a delay in Substantial Completion of the Phase I Work or the Phase II Work, as applicable (in each case as set forth in the Landlord’s Construction Work Schedule), then Tenant shall be solely responsible for the cost and expense of such revisions (except to the extent that such TI Change is required as the result of a Landlord-requested Base Building Change that has been approved by Tenant pursuant to Section 2.5(b)(ii) above, in which case such cost and expense shall be part of Landlord’s Turnkey Costs (as defined below)). In the event Landlord approves or is deemed to have approved of any such TI Change resulting from a TI Tenant Change Order Request in accordance with Section 3.6(a)(ii) below, Landlord shall: (1) notify Tenant if it reasonably believes such TI Change could cause a delay in Substantial Completion of the Phase I Work or the Phase II Work (in each case as set forth in the Landlord’s Construction Work Schedule); and (2) provide Landlord’s reasonable estimate of any additional costs and expenses associated with such TI Change. Tenant shall deposit with Landlord the additional cost and expense payable by Landlord, as reasonably estimated by Landlord, to complete the TI Tenant Change Order Request (the “TI Deposit”) within thirty (30) days following Tenant receipt of Landlord’s written estimate. In the event such TI Deposit is not sufficient to cover the actual cost of such approved TI Change, Tenant shall reimburse Landlord the difference between the actual cost of such TI Change and the TI Deposit within thirty (30) days following Tenant’s receipt of an invoice therefor, which invoice shall include reasonable back-up documentation with respect to the amount of such difference. In the event such TI Deposit exceeds the actual cost of such approved Base Building Change, Landlord shall return such excess amount to Tenant within thirty (30) days following the completion of such approved TI Change. TI Tenant Change Order Requests shall be signed by Tenant’s Authorized Representative.
(ii)    Landlord’s Approval of TI Changes. Landlord shall have five (5) business days after receipt of a TI Tenant Change Order Request to notify Tenant in writing of Landlord’s approval or rejection of the Tenant-requested TI Change, which approval shall not be unreasonably withheld or conditioned so long as such TI Change requested by Tenant could not reasonably be expected, as reasonably determined by Landlord, to cause a Design Problem or cause a delay in Substantial Completion of the Phase I Work or the Phase II Work, as applicable (in each case as set forth in the Landlord’s Construction Work Schedule). If Landlord fails to respond within such five (5)-business day period, then Landlord shall be deemed to have approved such TI Tenant Change Order Request, and Tenant shall be permitted to cause Landlord to alter the Phase I Tenant Improvements or the Phase II Tenant Improvements, as contemplated by such TI Tenant Change Order Request.
(b)    TI Changes Requested by Landlord.
(i)    TI Landlord Change Order Request. Landlord may request TI Changes to the Final Phase I TI Plans, the Phase II TI Working Drawings or the Final Phase II TI Plans by notifying Tenant thereof in writing (a “TI Landlord Change Order Request”), which TI Landlord Change Order Request shall detail the nature and extent of any requested TI Changes, including, without limitation, (a) the TI Change, and (b) any modification of the Final Phase I TI Plans, the Phase II TI Working Drawings or the Final Phase II TI Plans, as applicable, and any delay in the Substantial Completion of the Phase I Work or the Phase II Work, as applicable (in each case as set forth in the Landlord’s Construction Work Schedule), necessitated by the TI Change. In the event Tenant approves or is deemed to have approved of any such TI Change resulting from a TI Landlord Change Order Request in accordance with Section 3.6(b)(ii) below, Landlord shall be solely responsible for any and all any additional costs and expenses associated with such TI Change as part of the Turnkey Costs. TI Landlord Change Order Requests shall be signed by Tenant’s Authorized Representative.
(ii)    Tenant’s Approval of TI Change. Tenant shall have five (5) business days after receipt of a TI Landlord Change Order Request to notify Landlord in writing of Tenant’s approval or rejection of the Landlord-requested TI Change, which approval shall not be unreasonably withheld or conditioned so long as such TI Change requested by Landlord could not reasonably be expected, as reasonably determined by Tenant, to interfere with Tenant’s ability to operate its business in the Premises or cause a delay in Substantial Completion of the Phase I Work or the Phase II Work, as applicable (in each case as set forth in the Landlord’s Construction Work Schedule). If Tenant fails to respond within such five (5)-business day period, then Tenant shall be deemed to have approved such TI Landlord Change Order Request, and Landlord shall be permitted to alter the Phase I Tenant Improvements or the Phase II Tenant Improvements, as contemplated by such TI Landlord Change Order Request.
(c)    TI Permitted Changes. Notwithstanding anything to the contrary contained in this Work Letter, neither Landlord nor Tenant shall disapprove a TI Permitted Change requested by the other. For purposes of this Work Letter, a “TI Permitted Change” shall mean: (i) minor field changes; (ii) changes required by governmental authority; (iii) with respect to the Phase II TI Working Drawings only, any change required to make such plans consistent with or Logical Evolutions of the Approved Phase II TI Space Plans; (iv) with respect to the Final Phase I TI Plans and the Final Phase II TI Plans, any changes that would constitute Logical Evolutions thereof; and (v) any other changes that: (1) do not materially and adversely affect the Building Structure and Building Systems to be constructed as part of the Phase I Tenant Improvements or Phase II Tenant Improvements, as applicable, (2) do not materially change the size, cost, configuration, or overall appearance of the Phase I Tenant Improvements or the Phase II Tenant Improvements, as applicable, or Tenant’s ability to operate its business in the Project, and (3) will not cause a delay in Substantial Completion of the Phase I Work or the Phase II Work, as applicable (in each case as set forth in the Landlord’s Construction Work Schedule). Additionally, notwithstanding anything the contrary contained in this Work Letter, Landlord shall not be required to provide Tenant with notice or obtain Tenant’s approval of any TI Change that satisfies the requirements set forth in (1) through (3) of subsection (v) of this paragraph.
(d)    The Final Phase I TI Plans, as modified by any TI Changes thereto that are approved in accordance with this Section 3.6 above, including any TI Permitted Changes thereto (collectively, the “Approved Phase I TI Plans”), and the Final Phase II TI Plans, as modified by any TI Changes thereto that are approved in accordance with this Section 3.6 above, including any TI

Permitted Changes thereto (collectively, the “Approved Phase II TI Plans”), are collectively referred to herein as the “Approved TI Plans” and shall become part of the Lease as though set forth in full.
3.7.    Turnkey Costs. Subject to Section 3.6 above, Landlord shall be responsible for the costs and expenses of constructing the Tenant Improvements (as further described herein, the “Turnkey Costs”). The “Turnkey Costs” shall include the costs of (i) construction, (ii) space planning, architect, engineering and other related services, (iii) costs and expenses for labor, materials, building system equipment and fixtures, (iv) building permits and other taxes, fees, charges and levies by governmental and quasi-governmental agencies for permits or for inspections of the Tenant Improvements, and (v) any costs and expenses of Landlord pursuant to Section 3.6 above. Notwithstanding the foregoing, in no event shall Turnkey Costs include the costs of (w) any security, low voltage cable, telephone cable/switch handsets, relocation, technology, audio visual equipment or signage; (x) any furniture, personal property or other non-building system equipment, (y) resulting from any default by Tenant of its obligations under the Lease, or (z) costs that are recoverable or reasonably recoverable by Tenant from a third party (e.g., insurers, warrantors or tortfeasors).
3.8.    Completion of Phase I Work. The Phase I Work shall be deemed “Substantially Complete” or there shall be “Substantial Completion” thereof if (i) Landlord has completed, in compliance with all Applicable Laws, (a) all of the Phase I Base Building and Site Work identified on and substantially in accordance with the Approved Phase I Base Building and Site Plans, and (b) all of the Phase I Tenant Improvements identified on and substantially in accordance with the Approved Phase I TI Plans, subject only to such incomplete or defective work as will not materially or adversely impact Tenant’s continuous and uninterrupted use of Phase I (including the Existing Building and the Phase I On-Site Parking Spaces) for its permitted use pursuant to the Lease following the Substantial Completion of the Phase I Work (collectively, the “Phase I Punchlist Items”), and minor deviations that do not alter the type, scope and quality of the Phase I Tenant Improvements depicted on the Approved Phase I TI Plans, (ii) Tenant is provided with continuous and uninterrupted use of the Existing Building and the Phase I On-Site Parking Spaces for its permitted use pursuant to the Lease, except to the extent reasonably necessary for TI Contractor to complete any Phase I Punchlist Items, and (iii) Landlord has obtained a certificate of occupancy or temporary certificate of occupancy (or its equivalent) allowing Tenant to legally occupy the Existing Building. Landlord shall cause the TI Contractor to complete with reasonable promptness the Phase I Punchlist Items and repair with reasonable promptness all defects in the construction of the Phase I Work as to which Tenant notifies Landlord in writing (which notice Tenant shall give within ten (10) business days following the Commencement Date for the Existing Building). Notwithstanding the foregoing, Landlord shall cause all Phase I Punchlist Items that reasonably can be completed within forty-five (45) days after Substantial Completion of the Phase I Work to be completed within such forty-five (45)-day period (subject to availability of materials). Except for such Phase I Punchlist Items and except for latent defects and non-compliance of Phase I Work with Applicable Laws, Tenant shall, subject to the terms hereof, be deemed to have accepted the Phase I Work in the condition delivered to it “As Is,” provided, however, that the Phase I Work shall be subject to the Landlord warranties set forth in General Condition B of the Lease.

3.9.    Completion of Phase II Work. The Phase II Work shall be deemed “Substantially Complete” or there shall be “Substantial Completion” thereof if (i) Landlord has completed, in compliance with all Applicable Laws, (a) all of the Phase II Base Building and Site Work identified on and substantially in accordance with the Approved Phase II Base Building and Site Plans, and (b) all of the Phase II Tenant Improvements identified on and substantially in accordance with the Approved Phase II TI Plans, subject only to such incomplete or defective work as will not materially or adversely impact Tenant’s continuous and uninterrupted use of Phase II (including the New Building and the Phase II On-Site Parking Spaces) for its permitted use pursuant to the Lease following the Substantial Completion of the Phase II Work (collectively, the “Phase II Punchlist Items”), and minor deviations that do not alter the type, scope and quality of the Phase II Tenant Improvements depicted on the Approved Phase II TI Plans, (ii) Tenant is provided with continuous and uninterrupted use of the New Building and the Phase II On-Site Parking Spaces for its permitted use pursuant to the Lease, except to the extent reasonably necessary for TI Contractor to complete any Phase II Punchlist Items, and (iii) Landlord has obtained a certificate of occupancy or temporary certificate of occupancy (or its equivalent) allowing Tenant to legally occupy the New Building. Landlord shall cause the TI Contractor to complete with reasonable promptness the Phase II Punchlist Items and repair with reasonable promptness all defects in the construction of the Phase II Work as to which Tenant notifies Landlord in writing (which notice Tenant shall give within ten (10) business days following the Commencement Date for the New Building). Notwithstanding the foregoing, Landlord shall cause all Phase II Punchlist Items that reasonably can be completed within forty-five (45) days after Substantial Completion of the Phase II Work to be completed within such forty-five (45)-day period (subject to availability of materials). Except for such Phase II Punchlist Items and except for latent defects and non-compliance of Phase II Work with Applicable Laws, Tenant shall, subject to the terms hereof, be deemed to have accepted the Phase II Work in the condition delivered to it “As Is,” provided, however, that the Phase II Work shall be subject to the Landlord warranties set forth in General Condition B of the Lease.
4.Tenant Delay. Landlord shall endeavor (but shall not be obligated) to tender possession of each Phase of the Project on or before the applicable Scheduled Commencement Date. If the Phase I Work or the Phase II Work, as applicable, as required pursuant to the terms of this Work Letter, is not Substantially Complete on or before the applicable Scheduled Commencement Date for any reason whatsoever, then, except as provided in the Lease, the Lease shall not be void or voidable, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom and the applicable Commencement Date shall not occur until Substantial Completion of the Phase I Work or the Phase II Work, as applicable, occurs; provided, however, if the satisfaction of the requirements for Substantial Completion of the Phase I Work or the Phase II Work, as applicable, have been actually delayed by any Tenant Delay (as defined below), then, subject to the terms hereof, Substantial Completion of the Phase I Work or the Phase II Work, as applicable, shall be deemed to occur when (as reasonably determined and substantiated by Landlord) Substantial Completion of the Phase I Work or the Phase II Work, as applicable, would have occurred if such Tenant Delay had not occurred. “Tenant Delay” shall mean: (1) delays or failure of Tenant to deliver items in accordance with this Work Letter; (2) Tenant’s failure to timely fulfill its obligations as set forth in this Work Letter within the time periods set forth therein; (3) delays caused by Base Building Tenant Change Order Requests or TI Tenant Change Order Requests; (4) unavailability of materials, components or finishes for the Tenant Improvements that have an unusually long lead-time for delivery (unless

Landlord, the TI Contractor or any subcontractors or suppliers fail to timely order such items); (5) a willful or negligent act or omission of Tenant or Tenant’s consultants, vendors, contractors, subcontractors, or agents that interferes with the progress of the work; or (6) any other event or circumstance expressly described as a Tenant Delay in this Work Letter. Landlord shall not assess any day towards a Tenant Delay for delays caused by Landlord, any architect, engineering consultant, design team, general contractor, subcontractor or vendor selected by Landlord or any third parties or due to Force Majeure. Notwithstanding anything above to the contrary, (i) no delay shall be considered a Tenant Delay unless Landlord provides Tenant written notice of such Tenant Delay within ten (10) days of the date that Landlord becomes aware of the occurrence of a Tenant Delay, and Tenant fails to cure such delay within three (3) days; provided that no such notice and cure period shall be required if such delay is with respect to interference with the Landlord’s construction activities and Landlord has previously notified Tenant of similar Tenant Delays, and (ii) no delay shall be considered a Tenant Delay in the event Substantial Completion of the Phase I Work or the Phase II Work, as applicable, occurs on or before the applicable Scheduled Commencement Date. Landlord and its contractors shall take commercially reasonable actions, remedial or otherwise, to complete the Phase I Work and the Phase II Work by the applicable Scheduled Commencement Dates notwithstanding any Tenant Delay. All additional cost and expense payable by Landlord, if any, to complete the Phase I Work or the Phase II Work due to Tenant Delay (“Tenant Delay Costs”), shall be paid by Tenant within thirty (30) days following Tenant’s receipt of an invoice therefor, which invoice shall include reasonable back-up documentation with respect to such Tenant Delay Costs.
5.Requests for Consent. Except as otherwise provided in this Work Letter, each of Landlord and Tenant shall respond to all requests for consents, approvals or directions made by the other pursuant to this Work Letter within five (5) business days following such party’s receipt of such request from the other. If a party fails to respond within such five (5)-business day period, then the non-responding party shall be deemed to have approved such item.
6.Completion of Landlord’s Construction Work. Without limiting any other provision of this Work Letter, Landlord shall complete Landlord’s Construction Work described in this Work Letter in all respects in accordance with the provisions of the Lease and this Work Letter. Landlord’s Construction Work shall be deemed completed at such time as Landlord shall furnish to Tenant evidence that (a) all Landlord’s Construction Work has been completed (which shall be evidenced by the Base Building Architect’s and the TI Architect’s respective certificates of completion certifying that all work performed in, on or about the Project is in accordance with the Approved Base Building and Site Plans and the Approved TI Plans) and paid for in full (or for which final lien waivers have otherwise been obtained), and (b) all certifications and approvals with respect to Landlord’s Construction Work that may be required from any governmental authority and any board of fire underwriters or similar body for the use and occupancy of the Premises have been obtained.
7.Miscellaneous.
7.1.    Headings, Etc. Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The Section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.
7.2.    Time of the Essence. Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is a factor.
7.3.    Covenants. Each provision of this Work Letter performable by Landlord or Tenant shall be deemed both a covenant and a condition.
7.4.    Consent. Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary. Whenever the written consent or approval of either party is required, such consent or approval may be provided in the form of electronic mail from Landlord’s Authorized Representative or Tenant’s Authorized Representative, as applicable.
7.5.    Entire Agreement. The terms of this Work Letter are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement, other than the Lease. To the extent there is any conflict between the terms of this Work Letter and the terms of the Lease, with respect to the design, construction or performance of Landlord’s Construction Work, the terms and provisions of this Work Letter shall control.
7.6.    Invalid Provisions. Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.
7.7.    Construction. The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.
7.8.    Assigns. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section 7.8 shall in any way alter the provisions of the Lease restricting assignment or subletting.
7.9.    Authority. That individual or those individuals signing this Work Letter guarantee, warrant and represent that said individual or individuals have the power, authority and legal capacity to sign this Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.
7.10.    Counterparts. This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

7.11.    Notice of Completion. Within thirty (30) days after completion of construction of Landlord’s Construction Work, Landlord shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Project is located and shall furnish a copy thereof to Tenant upon such recordation.
7.12.    No Fee to Landlord. Except as otherwise provided in the Lease, Landlord shall receive no fee for supervision, profit, over overhead in connection with the Landlord’s Construction Work. In no event shall this Section 7.12 limit the fees that are payable to the architect, engineering consultants, design team, general contractor, subcontractors and any third-party construction manager.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.
LANDLORD:
6th & PINE, LLC,
a California limited liability company
By:
Name:
Title:
TENANT:
MOLINA HEALTHCARE, INC.,
a Delaware corporation
By:
Name:
Title:

SCHEDULE 1
Landlord’s Construction Work Schedule

[see attached]

SCHEDULE 2
Drawing Log for Final Phase I Base Building and Site Plans

[see attached]
SCHEDULE 3
Approved Phase I TI Space Plans

[see attached]

Exhibit F – Drawing Log    2    ARCO Job No. N-4

ARCO
NATIONAL CONSTRUCTION

ARCO NATIONAL CONSTRUCTION COMPANY, INC.

900 North Rock Hill Road, Saint Louis, Missouri 63119 | **OFFICE:** 314.963.0715 | **FAX:** 314.963.7114 | **www.arconational.com**

Exhibit F – Drawing Log    3    ARCO Job No. N-4

EXHIBIT F - DRAWING LOG

Millworks – Press Telegram
89,702 SF Office Retrofit
ARCO Job N-410
CA License # 807644
Updated 2/6/13

Dwg No.	Description	Issue Date	Rev. No.	Rev. Date	Architect/Engineer
	Civils
C0.01	Title Sheet	2/17/12	--	--	Kpff Consulting Engineers
C1.00	Site Plan	2/17/12	--	--	Kpff Consulting Engineers
C1.10	Erosion Control Plan	2/17/12	--	--	Kpff Consulting Engineers
C1.30	Grading & Drainage Plan	2/17/12	--	--	Kpff Consulting Engineers
C5.00	Civil Details	2/17/12	--	--	Kpff Consulting Engineers
	Landscaping
L-1.0	Paving Details & Legend	8/21/12	4	12/10/12	Landscape Architecture Laboratory
L-1.1	Concrete Paver Details	8/21/12	4	12/10/12	Landscape Architecture Laboratory
L-1.2	Water Feature Details	8/21/12	4	12/10/12	Landscape Architecture Laboratory
L-1.3	Bench Details	8/21/12	4	12/10/12	Landscape Architecture Laboratory
L-2.0	Irrigation Notes	8/21/12	4	12/10/12	Landscape Architecture Laboratory
L-2.1	Landscape Irrigation Details	8/21/12	4	12/10/12	Landscape Architecture Laboratory
L-2.2	Landscape Irrigation Specifications & Details	8/21/12	4	12/10/12	Landscape Architecture Laboratory
L-2.3	Portable Planting Details	8/21/12	4	12/10/12	Landscape Architecture Laboratory
L-3.0	Planting Details	8/21/12	4	12/10/12	Landscape Architecture Laboratory
L-3.1	Tree Planting Details	8/21/12	4	12/10/12	Landscape Architecture Laboratory
	Architectural
A1.0	Site Plan	8/21/12	6	2/6/13	GMA Architects, Inc.
A1.1	Architectural Site Details	8/21/12	6	2/6/13	GMA Architects, Inc.
A1.2	Architectural Site Details	8/21/12	5	1/22/13	GMA Architects, Inc.
A2.0	Basement Floor Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
A2.1	First Floor Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
A2.2	Second Floor Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
A2.3	Third Floor Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
A2.4	Fourth Floor Plan	8/21/12	3	12/10/12	GMA Architects, Inc.

Exhibit F – Drawing Log    4    ARCO Job No. N-4

Dwg No.	Description	Issue Date	Rev. No.	Rev. Date	Architect/Engineer
A2.4A	Fourth Floor Mezzanine Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
A2.5	Fifth Floor Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
A2.6	Overall Roof Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
A5.1	Exterior Elevations	8/21/12	6	2/6/13	GMA Architects, Inc.
A5.2	Exterior Elevations	8/21/12	6	2/6/13	GMA Architects, Inc.
A5.3	Exterior Elevations	8/21/12	3	12/10/12	GMA Architects, Inc.
A5.4	Window Types	8/21/12	3	12/10/12	GMA Architects, Inc.
A5.5	Window Types	8/21/12	3	12/10/12	GMA Architects, Inc.
A5.6	Window Types	8/21/12	3	12/10/12	GMA Architects, Inc.
A5.7	Window Types	8/21/12	3	12/10/12	GMA Architects, Inc.
A6.1	Exterior Wall Sections	8/21/12	3	12/10/12	GMA Architects, Inc.
A7.1	Section Details	8/21/12	3	12/10/12	GMA Architects, Inc.
A7.2	Section Details	8/21/12	3	12/10/12	GMA Architects, Inc.
A7.3	Section Details	8/21/12	3	12/10/12	GMA Architects, Inc.
A7.4	Section Details	8/21/12	3	12/10/12	GMA Architects, Inc.

Exhibit F – Drawing Log    2    ARCO Job No. N-4

Dwg No.	Description	Issue Date	Rev. No.	Rev. Date	Architect/Engineer
A7.5	Roof Enlarged Details	8/21/12	3	12/10/12	GMA Architects, Inc.
A7.6	Architectural Details	8/21/12	3	12/10/12	GMA Architects, Inc.
A7.7	Architectural Details	8/21/12	3	12/10/12	GMA Architects, Inc.
A7.8	Canopy Details	8/21/12	6	2/6/13	GMA Architects, Inc.
A7.9	Metal Panel Detail	8/21/12	3	12/10/12	GMA Architects, Inc.
A8.1	Enlarged Stair Plans	8/21/12	3	12/10/12	GMA Architects, Inc.
A8.2	Stair Sections	8/21/12	3	12/10/12	GMA Architects, Inc.
A8.3	Stair Sections	8/21/12	3	12/10/12	GMA Architects, Inc.
A8.4	Elevator Sections	8/21/12	3	12/10/12	GMA Architects, Inc.
A8.5	Enlarged Elevation Plans	8/21/12	3	12/10/12	GMA Architects, Inc.
A9.1	UL References	8/21/12	3	12/10/12	GMA Architects, Inc.
A9.2	UL References	8/21/12	3	12/10/12	GMA Architects, Inc.
	Tenant Improvement Architectural
TT1.0	Title Sheet	8/21/12	3	12/10/12	GMA Architects, Inc.
TT2.1	City General Notes	8/21/12	3	12/10/12	GMA Architects, Inc.
TT2.2	Accessibility Notes	8/21/12	3	12/10/12	GMA Architects, Inc.
TT3.1	Long Beach CalGreen Checklist	8/21/12	3	12/10/12	GMA Architects, Inc.
TT3.2	Long Beach CalGreen Checklist	8/21/12	3	12/10/12	GMA Architects, Inc.
TLS1.0	Basement Life Safety Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TLS1.1	1st Floor Life Safety Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TLS1.2	2nd Floor Life Safety Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TLS1.3	3rd Floor Life Safety Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TLS1.4	4th Floor Life Safety Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TLS1.5	5th Floor Life Safety Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TA2.0	Basement Floor Plan	8/21/12	3	12/10/12	GMA Architects, Inc.

Exhibit F – Drawing Log    3    ARCO Job No. N-4

Dwg No.	Description	Issue Date	Rev. No.	Rev. Date	Architect/Engineer
TA2.1	1st Floor Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TA2.2	2nd Floor Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TA2.3	3rd Floor Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TA2.4	4th Floor Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TA2.4B	1st Floor Ramp Details	8/21/12	3	12/10/12	GMA Architects, Inc.
TA2.5	5th Floor Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TA3.1	1st Floor Reflected Ceiling Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TA3.2	2nd Floor Reflected Ceiling Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TA3.3	3rd Floor Reflected Ceiling Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TA3.4	4th Floor Reflected Ceiling Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TA3.4A	4th Floor Ceiling Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TA3.5	5th Floor Reflected Ceiling Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TA4.1	Details	8/21/12	3	12/10/12	GMA Architects, Inc.
TA4.2	Partition Types	8/21/12	3	12/10/12	GMA Architects, Inc.
TA4.3	Partition Types	8/21/12	3	12/10/12	GMA Architects, Inc.
TA4.3A	Partition Types – Shell	8/21/12	3	12/10/12	GMA Architects, Inc.
TA4.4	Doors and Details – Shell	8/21/12	3	12/10/12	GMA Architects, Inc.
TA4.5	Interior Door Schedule	8/21/12	3	12/10/12	GMA Architects, Inc.
TA4.6	Doors – Interior	8/21/12	3	12/10/12	GMA Architects, Inc.
TA5.1	Door Schedule	8/21/12	3	12/10/12	GMA Architects, Inc.
TA5.2	Door Details	8/21/12	3	12/10/12	GMA Architects, Inc.
TA 6.1	Restrooms	8/21/12	3	12/10/12	GMA Architects, Inc.
TA6.2	Restrooms	8/21/12	3	12/10/12	GMA Architects, Inc.
TA6.3	Restrooms	8/21/12	3	12/10/12	GMA Architects, Inc.
TA7.1	Millwork	8/21/12	3	12/10/12	GMA Architects, Inc.

Exhibit F – Drawing Log    4    ARCO Job No. N-4

Dwg No.	Description	Issue Date	Rev. No.	Rev. Date	Architect/Engineer
TA7.2	Millwork	8/21/12	3	12/10/12	GMA Architects, Inc.
TA7.3	Millwork	8/21/12	3	12/10/12	GMA Architects, Inc.
TA7.4	Lobby Elevation	8/21/12	3	12/10/12	GMA Architects, Inc.
TA8.0	Finish Schedule	8/21/12	3	12/10/12	GMA Architects, Inc.
TA8.1	1st Floor Finish Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TA8.2	2nd Floor Finish Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TA8.3	3rd Floor Finish Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TA8.4	4th Floor Finish Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
TA8.5	5th Floor Finish Plan	8/21/12	3	12/10/12	GMA Architects, Inc.
SK-1	TA2.1 Revision	10/17/12	--	--	GMA Architects, Inc.
SK-2	TA3.1 Revision	10/17/12	--	--	GMA Architects, Inc.
SK-3	A7.9 Revision	10/17/12	--	--	GMA Architects, Inc.
SK-4	TA4.5 Revision	10/19/12	--	--	GMA Architects, Inc.
SK-5	TA2.2 Revision	10/25/12	--	--	GMA Architects, Inc.
SK-6	TA2.3 Revision	10/25/12	--	--	GMA Architects, Inc.
SK-7	TA2.4 Revision	10/25/12	--	--	GMA Architects, Inc.
SK-8	TA3.2 Revision	10/25/12	--	--	GMA Architects, Inc.
SK-9	TA3.3 Revision	10/25/12	--	--	GMA Architects, Inc.
SK-10	TA2.4 Revision	10/25/12	--	--	GMA Architects, Inc.
SK-11	A2.4 Revision	11/12/12	--	--	GMA Architects, Inc.
SK-12	A5.2 Revision	11/12/12	--	--	GMA Architects, Inc.
SK-13	A2.4 Revision	11/12/12	--	--	GMA Architects, Inc.
	Structural
S0.01	General Notes	8/21/12	5	12/10/12	Englekirk Structural Engineers
S0.02	General Notes	8/21/12	5	12/10/12	Englekirk Structural Engineers
S0.03	General Notes	8/21/12	5	12/10/12	Englekirk Structural Engineers
S1.01	Typical Concrete Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S1.02	Typical Concrete Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S1.03	Typical Concrete Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S1.11	Typical Shearwall Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S1.12	Typical Shearwall Details	8/21/12	5	12/10/12	Englekirk Structural Engineers

Exhibit F – Drawing Log    5    ARCO Job No. N-4

Dwg No.	Description	Issue Date	Rev. No.	Rev. Date	Architect/Engineer
S1.13	Typical Shearwall Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S1.21	Typical Steel Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S1.22	Typical Steel Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S1.23	Typical Steel Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S1.31	Typical Metal Stud Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S1.32	Typical Metal Stud Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S1.33	Typical Metal Stud Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S1.41	Typical Stair Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S2.00	Basement/Foundation Plan	8/21/12	5	12/10/12	Englekirk Structural Engineers
S2.01	First Floor Framing Plan	8/21/12	6	12/21/12	Englekirk Structural Engineers
S2.02	Second Floor Framing Plan	8/21/12	5	12/10/12	Englekirk Structural Engineers
S2.03	Third Floor Framing Plan	8/21/12	5	12/10/12	Englekirk Structural Engineers
S2.04	Fourth Floor Framing Plan	8/21/12	5	12/10/12	Englekirk Structural Engineers
S2.05	Fifth Floor/Roof Framing Plan	8/21/12	5	12/10/12	Englekirk Structural Engineers
S2.06	Roof Framing Plan	8/21/12	5	12/10/12	Englekirk Structural Engineers
S3.01	Sections and Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S3.02	Section and Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S3.03	Sections and Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S3.11	Sections and Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S3.12	Sections and Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S3.13	Sections and Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S3.14	Sections and Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S3.15	Sections and Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S4.01	Bridge Elevation and Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S4.02	Bridge Elevation and Details	8/21/12	5	12/10/12	Englekirk Structural Engineers

Exhibit F – Drawing Log    6    ARCO Job No. N-4

Dwg No.	Description	Issue Date	Rev. No.	Rev. Date	Architect/Engineer
S4.03	Bridge Elevation and Details	8/21/12	5	12/10/12	Englekirk Structural Engineers
S5.01	Electrical / Trash Enclosure Elevations	8/21/12	8	1/31/13	Englekirk Structural Engineers
SK4	Sketch	10/30/12	--	--	Englekirk Structural Engineers
SSK 18	Sign Anchorage	12/18/12	--	--	Englekirk Structural Engineers
	Mechanical
M-0.1	Cover Sheet	8/21/12	4	12/10/12	Icon Mechanical
M-1.0	Mechanical Basement Plan	8/21/12	5	1/11/13	Icon Mechanical
M-1.1	Mechanical First Floor Plan	8/21/12	5	1/11/13	Icon Mechanical
M-1.2	Mechanical Second Floor Plan	8/21/12	5	1/11/13	Icon Mechanical
M-1.3	Mechanical Third Floor Plan	8/21/12	5	1/11/13	Icon Mechanical
M-1.4	Mechanical Fourth Floor Plan	8/21/12	5	1/11/13	Icon Mechanical
M-1.5	Mechanical Fifth Floor & Roof Plan	8/21/12	5	1/11/13	Icon Mechanical
M-2.1	Mechanical First Floor Piping Plan	8/21/12	5	1/11/13	Icon Mechanical
M-2.2	Mechanical Second Floor Piping Plan	8/21/12	5	1/11/13	Icon Mechanical
M-2.3	Mechanical Third Floor Piping Plan	8/21/12	5	1/11/13	Icon Mechanical
M-2.4	Mechanical Fourth Floor Piping Plan	8/21/12	5	1/11/13	Icon Mechanical
M-2.5	Mechanical Fifth Floor & Roof Piping Plan	8/21/12	5	1/11/13	Icon Mechanical
M-4.1	Mechanical Details	8/21/12	4	12/10/12	Icon Mechanical
M-4.2	Mechanical Details	8/21/12	4	12/10/12	Icon Mechanical
M-6.1	Mechanical Schedules	8/21/12	4	12/10/12	Icon Mechanical
M-6.2	Mechanical Schedules	8/21/12	4	12/10/12	Icon Mechanical
	Electrical
TE0.0	Title Sheet	8/21/12	6	1/16/13	InPwr, Inc.
TE0.1	Symbols, Notes, and Abbreviations	8/21/12	6	1/16/13	InPwr, Inc.
TE0.2	Title 24	8/21/12	6	1/16/13	InPwr, Inc.
TE0.3	Title 24	8/21/12	6	1/16/13	InPwr, Inc.
TE0.4	Title 24	8/21/12	6	1/16/13	InPwr, Inc.
TE0.5	Title 24	8/21/12	6	1/16/13	InPwr, Inc.
TE1.0	Site Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE2.0	Basement Floor Distribution Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE2.1	First Floor Distribution Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE2.2	Second Floor Distribution Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE2.3	Third Floor Distribution Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE2.4	Fourth Floor Distribution Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE2.5	Fifth Floor Distribution Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE3.0	Basement Floor Lighting Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE3.1	First Floor Lighting Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE3.2	Second Floor Lighting Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE3.3	Third Floor Lighting Plan	8/21/12	6	1/16/13	InPwr, Inc.

Exhibit F – Drawing Log    7    ARCO Job No. N-4

Dwg No.	Description	Issue Date	Rev. No.	Rev. Date	Architect/Engineer
TE3.4	Fourth Floor Lighting Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE3.5	Fifth Floor Lighting Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE3.6	Basement Floor Lighting Plan – Less than 50V	8/21/12	6	1/16/13	InPwr, Inc.
TE3.7	First Floor Lighting Plan – Less than 50V	8/21/12	6	1/16/13	InPwr, Inc.
TE3.8	Second Floor Lighting Plan – Less than 50V	8/21/12	6	1/16/13	InPwr, Inc.
TE3.9	Third Floor Lighting Plan – Less than 50V	8/21/12	6	1/16/13	InPwr, Inc.
TE3.10	Fourth Floor Lighting Plan – Less than 50V	8/21/12	6	1/16/13	InPwr, Inc.
TE3.11	Fifth Floor Lighting Plan – Less than 50V	8/21/12	6	1/16/13	InPwr, Inc.
TE4.0	Basement Floor Power Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE4.1	First Floor Power Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE4.2	Second Floor Power Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE4.3	Third Floor Power Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE4.4	Fourth Floor Power Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE4.5	Fifth Floor Power Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE5.0	Basement Floor HVAC Power Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE5.1	First Floor HVAC Power Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE5.2	Second Floor HVAC Power Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE5.3	Third Floor HVAC Power Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE5.4	Fourth Floor HVAC Power Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE5.5	Fifth Floor HVAC Power Plan	8/21/12	6	1/16/13	InPwr, Inc.
TE6.0	Enlarged Plans	8/21/12	6	1/16/13	InPwr, Inc.
TE6.1	Enlarged Plans	8/21/12	6	1/16/13	InPwr, Inc.
TE6.2	Elevation Plans	8/21/12	6	1/16/13	InPwr, Inc.
TE6.3	Enlarged Plans	8/21/12	6	1/16/13	InPwr, Inc.
TE7.0	Details	8/21/12	6	1/16/13	InPwr, Inc.
TE7.1	Details	8/21/12	6	1/16/13	InPwr, Inc.
TE7.2	Details	8/21/12	6	1/16/13	InPwr, Inc.
TE8.0	One Line Diagram	8/21/12	6	1/16/13	InPwr, Inc.
TE9.0	Schedules	8/21/12	6	1/16/13	InPwr, Inc.
TE9.1	Panel Schedules	8/21/12	6	1/16/13	InPwr, Inc.
TE9.2	Panel Schedules	8/21/12	6	1/16/13	InPwr, Inc.
TE9.3	Schedules	8/21/12	6	1/16/13	InPwr, Inc.
	Plumbing
P0.1	Plumbing Legend, Schedules &Gen. Notes	7/26/12	5	12/10/12	Andersen Commercial Plumbing
P2.0	Plumbing Basement Base Plan	7/26/12	5	12/10/12	Andersen Commercial Plumbing
P2.1	Plumbing First Floor Plan	7/26/12	5	12/10/12	Andersen Commercial Plumbing
P2.2	Plumbing Second Floor Plan	7/26/12	5	12/10/12	Andersen Commercial Plumbing

Exhibit F – Drawing Log    8    ARCO Job No. N-4

Dwg No.	Description	Issue Date	Rev. No.	Rev. Date	Architect/Engineer
P2.3	Plumbing Third Floor Plan	7/26/12	5	12/10/12	Andersen Commercial Plumbing
P2.4	Plumbing Fourth Floor Plan	7/26/12	5	12/10/12	Andersen Commercial Plumbing
P2.5	Plumbing 5th Floor/4th Roof Plans	7/26/12	5	12/10/12	Andersen Commercial Plumbing
P3.1	Plumbing Fifth Floor Roof Plan	7/26/12	5	12/10/12	Andersen Commercial Plumbing
P4.1	Riser Diagrams	7/26/12	5	12/10/12	Andersen Commercial Plumbing
P4.2	Riser Diagrams	7/26/12	5	12/10/12	Andersen Commercial Plumbing
	Tenant Improvement Plumbing
TP0.1	Plumbing Legend, Schedules &Gen. Notes	5/21/12	5	12/10/12	Andersen Commercial Plumbing
TP2.0	Plumbing Basement Floor Plan	5/21/12	5	12/10/12	Andersen Commercial Plumbing
TP2.1	Plumbing First Floor Plan	5/21/12	5	12/10/12	Andersen Commercial Plumbing
TP2.2	Plumbing Second Floor Plan	5/21/12	5	12/10/12	Andersen Commercial Plumbing
TP2.3	Plumbing Third Floor Plan	5/21/12	5	12/10/12	Andersen Commercial Plumbing
TP2.4	Plumbing Fourth Floor Plan	5/21/12	5	12/10/12	Andersen Commercial Plumbing
TP3.1	Plumbing Fifth Floor Roof Plan	5/21/12	5	12/10/12	Andersen Commercial Plumbing
TP4.1	Plumbing Partial Floor Plans	5/21/12	5	12/10/12	Andersen Commercial Plumbing
TP4.2	Plumbing Partial Floor Plans	5/21/12	5	12/10/12	Andersen Commercial Plumbing
TP5.1	Plumbing Riser Diagrams	5/21/12	5	12/10/12	Andersen Commercial Plumbing
	Fire Protection
FP-1	Notes & Details	4/25/12	4	12/10/12	Mr. Sprinkler Fire Protection
FP-2	Site Plan / UG Details	4/25/12	4	12/10/12	Mr. Sprinkler Fire Protection
FP-3	Stand Pipe Details	4/25/12	4	12/10/12	Mr. Sprinkler Fire Protection
FP-4	Sections & Details	4/25/12	4	12/10/12	Mr. Sprinkler Fire Protection
FP-5	EQB Calcs & Details	4/25/12	4	12/10/12	Mr. Sprinkler Fire Protection
FP-6	Basement Piping Plan	4/25/12	4	12/10/12	Mr. Sprinkler Fire Protection
FP-7	1st Floor Piping Plan	4/25/12	4	12/10/12	Mr. Sprinkler Fire Protection
FP-8	2nd Floor Piping Plan	4/25/12	4	12/10/12	Mr. Sprinkler Fire Protection

Exhibit F – Drawing Log    9    ARCO Job No. N-4

Dwg No.	Description	Issue Date	Rev. No.	Rev. Date	Architect/Engineer
FP-9	3rd Floor Piping Plan	4/25/12	4	12/10/12	Mr. Sprinkler Fire Protection
FP-10	4th Floor Piping Plan	4/25/12	4	12/10/12	Mr. Sprinkler Fire Protection
FP-11	5th Floor Piping Plan	4/25/12	4	12/10/12	Mr. Sprinkler Fire Protection
FP-12	Hydraulic Placards	4/25/12	4	12/10/12	Mr. Sprinkler Fire Protection
FP-13	1st Floor Reflective Ceiling Plan	4/25/12	4	12/10/12	Mr. Sprinkler Fire Protection
FP-14	2nd Floor Reflective Ceiling Plan	4/25/12	4	12/10/12	Mr. Sprinkler Fire Protection
FP-15	3rd Floor Reflective Ceiling Plan	4/25/12	4	12/10/12	Mr. Sprinkler Fire Protection
FP-16	4th Floor Reflective Ceiling Plan	4/25/12	4	12/10/12	Mr. Sprinkler Fire Protection
FP-17	5th Floor Reflective Ceiling Plan	4/25/12	4	12/10/12	Mr. Sprinkler Fire Protection
	Fire Alarm
FA 3 of 10	Cover Sheet	12/20/12	--	--	Siemens
FA 2 of 10	Standby Battery & Voltage Drop Calculations	12/20/12	--	--	Siemens
FA 3 of 10	Basement Floor Plan with Fire Alarm Equipment	12/20/12	--	--	Siemens
FA 4 of 10	First Floor Plan with Fire Alarm Equipment	12/20/12	--	--	Siemens
FA 5 of 10	Second Floor Plan with Fire Alarm Equipment	12/20/12	--	--	Siemens
FA 6 of 10	Third Floor Plan with Fire Alarm Equipment	12/20/12	--	--	Siemens
FA 7 of 10	Fourth Floor Plan with Fire Alarm Equipment	12/20/12	--	--	Siemens
FA 8 of 10	Fifth Floor Plan with Fire Alarm Equipment	12/20/12	--	--	Siemens
FA 9 of 10	Fire Alarm System Riser Diagram	12/20/12	--	--	Siemens
FA 9 of 10	Point to Point Wiring Diagram	12/20/12	--	--	Siemens
	Control Drawings
Cover	Cover Page	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.
TCC-1	Network Diagram Floors 5, 4 & 3	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.
TCC-2	Network Diagram Floors 2, 1 & Basement	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.
TCC-3	VAV Box Wiring Diagram & I/O Points	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.
TCC-4	FTU W/ Hot Water Reheat Wiring Diagram & I/O Points	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.
TCC-5	VAV Box Wiring Diagram w/VEF & I/O Points	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.
TCC-6	Not Used	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.
TCC-7	Central Plant Schematic Drawing	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.
TCC-8	Central Plant Wiring Diagram	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.

Exhibit F – Drawing Log    10    ARCO Job No. N-4

Dwg No.	Description	Issue Date	Rev. No.	Rev. Date	Architect/Engineer
TCC-9	Central Plant I/O Points List	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.
TCC-10	Central Plant I/O Points List Notes	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.
TCC-11	Central Plant Control Panel TCP-1	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.
TCC-12	AHU-1/CU-1 Schematic Drawing	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.
TCC-13	AHU-1/CU-1 Wiring Diagram	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.
TCC-14	AHU-1/CU-1 BAC 5802 I/O Points List & Notes	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.
TCC-15	TCP-2 Control Panel	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.
TCC-16	Valve Schedule	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.
TCC-17	FTU & VAV Unit Schedule	9/19/12	1.4	1/11/13	Taycon-TMI, Inc.

RECORDING REQUESTED BY &    )
WHEN RECORDED RETURN TO:    )
)
East West Bank                )
9300 Flair Drive, 6th Floor        )
El Monte, CA 91731            )
Attn: Loan Servicing            )
)

(Space Above This Line For Recorder’s Use)
SUBORDINATION AGREEMENT AND
AGREEMENT OF NON-DISTURBANCE AND ATTORNMENT
(EWB Form – Rev. 2-2007)

This Subordination Agreement and Agreement of Non-Disturbance and Attornment (“Agreement”) is made and entered into as of this ___ day of __________, 2013, among (i) East West Bank (“Lender”), (ii) Molina Healthcare, Inc. (“Tenant”) and (iii) 6th & Pine Development, LLC (“Owner”), with reference to the following:
RECITALS

A.    Lender has made a loan in the amount of approximately $1,530,000 and is proposing to make additional loans (collectively, the “Loans”) to Owner, which are secured or are to be secured by, among other things, (i) certain deeds of trust recorded or to be recorded against all or a portion of the real property legally described in Exhibit A attached hereto and the improvements thereon (collectively, the “Real Property”), consisting of (a) an existing Deed of Trust in the amount of $1,530,000 in connection with Owner’s development of Phase II (as such term is defined in the Lease described below) (which, upon the recordation of the Construction Deed of Trust for Phase II described in (c) below, is expected to be paid in full and reconveyed), (b) a Construction Deed of Trust, which is expected to be recorded in the amount of approximately $15,795,000 in connection with Owner’s development of Phase I (as such term is defined in the Lease described below), and (c) a Construction Deed of Trust, which is expected to be recorded in the amount of approximately $25,350,000 in connection with Owner’s development of Phase II (each, a “Deed of Trust” and collectively, the “Deeds of Trust”), and (ii) a collateral assignment (the “Collateral Assignment”) of Owner’s rights under that certain Parking License Agreement dated as of May 25, 2012 (together with all amendments thereto, the “Parking Agreement”), between the City of Long Beach, as “Licensor,” and Owner, as “Licensee”. The Real Property, together with Owner’s rights under the Parking Agreement, shall be referred to herein, collectively, as the “Property”.
B.    Tenant has leased the Real Property and been granted certain off-site parking rights which Owner intends to satisfy, to the extent possible, with parking spaces provided to it under the Parking Agreement (collectively, the “Premises), pursuant to that certain Office Building Lease – Full Service Gross – Single Tenant Building(s) dated as of February 28, 2013 (together with all amendments thereto being referred to as the “Lease”), by and between Owner and Tenant.
C.Lender and Tenant desire to enter into this Agreement under which Tenant subordinates the Lease and its interest in the Property and agrees to attorn to Lender and under which Lender agrees to not disturb Tenant’s possession of or right to use the Premises all to the extent set forth herein, and so long as Tenant is not in default under the Lease.
NOW THEREFORE, with reference to the foregoing recitals and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.    Subordination. Subject to the terms and conditions of this Agreement, the Lease, and the rights of Tenant in, to and under the Lease and the Premises, are hereby subjected and subordinated to the lien of each Deed of Trust, it being understood and agreed that the foregoing subordination shall apply to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of each Deed of Trust, provided that any and all such increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations shall nevertheless be subject to the terms of this Agreement.
2.    Tenant Not to Be Disturbed; Rights Preserved. So long as Tenant is not in default in the payment of rent or of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond any period given Tenant in the Lease to cure such default) and Tenant attorns to Lender as provided herein, (a) neither Tenant’s possession or use or right to possession or use of the Premises, nor any other right or privilege granted or inuring to the benefit of Tenant under the Lease, shall be diminished, disturbed or interfered with by Lender, and (b) Lender will not join Tenant as a party defendant in any action or proceeding foreclosing any one or more of the Deeds of Trust unless such joinder is necessary to foreclose such Deed(s) of Trust and then only for such purpose and not for the purpose of terminating the Lease. Lender acknowledges that Tenant has a right of first offer to purchase the Premises, as set forth in Exhibit “I-1” of the Lease, and an option to purchase the Premises, as set forth in Exhibit “I-2” of the Lease (collectively, the “Tenant Purchase Rights”). Lender acknowledges and agrees that the Tenant Purchase Rights will expressly survive (and may be exercised by Tenant pursuant to the respective terms thereof following) any transfer of the Premises to any third-party purchaser that occurs as the result of a foreclosure or other proceeding brought to enforce any one or more of the Deeds of Trust, or any such transfer of the Premises by deed in lieu of foreclosure; provided, however, that Tenant’s Purchase Rights shall not be exercisable (i) in any transfer that occurs as the result of a foreclosure, deed in lieu of foreclosure or other such proceeding or (ii) during such time as Lender is the owner of the Premises (provided that Tenant’s Purchase Rights shall be exercisable pursuant to their respective terms against any other Successor Landlord, as defined in Section 3 below).
3.    Tenant to Attorn To Lender. Subject to Section 2 above, if Lender shall become the owner of the Premises or the Premises shall be sold by reason of foreclosure or other proceedings brought to enforce any one or more of the Deeds of Trust or the Premises shall be transferred by deed in lieu of foreclosure, the Lease shall continue in full force and effect as a direct Lease between the then owner of the Premises (a “Successor Landlord”), who shall succeed to the rights and duties of the landlord under the Lease. Subject to Section 2 above, Tenant shall attorn to such Successor Landlord as its landlord under the Lease, said attornment to be effective and self-operative without the execution of any further instruments. Tenant hereby waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder as a result of any such foreclosure or deed-in-lieu of foreclosure.
4.    Notice of Default; Rent Payments to Lender. In the event that Lender notifies Tenant of a default under any one or more of the Deeds of Trust and requests Tenant to pay its rent and all other sums due under the Lease to Lender, Tenant shall pay such sums directly to Lender, or as Lender may otherwise request, without any further consent of Owner. Owner hereby irrevocably authorizes and directs Tenant to make such payments to Lender despite the receipt of any contrary instructions from Owner or any other party, except a court of competent jurisdiction. Payment of rent and any other sums due under the Lease by Tenant in accordance with the provisions of this Section shall constitute performance by Tenant under the Lease as to all amounts paid.
5.    Limitations.
(a)    The following terms shall have the following meanings for purposes of this Section 5:

(i)    Construction-Related Obligation. A "Construction-Related Obligation" means any obligation of Owner under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements at the Premises, including the construction of any on-site parking spaces. "Construction-Related Obligations" shall not include: (a) reconstruction or repair following fire, casualty or condemnation; or (b) ordinary maintenance and repairs.
(ii)    Former Landlord. A “Former Landlord” means Owner and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.
(iii)    Offset Right. An "Offset Right" means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant's payment of Rent or performance of Tenant's other obligations under the Lease, arising (whether under the Lease or other applicable law) from Owner's breach or default under the Lease, other than in connection with Construction-Related Obligations.
(iv)    Rent. The "Rent" means any fixed rent, base rent or additional rent under the Lease.
(b)    A Successor Landlord shall not be liable for or bound by (i) any Offsite Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment (provided, that subject to subsection (iii) of this paragraph below, the foregoing shall not limit either (A) Tenant’s right to exercise any Offset Right against Successor Landlord otherwise available to Tenant because of events occurring after the date of attornment, or (B) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s obligations as landlord under the Lease), (ii) any security deposit or payment of rent (for more than one month in advance of the date due under the Lease) made by Tenant to any Former Landlord, except to the extent actually received by Successor Landlord, (iii) any Construction-Related Obligations (provided, that the foregoing shall not limit (y) any Successor Landlord’s maintenance and repair obligations under the Lease, including, without limitation, under General Condition N or Article 9 thereof, or (z) Tenant’s rights with respect to warranty claims under General Condition B of the Lease with respect to any Successor Landlord other than Lender, against whom such rights of Tenant shall not be enforceable), or (iv) any obligation to expend funds which are capital in nature, except for items of ordinary maintenance and repair for the Premises. Notwithstanding the foregoing, or any provision to the contrary set forth in this Agreement, subject to Section 6 below, nothing in this Agreement is intended to limit Tenant’s right to terminate the Lease in the event that Owner or any Successor Landlord fails to satisfy the obligations of the landlord under the Lease, including, without limitation, the failure to satisfy the conditions set forth in General Condition R or Section 2.6 of the Lease.
(c)    Notwithstanding any term of the Lease, upon foreclosure of any one or more of the Deeds of Trust, or acceptance of a deed in lieu thereof or other similar transfer, any environmental/hazardous materials indemnity and/or reimbursement provisions under the Lease shall not be applicable to, or enforceable against any Successor Landlord with respect to any period prior to such Successor Landlord’s ownership and thereafter only to the extent caused by such Successor Landlord. If Lender becomes the owner of all or a portion of the Property or the Property (or a portion thereof) is sold to a third party by reason of foreclosure or other proceedings brought to enforce any one or more of the Deeds of Trust or the Property (or a portion thereof) is conveyed by deed-in-lieu of foreclosure, Tenant agrees that, notwithstanding anything to the contrary contained in the Lease, after such foreclosure sale or conveyance by deed-in-lieu of foreclosure, neither Lender nor any such third party shall have any personal liability to Tenant under the Lease and Tenant shall look solely to the owner’s interest in the Property (or portion thereof) for satisfaction of any of its remedies for collection of a judgment or other judicial process requiring payment of money. Further, in the event Lender transfers its interest in the Lease to a third party, Lender shall be automatically freed and released, from and after the date of such transfer or conveyance, of all liability for the performance of any covenants and agreements which accrue after the date of such transfer of Lender’s interest.
6.    Modification; Notice and Cure Rights. The Lease shall not be amended, modified or supplemented, nor will the Lease be terminated (except as set forth in the Lease after a default or other trigger event and after the notice and cure rights set forth below) or any party having liability under the Lease be released by the other, without the prior written consent of Lender. Tenant shall not terminate or seek to terminate the Lease until Tenant has given written notice, by personal service, overnight courier or registered or certified mail, return receipt requested, of said act or omission to Lender, which notice shall be addressed to East West Bank, 9300 Flair Drive, 6th Floor, El Monte, CA 91731; and until a period of time equal to the greater of: (a) the time allowed landlord under the Lease or (b) thirty days following such notice has elapsed, during which period Lender has the right, but not the obligation, to remedy such act, omission or other matter. If possession by Lender of the Property is necessary to effect such remedy and would be commercially reasonable, then the period of time for remedying such act or omission shall include a reasonable period of time for Lender to gain possession of the Premises, whether by foreclosure or otherwise (but in no event to exceed ninety (90) days).

7.    Tenant Representations and Warranties. Tenant hereby represents and warrants that (a) the Lease is solely and exclusively for the Premises described in the Lease and located on the Property identified in Exhibit “A” attached to this Agreement and the off-site parking areas described in the Lease, (b) the Lease is not a “master lease” for any other premises and/or property leased by Tenant from Owner, (c) any default under the Lease, and the exercise of Owner’s rights and remedies in connection with such default, shall only impact and/or effect Tenant’s obligations with respect to the Premises and/or the Property, and (d) any default by Tenant under any other lease with Owner or any other landlord, and the exercise of any such landlord’s rights and remedies in connection with such default, shall not affect Tenant’s obligations under the Lease.
8.    Miscellaneous. This Agreement and each and every covenant, agreement and other provision hereof shall be binding upon and shall inure to the benefit of the parties hereto and their representatives, successors and assigns. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. The term “Lender” as used throughout this Agreement includes any successor or assign of Lender and any holder(s) of any interest in the indebtedness secured by the Deeds of Trust. This Agreement and the rights and duties of the parties hereunder shall be governed for all purposes by the law of the State of California and the law of the United States applicable to transactions within such state. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be one and the same instrument with the same signature as if all parties to this Agreement had signed the same signature page.
8.    Attorneys’ Fees. If any lawsuit, judicial reference or arbitration is commenced which arises out of or relates to this Agreement, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees, in addition to costs and expenses otherwise allowed by law.

[signatures follow]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as of the date first above written.

Owner:

6th & PINE DEVELOPMENT, LLC

BY:    _____________________
Name:
Title:     _____________________

Tenant:

MOLINA HEALTHCARE, INC.

BY:    _____________________
Name:
Title:     _____________________

Lender:

EAST WEST BANK

BY:    _____________________
Name:
Title:     _____________________

EXHIBIT A
LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. AND IS DESCRIBED AS FOLLOWS:
PARCEL 1:
THE WEST 37112 FEET OF LOTS 1 AND 3, IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 19 PAGE 91 ET SEQ., OF MISCELLANEOUS RECORDS OF SAID COUNTY.
TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING SAID LAND ON THE WEST LYING BETWEEN THE PROLONGATION OF THE NORTHERLY LINE OF LOT 1 AND THE SOUTHERLY LINE OF LOT 3 BY 8 FEET, AS VACATED IN RESOLUTION NO. C-24596 OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.
EXCEPT THEREFROM ALL OIL GAS, MINERALS AND HYDROCARBON SUBSTANCES LYING BELOW A DEPTH OF 200 FEET FROM THE SURFACE OF SAID LAND, BUT WITHOUT THE RIGHT OF ENTRY UPON ANY PORTION OF THE SURFACE OF SAID LAND FOR THE PURPOSE OF EXPLORING FOR, BORING, EXTRACTING. DRILLING. MINING. PROSPECTING FOR, REMOVING OR MARKETING SAID SUBSTANCES, AS RESERVED TO THE GRANTOR THEREIN IN DEED EXECUTED BY TITLE INSURANCE AND TRUST COMPANY. TRUSTEE UNDER AGREEMENT AND DECLARATION OF TRUST EXECUTED HEREOF CREATING THOSE CERTAIN TRUSTS KNOWN AS ALBERT C. SELLERY TRUST AND THE ELEANOR D. SELLERY TRUST, RECORDED JULY 15, 1969 AS INSTRUMENT NO. 420, OF OFFICIAL RECORDS.
APN: 7273-025-013
PARCEL 2:
LOTS 5 AND 7, IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGE 91 ET SEQ., OF MISCELLANEOUS RECORDS OF SAID COUNTY.
TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING SAID LAND ON THE WEST LYING BETWEEN THE PROLONGATIONS OF THE NORTHERLY LINE OF LOT 5 AND THE SOUTHERLY LINE OF LOT 7, BY 8 FEET, AS VACATED IN RESOLUTION NO., C-24596 OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.
APN: 7273-025-015
PARCEL 3:
THE SOUTH 5 FEET OF LOT 6 AND ALL OF LOT 8, IN BLOCK 41 OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGES 91 TO 96 INCLUSIVE OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
TOGETHER WITH THE PORTION OF THE ALLEY 16 FEET WIDE ADJOINING SAID LAND ON THE EAST LYING BETWEEN THE PROLONGATION OF THE NORTHERLY LINE OF THE SOUTHERLY 5 FEET OF LOT 6 AND THE PROLONGATION OF THE SOUTHERLY LINE OF LOT 7, BY 8 FEET, AS VACATED IN

RESOLUTION NO. C-24596 OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.
APN: 7273-025-016
PARCEL 4:
LOTS 10, 12 AND 14, IN BLOCK 41 OF THE TOWNSITE OF LONG BEACH, OF THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGE 91 OF MISCELLANEOUS RECORDS OF SAID COUNTY.
TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING SAID LAND ON THE EAST LYING BETWEEN THE PROLONGATIONS OF THE NORTHERLY LINE OF LOT 10 AND THE SOUTHERLY LINE OF LOT 14, BY 8 FEET, AS VACATED IN RESOLUTION NO. C-24596 OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1.988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.
EXCEPT THEREFROM ALL OIL GAS, MINERALS AND OTHER HYDROCARBON SUBSTANCES BELOW A DEPTH OF 200 FEET FROM THE SURFACE THEREOF, WITHOUT RIGHT OF SURFACE ENTRY, AS RESERVED BY EDWARD R. LOVELL, TRUSTEE IN DEED RECORDED DECEMBER 1, 1971 AS INSTRUMENT NO. 155, OF OFFICIAL RECORDS.
APN: 7273-025-019 (PORTION)
PARCEL 5:
LOTS 17 TO 21 INCLUSIVE IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGES 91 TO 96 INCLUSIVE OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
TOGETHER WITH THAT PORTION OF THE ALLEY 10 FEET WIDE ADJOINING SAID LAND ON THE NORTH LYING BETWEEN THE PROLONGATIONS OF THE WESTERLY LINE OF LOT 17 AND THE EASTERLY LINE OF LOT 21 BY 5 FEET, AS VACATED IN RESOLUTION NO. C-21081, OF THE CITY OF LONG BEACH, RECORDED APRIL 10, 1972 AS INSTRUMENT NO. 2966 AND RECORDED MAY 9, 1972 AS INSTRUMENT NO. 3947, OF OFFICIAL RECORDS.
APN: 7273-025-020 (PORTION)
PARCEL 6:
LOTS 9, 11 AND 13, IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGES 91 TO 96 INCLUSIVE OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING SAID AND ON THE WEST LYING BETWEEN THE PROLONGATIONS OF THE NORTHERLY LINE OF LOT 9 AND THE SOUTHERLY LINE OF LOT 13 BY 8 FEET, AS VACATED IN RESOLUTION NO. C-24596, OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.
APN: 7273-025-017, 018 (PORTION)
PARCEL 7:

LOTS 24 TO 28 INCLUSIVE IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH. AS PER MAP RECORDED IN BOOK 19 PAGES 91 ET SEQ. OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
TOGETHER WITH THAT PORTION OF THE ALLEY 10 FEET WIDE ADJOINING SAID LAND ON THE NORTH LYING BETWEEN THE PROLONGATIONS OF THE WESTERLY LINE OF LOT 24 AND THE EASTERLY LINE OF LOT 28 BY 5 FEET, AS VACATED IN RESOLUTION NO. C-21081, OF THE CITY OF LONG BEACH, RECORDED April 10, 1972 AS INSTRUMENT NO. 2966 AND RECORDED MAY 9, 1972 AS INSTRUMENT NO. 3947, OF OFFICIAL RECORDS.
EXCEPT ALL OIL GAS AND OTHER HYDROCARBONS, IN AND UNDER THAT PORTION OF SAID LAND LOCATED MORE THAN 100 FEET BELOW THE SURFACE THEREOF BUT WITH NO RIGHT OF USE OF THE SURFACE OF SAID LANDS OR ANY PORTION THEREOF WITHIN 100 FEET OF THE SURFACE, AS RESERVED BY COVENANT PRESBYTERIAN CHURCH OF LONG BEACH, CALIFORNIA, IN DEED RECORDED MAY 19,1965 AS INSTRUMENT NO. 999, OF OFFICIAL RECORDS.
APN: 7273-025-021 (PORTION)
PARCEL 8:
LOTS 15, 16, 22 AND 23, IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGE 91 ET SEQ. OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
TOGETHER WITH THAT PORTION OF THE ALLEY 10 FEET WIDE ADJOINING LOTS 15 AND 16 ON THE SOUTH LYING BETWEEN THE PROLONGATIONS OF THE EASTERLY AND WESTERLY LINES OF SAID LOTS 15 AND 16, BY 5 FEET, AS VACATED IN RESOLUTION NO. C-21081, OF THE CITY OF LONG BEACH, RECORDED APRIL 10, 1972 AS INSTRUMENT NO. 2966 AND RECORDED MAY 9, 1972 AS INSTRUMENT NO. 3947 AND ALSO TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING LOT 15 ON THE WEST AND ADJOINING LOT 16 ON THE EAST, LYING BETWEEN THE PROLONGATIONS OF THE NORTHERLY AND SOUTHERLY LINES OF SAID LOTS 15 AND 16, BY 8 FEET, RESPECTIVELY, AS VACATED IN RESOLUTION NO. C-24596, OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.
ALSO TOGETHER WITH THAT PORTION OF THE ALLEY 10 FEET WIDE ADJOINING LOTS 22 AND 23 OF THE NORTH, LYING BETWEEN THE PROLONGATIONS OF THE EASTERLY AND WESTERLY LINES OF SAID LOTS 22 AND 23, BY 5 FEET, AS VACATED IN RESOLUTION NO. C-21081, OF THE CITY OF LONG BEACH, RECORDED APRIL 10, 1972 AS INSTRUMENT NO. 2966 AND RECORDED MAY 9, 1972 AS INSTRUMENT NO. 3947 AND ALSO TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING LOT 22 ON THE EAST AND ADJOINING LOT 23 ON THE WEST, LYING BETWEEN THE PROLONGATIONS OF THE NORTHERLY AND SOUTHERLY LINES OF SAID LOTS 22 AND 23, BY 8 FEET, RESPECTIVELY, AS VACATED IN RESOLUTION NO. C-24596, OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.
EXCEPT THEREFROM ALL OIL GAS, AND OTHER HYDROCARBONS, IN AND UNDER THAT PORTION OF SAID LAND LOCATED MORE THAN 100 FEET BELOW THE SURFACE THEREOF, BUT WITH NO RIGHT OF USE OF THE SURFACE OF SAID LANDS OR ANY PORTION THEREOF WITHIN 100 FEET OF THE SURFACE, RESERVED IN DEED RECORDED MAY 19, 1965 AS INSTRUMENT NO. 999, OF OFFICIAL RECORDS.
APN: 7273-025-018 (PORTION), 7273-025-019 (PORTION), 7273-025-020 (PORTION), 7273-025-021 (PORTION)
PARCEL 9:

THE EAST 112.5 FEET OF LOTS 1 AND 3, BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 19 PAGES 91 TO 96 INCLUSIVE OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY. .
EXCEPT THEREFROM ALL OIL, GAS AND OTHER MINERAL RIGHTS IN AND UNDER SAID PROPERTY TOGETHER WITH THE EXCLUSIVE RIGHT TO USE SUCH PORTION OF SAID PROPERTY LYING MORE THAN 500 FEET BELOW THE SURFACE THEREOF FOR THE EXTRACTION OF OIL GAS AND MINERALS FROM SAID PROPERTY OR PROPERTY IN THE VICINITY THEREOF; HOWEVER, WITH NO RIGHTS OF SURFACE ENTRY WHATSOEVER. AS RESERVED TO THE GRANTOR THEREIN IN DEED EXECUTED BY SOCONY MOBIL OIL COMPANY, INC., A NEW YORK CORPORATION, SUCCESSOR BY MERGER TO GENERAL PETROLEUM CORPORATION, FORMERLY KNOWN AS GENERAL PETROLEUM CORPORATION OF CALIFORNIA, RECORDED MARCH 2, 1966.
APN: 7273-025-001
PARCEL 10:
LOTS 2 AND 4 AND THE NORTH 20 FEET OF THE LOT 6 IN BLOCK 41 OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 19, PAGE(S) 91 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
TOGETHER WITH THAT PORTION OF TRIBUNE COURT VACATED BY THE CITY OF LONG BEACH, RESOLUTION NO. 24596, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, LYING NORTHERLY OF THE EASTERLY PROLONGATION OF THE SOUTHERLY LINE FEET THE SOUTHERLY 20 FEET OF LOT 6, LYING SOUTHERLY OF THE SOUTHERLY LINE OF 7TH STREET, 80 FEET WIDE, LYING EASTERLY OF THE EASTERLY LINE OF LOTS 2, 4 AND 6 LYING WESTERLY OF THE EASTERLY LINE OF THE WEST 8 FEET OF SAID TRIBUNE COURT.
A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS OVER THE SOUTH 5 FEET OF LOT 6, AND ALL OF LOT 5, AND LOTS 7 THROUGH 28, INCLUSIVE, IN BLOCK 41 OF LONG BEACH, CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 OF PAGES 91 TO 96 INCLUSIVE OF MISCELLANEOUS RECORDS OF THE COUNTY RECORDER OF SAID COUNTY, AS GRANTED BY DOCUMENT RECORDED NOVEMBER 7, 1988, AS INSTRUMENT NO. 88-1791681, OFFICIAL RECORDS.
EXCEPT THEREFROM ALL MINERALS, GAS, OIL, PETROLEUM, NAPHTHA AND OTHER HYDROCARBON SUBSTANCES LOCATED IN AND UNDER SAID LAND BELOW A DEPTH OF 200 FEET FROM THE SURFACE THEREOF, WITHOUT RIGHT OF SURFACE ENTRY. AS RESERVED IN DEED RECORDED APRIL 16, 1993 AS INSTRUMENT NO. 93-716425 OFFICIAL RECORDS.
APN: 7273-025-014 (PORTION)

CERTIFICATE OF ACKNOWLEDGEMENT

State of _____________________

County of ____________________

On ____________ before me, ________________________________________ , a notary public, personally appeared _________________________________________________________________

___________________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

WITNESS my hand and official seal.

______________________ (Seal)
Signature
Notary Public

CERTIFICATE OF ACKNOWLEDGEMENT

State of _____________________

County of ____________________

On ____________ before me, ________________________________________ , a notary public, personally appeared _________________________________________________________________ ___________________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

WITNESS my hand and official seal.

______________________ (Seal)
Signature
Notary Public

CERTIFICATE OF ACKNOWLEDGEMENT

State of _____________________

County of ____________________

On ____________ before me, ________________________________________ , a notary public, personally appeared _________________________________________________________________ ___________________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

WITNESS my hand and official seal.

______________________ (Seal)
Signature
Notary Public

PARKING LICENSE AGREEMENT

THIS PARKING LICENSE AGREEMENT (“Agreement”) is entered into this 25th day of May, 2012, by the CITY OF LONG BEACH, a California municipal corporation (“Licensor”), pursuant to a minute order adopted by its City Council on May 1, 2012, and 6TH & PINE DEVELOPMENT, LLC, a California limited liability company (“Licensee”).
For and in consideration of the faithful performance of the terms and conditions hereinafter set forth, the parties agree as follows:
1.PARKING SPACES AND PREMISES. City hereby grants Licensee the use of not more than five hundred (500) parking spaces on all weekdays during the Term from the hours of 7:00am through 6:00pm (“Parking Spaces”) for purposes of providing parking to its tenant at the development at the corner of 6th Street and Pine Avenue, Long Beach, California, and commonly known as the “Press-Telegram Building” (the “Development”). The Parking Spaces may be located on more than one City-owned parking lot or structure, located anywhere within the City limits, as designated by City (collectively, the “Premises”). City, upon sixty (60) days advance written notice to Licensee and at its sole and absolute discretion, may relocate all or a portion of the Parking Spaces to alternate Premises located anywhere within the City limits. City shall issue to Licensee annual parking permits authorizing use of the Parking Spaces (“Permits”) in accordance with its standard procedures. City shall issue only as many Permits as Licensee requests in writing, which such total requested number of Permits may increase or decrease from month-to-month and costs associated with such Permits shall be pro-rated accordingly. This Agreement is meant to meet the parking demands of Licensee’s tenant at the Development only, and in no way shall the parking rights granted to Licensee under this Agreement be interpreted to satisfy or displace any code-required parking in connection with new construction at the Development as required by the Long Beach Municipal Code or other applicable regulations.
2.    TERM. The term of this Agreement shall commence on January 1, 2013 (the “Commencement Date”), and shall terminate at midnight on December 31, 2024, unless sooner terminated as provided herein (the “Term”). City and Licensee may mutually agree to renew this Agreement for two (2) additional five (5)-year terms. All provisions of this Agreement applicable to the original term shall apply with equal force to the extended term.
3.    PARKING PERMIT FEES. Subject to the provisions of Section 4, Licensee shall pay an annual fee equal to Six Hundred Dollars ($600) per Permit issued by City (“Parking Fee”).
4.    ADJUSTMENT TO PARKING FEES. The Parking Fee to be paid to City by Licensee for each Permit shall be adjusted annually effective on the adjustment date of January 1st, by the 12 Months Percent Change in the Consumer Price Index for All Urban Consumers, All Items, Base Period 1982-84=100, for the Los Angeles-Riverside-Orange County, CA Area, published by the United States Department of Labor, Bureau of Labor Statistics. The December Index immediately prior to the adjustment date shall be the "Current Index," and the December Index for the year previous shall be the "Beginning Index". If the Current Index is greater than the Beginning Index, the then-current rent or adjusted Parking Fee shall increase by the same percentage rounded to the nearest tenth as did the Current Index increase over the Beginning Index, so that the Parking Fee shall increase each year by the same percentage as did the Consumer Price Index. In no event shall any Parking Fee adjustment result in a Parking Fee less than that paid during the preceding period.
5.    USE OF PREMISES. The Premises shall be used during Licensee’s periods of exclusive occupancy for parking by employees of Licensee’s tenant at the Development and for no other purpose. Licensee shall not occupy, use, or grant permission to anyone to occupy or use the Premises for any unlawful purpose. Licensee shall conduct its business and activities and control its agents, employees, invitees, licensees, volunteers, and visitors in such a manner that will not create any nuisance, unreasonable annoyance or waste. On weekends and weekday overnights between the hours of 6:00pm through 7:00am the Premises shall be available to the public. Nothing contained in this Section 5 shall require Licensee to supervise, control, or be responsible for activities upon or use of the Premises by the public. Prior to issuing a parking citation to any vehicle displaying a valid Permit issued pursuant to this Agreement, City shall grant such vehicle a 30-minute grace period.
6.    CONDITION OF PREMISES. City shall deliver the Premises to Licensee paved, striped, and free of debris on the Commencement Date. Any replacement Premises designated by City pursuant to Section 1 shall also be delivered to Licensee, paved, striped and free of debris. Except as otherwise described above, City delivers the Premises to Licensee “AS IS” and with all faults.
7.    MAINTENANCE OF PREMISES. City shall provide for the ordinary care and maintenance of the Premises; provided, however, that Licensee shall be responsible for all costs associated with damage caused by Licensee’s use of the Premises beyond reasonable wear and tear.
8.    INDEMNIFICATION. Licensee shall defend, indemnify, and hold harmless City, its officers and employees (“City Indemnified Parties”) from and against all causes of actions, damage, proceedings, claims, demands, loss, liens, costs and expenses alleging injury to or death of persons, or damage to property, or any other claim of damage brought, made, filed against, imposed on or sustained by the City Indemnified Parties, or any of them, and arising from or attributable to or caused, directly or indirectly (collectively or individually, a “claim"):
(i) by the use of the Premises or any equipment or materials located thereon, or from activities conducted thereon by Licensee, its employees, invitees, agents, or by any person or persons acting on behalf of Licensee and with Licensee's knowledge and consent, express or implied during periods of Licensee’s exclusive use; or
City shall defend, indemnify, and hold harmless Licensee, its officers and employees (“Licensee Indemnified Parties”) from and against all causes of actions, damage, proceedings, claims, demands, loss, liens, costs and expenses alleging injury to or death of persons, or damage to property, or any other claim of damage brought, made, filed against, imposed on or sustained by the Licensee Indemnified Parties, or any of them, and arising from or attributable to or caused, directly or indirectly (collectively or individually, a “claim”) by the use of the Premises by the public, or the employees, agents or invitees of City or by any person or persons acting on behalf of City.
9.    INSURANCE. Upon execution of this Agreement and in partial performance of Licensee’s obligations hereunder, Licensee shall procure and maintain, at its cost, during the Term and any extensions or renewals thereof, from an insurer admitted in California or having a minimum rating of or equivalent to A:VIII in Best’s Insurance Guide:
(i)    Comprehensive General Liability insurance with a combined single limit of at least $1,000,000 for each occurrence or Two Million Dollars ($2,000,000) general aggregate. City, its officials, employees and agents shall be covered as additional insureds with respect to liability arising from activities performed by or on behalf of Licensee. Said insurance shall be primary insurance with respect to City and shall contain a cross-liability endorsement.    (ii)    “All Risk” property insurance in an amount sufficient to cover the full replacement value of Licensee’s personal property, improvements and equipment on the Premises.
(iii)    Upon the execution of this Agreement, Licensee shall deliver to City certificates of insurance with original endorsements evidencing the coverage required by this Agreement. The certificates and endorsements shall be signed by a person authorized by the insurer to bind coverage on its behalf. City reserves the right to require complete certified copies of all policies at any time.
(iv)    Said insurance shall contain an endorsement requiring thirty (30) days’ prior written notice from insurers to City before cancellation or change of coverage.
(v)    Said insurances may provide for such deductibles or self-insured retention as may be acceptable to the City Manager or his designee. In the event such insurance does provide for deductibles or self-insured retention, Licensee agrees that it will fully protect City, its officials, and employees in the same manner as these interests would have been protected had the policy or policies not contained a deductible or retention provisions. With respect to damage to property, City and Licensee hereby waive all rights of subrogation, one against the other, but only to the extent that collectible commercial insurance is available for said damage.
(vi)    Not more frequently than every two (2) years, if, in the opinion of City, or of an insurance broker retained by City, the amount of the foregoing insurance coverages is not adequate, Licensee shall increase the insurance coverage as required by City.
(vii)    The procuring of said insurance shall not be construed as a limitation on Licensee’s liability or as full performance on Licensee’s part of the indemnification and hold harmless provisions of this Agreement; and Licensee understands and agrees that, notwithstanding any insurance, Licensee’s obligation to defend, indemnify and hold City, its officials and employees harmless hereunder is for the full and total amount of any damage, injuries, loss, expense, costs or liabilities in any manner connected with or attributed to the acts or omissions of Licensee, its officers, agents, employees, patrons or visitors, or the operations conducted by Licensee, or the Licensee’s use, misuse or neglect of the Premises.
(viii)    Any modification or waiver of the insurance requirements herein shall only be made with the written approval of the City’s Risk Manager or designee.
10.    CITY’S NON-LIABILITY. Except as expressly provided for in this Agreement, City shall not be liable for any damage to Licensee or Licensee’s property or any of Licensee’s employees, agents, invitees, licensees, volunteers or visitors, and Licensee, as a material part of the consideration of this Agreement, hereby waives all claims and demands against City for any such damage, to the extent allowed by law, except to the extent that such damage is caused by City’s negligence. Licensee assumes all risk of theft, misappropriation, damage, injury, claims or losses of its personal property kept, stored, held, placed or otherwise left on the Premises, except as expressly provided for in this Agreement. Licensee shall not be responsible for theft, misappropriation, damage, injury, claims or losses of personal property belonging to members of the public.
11.    ASSIGNMENT AND SUBLETTING. Licensee may not assign or sub-license the Premises without the express written consent of the City, which may be withheld at City’s sole discretion. Notwithstanding the preceding sentence,

Licensee may assign this Agreement to a purchaser of the Development. No assumption or sub-licensing of this Agreement will be effective without the express written assumption by such assignee of the obligations of Licensee under this Agreement, nor shall such sub-licensing or assignment alter the primary liability of Licensee for the payment of Parking Fees or for the performance of any other obligations to be performed by Licensee.
12.    TAXES. Licensee shall pay all assessments or real estate taxes or possessory interest taxes, if any, levied against the Premises due to Licensee’s periods of exclusive use; provided that Licensee shall only be responsible for its pro-rata share of taxes levied against the Premises.
13.    INSPECTION AND ENTRY. City shall have the right, at all reasonable times, to enter the Premises to inspect them to determine if Licensee is complying with the terms, covenants and conditions of this Agreement, to comply with any law, order, or requirement of any governmental authority, and to serve or post any notice.
14.    DEFAULT. The occurrence of any one or more of the following acts shall constitute a default by Licensee, if said failure is not cured within thrity (30) days after City gives notice to Licensee of said failure:
(i)    Failure to use the Premises as described in Section 5;
(ii)    Failure to pay Parking Fees;
(iii)    Failure to maintain the insurance required herein;
(iv)    Failure to execute a Lease with Molina Health Care Group respecting the Development with a term of at least ten (10) years;

(iv)    Failure to comply with any applicable law, rule, ordinance, or regulation; or
(v)    Any failure to perform any other term, covenant, or condition of this Agreement not specifically identified in this Section or in elsewhere in this Agreement. If the default cannot reasonably be cured in thirty (30) days, then Licensee shall not be in default if Licensee begins to cure within said period and diligently proceeds to cure to completion; provided that in no event shall such cure period extend beyond ninety (90) days.
15.    NOTICE. Any notice or request given under this Agreement shall be in writing and personally delivered or deposited in the U.S. Postal Service, postage prepaid, first class, addressed as follows:

To City:        City of Long Beach
333 West Ocean Boulevard, 13th Floor
Long Beach, CA 90802
Attn: City Manager

To Licensee:        6th & Pine Development, LLC
741 Atlantic Avenue
Long Beach, CA 90813
Attn: Michelle Molina

Notice shall be effective on the date of personal delivery or deposit in the mail, whichever first occurs. Notice of change of address or the person to whom notice shall be directed shall be given in the manner prescribed herein.
16.    NO WAIVER. The failure or delay of either party to insist on strict enforcement of any term, covenant, or condition herein shall not be deemed a waiver of any right or remedy either party may have and shall not be deemed a waiver of any subsequent or other breach of any term, covenant, or condition. Any waiver or permission of any kind by either party shall be in writing and signed to be effective.
17.    SURRENDER OF PREMISES. On the expiration or sooner termination of this Agreement, Licensee shall deliver to City possession of the Premises. Licensee shall remove its equipment, supplies and other items so as to leave the Premises in a condition which does not damage the Premises and the improvements thereto in any way.
18.    CITY'S RIGHT TO RE-ENTER ON TERMINATION OR EXPIRATION. Licensee shall peaceably deliver possession of the Premises to City on the date of expiration or sooner termination of this Agreement. On giving notice of termination to Licensee, City shall have the right to re-enter and take possession of the Premises on the date such termination becomes effective without further notice of any kind and without instituting summary or regular legal proceedings.

19.    RELOCATION WAIVER. Licensee expressly waives any rights to relocation benefits or other compensation pursuant to the California Relocation Act or applicable laws governing eminent domain.
20.    PERMANENT PARKING. City and Licensee agree to work together in good faith to identify property suitable to provide for permanent parking for the Development, whether publicly-owned or privately-owned, it being the intent of the parties that such permanent parking would replace the Parking Spaces provided pursuant to this Agreement.
21.    MISCELLANEOUS.
A.    Each party shall bear its own costs and expenses in connection with the preparation of this Agreement. In the event any action is brought with respect to theenforcement of this Agreement, the prevailing party shall be entitled to recover its costs and expenses from the other party, including, but not limited to, attorney's fees and court costs.
B.    This Agreement shall be binding on and inure to the benefit of the parties and their successors, heirs, personal representatives, and all of the parties shall be jointly and severally liable hereunder.
C.    This Agreement constitutes the entire understanding between the parties and supersedes all prior negotiations, agreements and understandings, oral or written, with respect to the subject matter hereof.
D.    This Agreement may not be amended except in a writing duly executed by both parties.

E.    This Agreement shall be governed by and construed under the laws of the State of California, and no choice of laws or principles thereof shall apply.
F.    The captions and numbers herein and the grouping of the provisions of this Agreement into separate sections and paragraphs are for the purpose of convenience only and shall not be considered a part hereof, and shall have no effect on the interpretation of this Agreement.
G.    If any term, covenant, or condition of this Agreement is found to be invalid, ineffective, void, or unenforceable for any reason by a court of competent jurisdiction, the remaining terms, covenants and conditions shall remain in full force and effect.
H.    Time is of the essence in this Agreement and all of its provisions.
I.    This Agreement shall not be recorded.
J.    The relationship of the parties hereto is that of City and Licensee, and the parties agree that nothing contained in this Agreement shall be deemed or construed as creating a partnership, joint venture, principal-agent relationship, association, or employer-employee relationship between them or between City and any third party.
K.    This Agreement is created as a joint effort between the parties and fully negotiated as to its terms covenants and conditions. This Agreement shall not be construed against either party as the drafter.
L.    Each provision of this Agreement shall be deemed both a covenant and a condition.

M.    This Agreement is created for the benefit of the parties only and is not intended to benefit any third person or entity.
N.    Where consent or approval is required from either Licensee or City by the provisions of this Agreement, the giving of consent or approval shall not be unreasonably withheld or delayed by the party from whom consent or approval is required.
O.    All exhibits to this Agreement are hereby incorporated herein by reference.

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IN WITNESS WHEREOF, the parties have caused this document to be duly executed as of the date first stated above.

CITY OF LONG BEACH, a California municipal corporation
Dated:            By:
Name:
Title:
CITY

6TH & PINE DEVELOPMENT, LLC, a California limited liability company
Dated:            By:
Name:
Title:

LICENSEE

The foregoing Agreement is hereby approved as to form this             day of                                                 , 2012.
ROBERT E. SHANNON, City Attorney

By

     Deputy City Attorney

RFA;abcl
#07-03978

ESTOPPEL AND AGREEMENT REGARDING PARKING AGREEMENT

This ESTOPPEL AND AGREEMENT REGADING PARKING AGREEMENT (this "Agreement") dated __________, 2013, is made among 6TH & PINE DEVELOPMENT, LLC, a California limited liability company, whose address is 741 Atlantic Avenue, Long Beach, California 90813 ("Licensee"), the CITY OF LONG BEACH, a California municipal corporation, whose address is 333 West Ocean Boulevard, 13th Floor, Long Beach, California 90802 (the "City"), and MOLINA HEALTHCARE, INC., a Delaware corporation, whose address is 200 Oceangate, Suite 100, Long Beach, California 90802, Attention: General Counsel (“Tenant”).
WHEREAS, Tenant and Licensee have entered into an Office Building Lease–Full Service Gross–Single Tenant Building(s), dated as of February 28, 2013 (the "Lease"), a Memorandum of which is to be recorded in the Official Records of Los Angeles County, California covering, among other property, the land (the "Land") described in Exhibit "A" which is attached hereto and incorporated herein by reference, and the improvements ("Improvements") thereon (or to be built thereon) (such Land and Improvements being herein together called the "Property");
WHEREAS, Licensee is the licensee under a Parking License Agreement by and between the City and Licensee entered into as of May 25, 2012 (as the same may from time to time be renewed, extended, amended or supplemented, the "Parking Agreement"), covering the use of up to five hundred (500) parking spaces located at one or more City-owned parking lots or structures, located within the City of Long Beach, California (herein referred to as the "Parking Premises"); and
WHEREAS, the term the "City" as used herein means the present licensor under the Parking Agreement, or, if the licensor's interest is transferred or assigned in any manner, the successor(s) or assign(s) occupying the position of licensor under the Parking Agreement at the time in question.
NOW THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Estoppel Certificate. The City and Licensee agree to execute and deliver from time to time, upon the reasonable request of the other party or of Tenant, a certificate regarding the status of the Parking Agreement, consisting of statements, if true (or if not, specifying why not), (a) that the Parking Agreement is in full force and effect, (b) the date through which payments have been paid, (c) the nature of any amendments or modifications of the Parking Agreement, (d) to the best of the City’s and Licensee's knowledge, respectively, no default exists under the Parking Agreement, (e) to the best of the City’s and Licensee's knowledge, respectively, no setoffs, recoupments, estoppels, claims or counterclaims exist against the City, and (f) such other matters as may be reasonably requested.
2.    Acknowledgement and Agreement by the City. The City acknowledges and agrees as follows:

(a)    From and after the date hereof, in the event of a default by the Licensee under the Parking Agreement, the City shall give Tenant notice of such default concurrently at the time of delivery of notice of such default to the Licensee, and shall afford Tenant an opportunity to cure such default prior to termination of the Parking Agreement by the City, all pursuant to Section 14 of the Parking Agreement; provided, however, that Tenant shall have no duty or obligation to cure or remedy any breach or default. Notwithstanding the terms of the Parking Agreement, the City hereby grants Tenant, in addition to the period given to Licensee for remedying defaults, an additional thirty (30) days to remedy, or cause to be remedied, any such default. It is specifically agreed that the City shall not, as to Tenant, require cure of any such default which is personal to Licensee, and therefore not susceptible to cure by Tenant. In the event that such default shall be cured, either by Tenant or by Licensee, the City agrees that Tenant’s use of the Parking Premises pursuant to the Parking Agreement shall not be disturbed and that the Parking Agreement shall not be subject to termination as a result of the occurrence of such default, which is cured either by Tenant or Licensee. The City shall accept performance by Tenant of any term, covenant, condition or agreement to be performed by Licensee under the Parking Agreement with the same force and effect as though performed by Licensee. No Licensee default under the Parking Agreement shall exist or shall be deemed to exist as long as Tenant, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure; provided that in no event shall such cure period exceed ninety (90) days.
(b)    In the event of the termination of the Parking Agreement by reason of any default thereunder by Licensee, upon Tenant's written request, given within thirty (30) days after any such termination, the City, within fifteen (15) days after receipt of such request, shall execute and deliver to Tenant a new lease of the Parking Premises for the remainder of the term of the Parking Agreement upon all of the terms, covenants and conditions of the Parking Agreement. Tenant shall not become liable under the Parking Agreement unless and until Tenant becomes, and then only with respect to periods in which the Tenant succeeds to the interests of Licensee under the Parking Agreement.
(c)    The City shall send a copy of any notice or statement under the Parking Agreement to Tenant at the same time such notice or statement is sent to Licensee if such notice or statement has a material impact on the economic terms, operating covenants or duration of the Parking Agreement. The City represents and warrants to Tenant that a true and complete copy of the Parking Agreement has been delivered by the City to Tenant.
3.    Acknowledgment and Agreement by Licensee. Licensee, as licensee under the Parking Agreement, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Tenant of any of its rights under the Lease, or in any way release Licensee from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Lease; and (b) the provisions of the Lease remain in full force and effect and must be complied with by Licensee. Licensee shall send a copy of any notice or statement under the Parking Agreement to Tenant at the same time such notice or statement is sent the City if such notice or statement has a material impact on the economic terms, operating covenants or duration of the Parking Agreement.

4.    Parking Agreement Status. The City and Licensee certify to Tenant that neither the City nor Licensee has knowledge of any default on the part of the other under the Parking Agreement, that the Parking Agreement is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Parking Premises, that the Parking Agreement has not been modified or amended and that all of the agreements and provisions therein contained are in full force and effect.
5.    Notices. All notices, request, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the beginning of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Paragraph 5 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Parking Agreement or to require giving notice or demand to or upon any persons in any situation or for any person.

6.    Miscellaneous.
(a)    Nothing contained in this Agreement shall be construed to derogate from or in any way impair, or affect the estate and rights created pursuant to the Lease.
(b)    This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any subsequent owner of the Property, and its heirs, personal representatives, successors and assigns; provided, however, that in such event, the Parking Agreement shall remain in full force and effect, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Licensee's interest is assigned or transferred; and provided further that the interest of Licensee under this Agreement may not be assigned or transferred without the prior written consent of Tenant and the City.
(c)    THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF CALIFORNIA.
(d)    The words "herein", "hereof", "hereunder" and other similar compounds of the word "here" as used in this Agreement refer to this entire Agreement and not to any particular section or provision.
(e)    This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.
(f)    If any provision of the Agreement, shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegibility, or unenforceability did not exist.
(g)    Each individual executing this Agreement on behalf of the parties hereto represents and warrants that s/he is duly authorized to execute and deliver this Agreement on behalf of such entity, and that this Agreement is binding upon such party, in accordance with the terms of this Agreement.
(h)    This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument.
[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.
LICENSEE:

6TH & PINE DEVELOPMENT, LLC,
a California limited partnership

By:    _____________________
Name:    _____________________
Title:    _____________________

CITY:

CITY OF LONG BEACH, a California municipal corporation

By: _________________________
Name:_______________________
Title:________________________

Approved as to Form:

By:    ______________________________
Title:    Deputy City Attorney

Attest:

By:    _______________________________
Title:    City Clerk

TENANT:

MOLINA HEALTHCARE, INC.,
a Delaware corporation

By:    _____________________
Name:    _____________________
Title:    _____________________